AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 19, 2026

Registration No. 333_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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JAB Acquisition Corp I
(Exact name of registrant as specified in its charter)

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Cayman Islands	6770	[•]
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

270 Sylvan Ave., Ste. 2230
Englewood Cliffs, NJ 07632
(332)-203-6124

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Joshua Jagid
Chief Executive Officer
270 Sylvan Ave., Ste. 2230
Englewood Cliffs, NJ 07632
(332) 203-6124
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________

Copies to:

Elliot H. Lutzker, Esq. Mark Goldenberg, Esq. Davidoff Hutcher & Citron LLP 605 3rd Ave New York, NY 10158 (646) 557-7200	Ross Carmel, Esq. Avital Perlman, Esq. Sichenzia Ross Ference Carmel LLP 1185 6th Ave, 26th Floor New York, NY 10036 (212) 930-9700

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MAY 19, 2026

JAB Acquisition Corp I

15,000,000 Units

JAB Acquisition Corp I is a newly incorporated blank check company incorporated and registered in the Cayman Islands as an exempted company with limited liability for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to identify and acquire a business where we believe our management teams’ and our affiliates’ expertise will provide us with a competitive advantage, including technology, healthcare and logistics industries. We will seek to acquire one or more businesses with an aggregate enterprise value of $150 million or greater, although, if we believe it is in the best interests of our shareholders, we may pursue a business combination with a target below that size.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one Class A ordinary share, par value $0.0001 per share, one redeemable warrant and one right to receive one-fourth (1/4th) of one Class A ordinary share upon the consummation of an initial business combination, as described in more detail in this prospectus. Each warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus. Only whole rights are exercisable. The warrants will become exercisable on the later of: (a) 12 months from the date hereof, or (b) the completion of our initial business combination and will expire five years after the completion of our initial business combination or earlier upon redemption or liquidation, as described in this prospectus. This prospectus also relates to the issuance of an aggregate of 7,500,000 Class A ordinary shares issuable upon exercise of such warrants. No fractional rights will be issued upon separation of the units. We refer to the rights included in the units as “rights” and the warrants included in the units as “warrants.” We have also granted the underwriters a 45-day option to purchase up to an additional 2,250,000 units to cover over-allotments, if any.

We will provide our public shareholders (other than our initial shareholders, directors and officers) with the opportunity to redeem, regardless of whether they abstain, vote for, or vote against, our initial business combination, all or a portion of their Class A ordinary shares that are sold as part of the units in this offering, which we refer to collectively as our public shares, upon the completion of our initial business combination at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (less taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The proceeds placed in the trust account and the interest earned thereon will not be used to pay any possible excise tax or any other fees or taxes that may be levied on the Company pursuant to any current, pending or future rules or laws, including without limitation any excise tax due under the Inflation Reduction Act of 2022 on any redemptions or share buybacks by our Company. See “Summary — The Offering — Redemption rights for public shareholders upon completion of our initial business combination” and “Summary — The Offering — Redemption of public shares and distribution and liquidation if no initial business combination” for more information. Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), is restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We will have 12 months from the closing of this offering or we may extend the initial 12-month time period for no more than two (2) three-month periods to consummate an initial business combination by depositing an additional $0.10 per share then outstanding for each three-month period into the trust account. In addition, our shareholders can vote at any time to amend our amended and restated memorandum and articles of association to extend the amount of time we will have to complete an initial business combination, in each case as further described herein. There is no limit on the number of times our shareholders can vote to amend our amended and restated memorandum and articles of association to extend the amount of time we will have to complete an initial business combination and any such extension may be for any amount of time. We refer to the time period we have to complete an initial business combination, as it may be extended as described above, as the “completion window”. If our completion window is extended by an amendment to our amended and restated memorandum and articles of association, our shareholders will be entitled to vote on such amendment and to redeem their shares in connection with any such extension regardless of whether they abstain, vote in favor of or vote against such extension.

Our sponsor, JAB Acquisition Sponsor I, LLC, has committed to purchase an aggregate of 260,000 units at a price of $10.00 per unit for an aggregate purchase price of $2,600,000 (“private units”). Each private unit consists of one Ordinary Share, one redeemable warrant to purchase one Class A ordinary share at a price of $11.50 per share (the Private Warrant”) and one right (the “Private Right(s)”) to receive one-fourth (1/4) of one Ordinary Share. The private units will be sold in a private placement that will close simultaneously with the closing of this offering, including the over-allotment option, as applicable.

On March 19, 2026, our sponsor purchased, and the Company issued to the sponsor, 9,857,143 Class B ordinary shares (“founder shares”) for an aggregate purchase price of $25,000. To the extent the over-allotment option is not exercised, the founder shares (in accordance with the amended and restated memorandum and articles of association) shall be surrendered by the sponsor for no consideration so that the sponsor will own 35% of our outstanding ordinary shares following the closing of this offering (exclusive of any Class A ordinary shares that are included in the private units). Accordingly, up to 1,285,714 of the founder shares may be surrendered by the sponsor in connection with the closing of this offering. The sponsor is deemed to have purchased the founder shares for $0.002 per share. The Class B ordinary shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination, or at any time prior thereto at the option of the holder thereof, on a one-for-one basis, subject to adjustment as provided herein. Because our sponsor acquired the Class B ordinary shares at a nominal price, our public shareholders will incur an immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the warrants or rights included in the units. In the case that additional Class A ordinary shares, or equity-linked securities (as described herein), are issued or deemed issued in excess of the amounts issued in this offering (including pursuant to the over-allotment option) and related to or in connection with the consummation of our initial business combination, the ratio at which the Class B ordinary shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance), so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, approximately 35% of the sum of (i) the total number of all Class A ordinary shares outstanding upon the completion of this offering (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding the Class A ordinary shares that are included within the private units), plus (ii) all Class A ordinary shares and equity-linked securities issued or deemed issued, in connection with the closing of the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination and any units issued to our sponsor or any of its affiliates or to our officers or directors upon conversion of working capital loans made to the company) minus (iii) any redemptions of Class A ordinary shares by public shareholders in connection with an initial business combination or certain amendments to the Company’s articles of association; provided that such conversion of founder shares will never occur on a less than one-for-one basis. Prior to or in connection with the closing of our initial business combination, only holders of our Class B ordinary shares (i) will have the right to vote to appoint and remove directors prior to the completion of our initial business combination; and (ii) will be entitled to vote on continuing our company in a jurisdiction outside the Cayman Islands (including any special resolution required to adopt new constitutional documents as a result of our approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). On any other matters submitted to a vote of our shareholders prior to or in connection with the completion of our initial business combination, holders of the Class B ordinary shares and holders of the Class A ordinary shares will vote together as a single class, except as required by law. See “Summary — Sponsor Information” for further discussion on our sponsor’s and our affiliates’ securities; “Summary — The Offering — Transfer restrictions on founder shares,” “Summary — The Offering — Founder shares conversion and anti-dilution rights,” “Summary — The Offering — Appointment and removal of directors and continuing the company outside of the Cayman Islands; Voting Rights,” “Risk Factors — Risks Relating to our Securities — The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination,” and “Risk Factors — We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the founder shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained therein. Any such issuances would dilute the interest of our shareholders and likely present other risks.”

Because our sponsor acquired the founder shares at a nominal price, our public shareholders will incur an immediate and material dilution upon the closing of this offering. Further, the Class A ordinary shares issuable in connection with the conversion of the founder shares may result in material dilution to our public shareholders due to the anti-dilution rights of our founder shares that may result in an issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion. Public shareholders will experience additional dilution from the issuance of the shares (the “private shares”) underlying the private units. Further, upon exercise of the warrants underlying the private units (the “private warrants”), we will issue an aggregate of 260,000 Class A ordinary shares. In addition, we may obtain loans to fund our working capital requirements that may be convertible into units of the post-business combination entity to be issued on substantially the same terms as the private units. Accordingly, additional shares in the post-business combination entity may be issued in connection with the conversion of such working capital loans into units and upon exercise of any warrants underlying such units. The conversion of working capital loans into units and the exercise of the underlying warrants would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. See the section titled “Risk Factors — Risks Relating to our Securities — The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to materially decline.”

The following table illustrates the difference between the public offering price per unit (adjusted to include the value of the rights) and our net tangible book value per share (“NTBV”), as adjusted to give effect to this offering and assuming the redemption of our public shares at varying levels and the exercise in full and no exercise of the over-allotment option. See the section titled “Dilution” for more information.

Net Tangible Book Value Per Share, as Adjusted As of March 24, 2026
Offering Price of $10.00 per Unit		25% of Maximum Redemptions		50% of Maximum Redemptions		75% of Maximum Redemptions		Maximum Redemptions
NTBV	Difference Between NTBV and Offering Price	NTBV	Difference Between NTBV and Offering Price	NTBV	Difference Between NTBV and Offering Price	NTBV	Difference Between NTBV and Offering Price	NTBV	Difference Between NTBV and Offering Price
Assuming Full Exercise of Over-Allotment Option
$6.01	$3.99	$5.29	$4.71	$4.26	$5.74	$2.66	$7.34	$0.00	$10.001
Assuming No Exercise of Over-Allotment Option
$5.95	$4.05	$5.23	$4.77	$4.20	$80	$2.59	$7.41	$0.00	$10.00

Our sponsor and members of our management team will directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Additionally, each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. As a result, there may be actual or potential material conflicts of interest between our sponsor and our management team and their respective affiliates on the one hand, and purchasers in this offering on the other. See the sections titled “Summary — The Offering — Conflicts of Interest”, “Proposed Business — Sourcing of Potential Business Combination Targets” and “Management — Conflicts of Interest” for more information.

As more fully discussed in “Management — Conflicts of Interest,” each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. The low price that our sponsor and, indirectly through our sponsor, certain executive officers and directors paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we are unable to complete our initial business combination within the completion window, the founder shares and private units may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. If we agree to pay our sponsor or a member of our management team a finder’s fee, advisory fee, consulting fee or success fee in order to effectuate the completion of our initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as any such fee may not be paid unless we consummate such business combination. We may also engage our sponsor or an affiliate of our sponsor as an advisor or otherwise in connection with our initial business combination and certain other transactions and pay such person or entity a salary or fee in an amount that constitutes a market standard for comparable transactions. Any such salary or fee would be paid using available working capital funds (including proceeds from any promissory notes issued by us and funds released from the trust account upon completion of our initial business combination). As of the date of this prospectus, no arrangements are currently in place with respect to the payment of any finder’s fee, advisory fee, consulting fee or success fee in order to effectuate the completion of our initial business combination, or with respect to the payment of a salary or other fee to our sponsor or an affiliate of our sponsor as an advisor or otherwise in connection with our initial business combination or any other transaction. See the sections titled “Summary — Sponsor Information” for further discussion on our sponsor’s and affiliate’s compensation; “Proposed Business — Sponsor Information” and “Certain Relationships and Related Party Transactions” for more information.

The following table sets forth the payments to be received by our promoters and our sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its affiliates. See the section titled “Summary — Sourcing of Potential Business Combination Targets,” “Summary — Conflicts of Interest,” “Proposed Business — Sourcing of Potential Initial Business Combination Targets”, “Management — Conflicts of Interest,” “Management — Executive Officer and Director Compensation,” “Certain Relationships and Related Party Transactions,” “Description of Securities — Private Units,” “Description of Securities — Private Placement Units,” “Description of Securities — Founder Shares”, “Description of Securities — Registration Rights,” and “Risks Relating to our Search for, and Consummation of or Inability to Consummate, a Business Combination — Since our sponsor, officers and directors, and any other holders of our founder shares, including any non-managing sponsor members, may lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination” for more information.

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
JAB Acquisition Sponsor I, LLC	9,857,143 Class B ordinary shares(1)	$25,000
	260,000 private units to be purchased simultaneously with the closing of this offering	$2,600,000
	$10,000 per month to an affiliate of the sponsor, commencing on the first date on which our securities are listed on Nasdaq	Office space, utilities and secretarial and administrative services
	Up to $300,000	Repayment of loans made to us to cover offering related and organizational expenses

Up to $600,000 in working capital loans, which loans may be converted into units (issued on substantially equivalent terms to the private units) of the post-business combination entity at the price of $10.00 per unit

		Working capital loans to finance transaction costs in connection with an initial business combination

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
JAB Acquisition Sponsor I, LLC, our officers, directors, advisor or our or their affiliates	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Services in connection with identifying, investigating and completing an initial business combination
Holders of Class B ordinary shares	Anti-dilution protection upon conversion into Class A ordinary shares at a greater than one-to-one ratio	Issuance of the Class A ordinary shares issuable in connection with the conversion of the founder shares on a greater than one-to-one basis upon conversion
JAB Acquisition Sponsor I, LLC, our officers, directors, advisor or our or their affiliates	Finder’s fees, advisory fees, consulting fees, or success fees

Any services in order to effectuate the completion of our initial business, which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account

We may engage our sponsor or an affiliate of our sponsor as an advisor or otherwise in connection with our initial business combination and certain other transactions and pay such person or entity a fee in an amount that constitutes a market standard for comparable transactions

D. Boral Capital LLC	1,000,000 representative shares (as defined below); $1,000,000 in cash and 7% deferred underwriting commissions, not to exceed $3,000,000	Underwriter compensation in connection with this offering
JAB Acquisition Sponsor I, LLC	9,857,143 founder shares	Nominal purchase price of $0.002 per share
Joshua Jagid	1,314,282 founder shares (indirect interest through sponsor membership)	Nominal purchase price of $0.002 per share
Jack Bressman	657,221 founder shares (indirect interest through sponsor membership)	Nominal purchase price of $0.002 per share
Luisa Ingargiola	35,000 private placement shares	Services Rendered
David Pfeffer	30,000 private placement shares	Services Rendered
Kyle Miller	30,000 private placement shares	Services Rendered

Of the proceeds we receive from this offering and the sale of the private units described in this prospectus, $150,000,000, or $172,500,000 if the underwriters’ overallotment option is exercised in full ($10.00 per unit in either case), will be placed in a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee.

Currently, there is no public market for our units, Class A ordinary shares, warrants or rights. We intend to apply to have our units listed on The Nasdaq Global Market, or Nasdaq, under the symbol “JABU,” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq. We expect the Class A ordinary shares, warrants and rights comprising the units to begin separate trading on the 52nd day following the date of this prospectus unless D. Boral Capital, the representative of the underwriters, informs us of its decision to allow earlier separate trading, subject to our satisfaction of certain conditions as described further herein. Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares, warrants and rights will be listed on Nasdaq under the symbols “JAB,” “JABW” and “JABRR” respectively.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 44 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation, whether directly or indirectly, is being made or may be made to the public in the Cayman Islands to subscribe for any of our securities.

	Per Unit	Total
Public offering price	$10.00	$150,000,000
Underwriting discounts and commissions(1)	$0.70	$10,500,000
Proceeds, before expenses, to us	$9.30	$139,500,000

____________

(1)      The representative of the underwriters or its designees will receive (i) an aggregate of 1,000,000 Class A ordinary shares (whether or not the over-allotment option is exercised), which we refer to herein as the “representative shares,” as compensation in connection with this offering and (ii) deferred underwriting commissions equal to 7.0% of the gross proceeds remaining in the trust account following redemptions, not to exceed $3,000,000 in the aggregate (whether or not the over-allotment option is exercised), to be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the representative of the underwriters for its own account concurrently with completion of an initial business combination in the amounts set forth above, as described in this prospectus. Excludes a cash payment of $1,000,000 (whether or not the over-allotment option is exercised) and certain fees and expenses payable to the underwriters in connection with this offering. See also “Underwriting” for a description of compensation and other items of value payable to the underwriters.

The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about             , 2026.

Sole Book-Running Manager

D. Boral Capital LLC

            , 2026

We are responsible for the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information that is different from or inconsistent with that contained in this prospectus. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Trademarks

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•        “we,” “us,” “Company” or “our Company” are to JAB Acquisition Corp I, a Cayman Islands exempted company;

•        “D. Boral Capital” are to D. Boral Capital LLC, the sole book-running manager for the offering;

•        “Class A ordinary shares” are to the Class A ordinary shares of par value $0.0001 in the capital of the company;

•        “Class B ordinary shares” are to the Class B ordinary shares of par value $0.0001 in the capital of the company;

•        “Companies Act” are to the Companies Act (Revised) of the Cayman Islands as the same may be amended from time to time;

•        “Combined Company” is to JAB Acquisition Corp I and the entity it combines with upon its initial business combination;

•        “completion window” are to the period of time (a) commencing on, and including, the closing date of this offering; and (b) ending on either (i) the date that is 12 months after the closing date of this offering (or by extending the initial period for no more than two (2) three-month periods by depositing an additional $0.10 per share then outstanding for each three-month period into the trust account); or (ii) such earlier date as the directors may approve in accordance with the our amended and restated memorandum and articles of association or such later date as our shareholders may approve in accordance with our amended and restated memorandum and articles of association. Our shareholders can vote at any time to amend our amended and restated memorandum and articles of association to modify the amount of time we will have to complete an initial business combination, in which case our public shareholders (other than our initial shareholders, directors and officers) will be offered an opportunity to redeem their public shares in accordance with our amended and restated memorandum and articles of association;

•        “Equity-linked securities” are to any debt or equity securities that are convertible, exercisable or exchangeable for Class A ordinary shares issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt;

•        “founder shares” are to Class B ordinary shares initially purchased by our sponsor in a private placement prior to this offering and the Class A ordinary shares that will be issued upon the automatic conversion of the Class B ordinary shares concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holders thereof as described herein (for the avoidance of doubt, such Class A ordinary shares will not be “public shares”);

•        “initial shareholders” are to our sponsor and any other holders of our shares immediately prior consummation of this offering;

•        “Investment Company Act” are to the Investment Company Act of 1940, as amended;

•        “management” or our “management team” are to our officers and directors;

•        “non-managing sponsor member” means members of the sponsor, who are not affiliated with any member of our management or other members of our sponsor;

•        “ordinary resolution” are to resolutions passed (a) by a simple majority of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled; or (b) in writing by all of the shareholders entitled to vote on such matter at a general meeting of the company (or such lower threshold as may be allowed under the Companies Act from time to time);

•        “ordinary shares” are to our Class A ordinary shares and our Class B ordinary shares, collectively;

•        “private shares” are to the Class A ordinary shares included in the private units;

•        “private units” or “private placement units” are to the units issued to our sponsor in a private placement simultaneously with the closing of this offering;

•        “private warrants” are to the warrants included in the private units;

•        “public shares” are to Class A ordinary shares sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•        “public shareholders” are to the holders of our public shares, including our initial shareholders, our management team and any non-managing sponsor members to the extent our initial shareholders, members of our management team or any non-managing sponsor members purchase public shares, provided that the each initial shareholder’s, member of our management team’s or any non-managing sponsor members’ status as a “public shareholder” will only exist with respect to such public shares;

•        “public warrants” are to the warrants sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•        “rights” are to the rights which are being sold as part of the units in this offering and in the private placement to the sponsor;

•        “representative shares” are to the 1,000,000 Class A ordinary shares to be issued to the underwriters or their designees upon the closing of this offering as compensation in connection with this offering;

•        “SPACs” are to special purpose acquisition companies;

•        “Special resolution” are to resolutions passed in accordance with the Companies Act and our amended and restated memorandum and articles of association, being a resolution: (a) passed by a majority of at least two-thirds (or such other threshold as may be specified under the Companies Act from time to time), other than with respect to amending either of articles 30.1 or 48.2 of our amended and restated memorandum and articles of association (except where such amendment is proposed in respect of the consummation of our initial business combination) where such majority shall be at least ninety per cent (90%), of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled; or (b) approved in writing by all of the shareholders entitled to vote at a general meeting of the company (or such lower threshold as may be allowed under the Companies Act from time to time);

•        “sponsor” are to JAB Acquisition Sponsor I, LLC, a Delaware limited liability company, which was recently formed to serve as the sponsor of our company, as further discussed under “Our Sponsor” below;

•        “taxes payable” are to any taxes applicable to us, provided, however, that the proceeds placed in the trust account and the interest earned thereon will not be used to pay for possible excise tax or any other similar fees or taxes that may be levied on us pursuant to any current, pending or future rules or laws, including without limitation any excise tax due under the Inflation Reduction Act of 2022 on any redemptions or share buybacks by our company;

•        “trust account” is a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee, where substantially all of the proceeds from the sale of the units in this offering and the sale of the private units will be deposited.

•        “underwriters’ option to purchase additional units” are to the underwriters’ 45-day option to purchase up to an additional 2,250,000 units to cover over-allotments, if any;

•        “warrants” are to our public warrants, private warrants and working capital warrants, if any;

•        “warrant exercise date” are to the date on which the warrants will become exercisable, which is the later of (a) 12 months from the date hereof, or (b) the completion of our initial business combination;

•        “warrant expiration date” are to the date on which the warrants expire, which is five years after the completion of our initial business combination or earlier upon redemption or liquidation; and

•        “working capital warrants” are to the warrants that are components of the units issuable upon conversion of working capital loans.

Any forfeiture of shares described in this prospectus will take effect as a surrender of shares for no consideration of such shares as a matter of Cayman Islands law. Any conversion of the Class B ordinary shares described in this prospectus will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. Any share dividends described in this prospectus will take effect as share capitalizations as a matter of Cayman Islands law.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

OUR COMPANY

We are a newly incorporated blank check company incorporated as a Cayman Islands exempted company March 10, 2026 for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and neither we nor anyone on our behalf has engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination.

While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus on industries that complement our management team’s background, and to capitalize on the ability of our management team to identify and acquire a business. We will seek to acquire one or more businesses with an aggregate enterprise value of $200 million or greater, although, if we believe it is in the best interests of our shareholders, we may pursue a business combination with a target below that size.

Our Management Team

Our management team is led by Joshua Jagid, our Chairman and Chief Executive Officer, and Jack Bressman, our Chief Operating Officer, Interim Chief Financial Officer and a director.

Joshua Jagid

Joshua Jagid is the Chief Executive Officer and Chairman of the Board of the Company. Mr. Jagid is an entrepreneur and senior executive with approximately 30 years of experience founding, building and scaling businesses in performance marketing, customer acquisition and data-driven services.

From December 2021 to May 2025, Mr. Jagid served as Managing Director at Tranzact, Inc., a data-driven performance marketing and customer acquisition company and successor to Quantum 3 Media. In this role, he contributed to operational leadership and strategic initiatives following the acquisition of Quantum 3 Media and during a period of continued growth.

Mr. Jagid founded Quantum 3 Media in November 2012 and served as its Chief Executive Officer through its acquisition by Tranzact, Inc., a subsidiary of Willis Towers Watson plc, in December 2021. Under his leadership, the company developed a data-driven platform providing consumer intelligence solutions to large organizations, enabling more efficient customer acquisition, retention and monetization.

From the early 2000s through 2011, Mr. Jagid founded and led additional ventures, including TranSend, Inc. and Member’s Edge, LLC (also known as Save-A-Sale), which focused on customer acquisition, analytics and consumer engagement solutions.

Mr. Jagid co-founded Intersections Inc. (formerly CreditComm Services, LLC) in 1996, a provider of consumer identity protection and credit monitoring services. Intersections completed its initial public offering in 1999 and traded on the Nasdaq (Nasdaq: INTX) until its merger with Aura, Inc. in 2019. During his tenure, the company scaled significantly through partnerships with major financial institutions.

Mr. Jagid began his career in finance and investment banking, serving as a Director at Loeb Partners Corporation from June 1995 to September 2001.

Over the course of his career, Mr. Jagid has founded and led multiple businesses, developed relationships with strategic partners and institutional investors, and participated in complex transactions, including mergers, acquisitions and integrations. His experience building and scaling data-driven platforms, particularly within regulated industries, informs the Company’s acquisition strategy, including target identification, evaluation and post-transaction value creation.

Mr. Jagid graduated from Tulane University in 1995 with a Bachelor of Science degree in Finance and Accounting.

Jack Bressman

Jack Bressman is the Chief Operating Officer, Interim Chief Financial Officer and a director of the Company. Mr. Bressman brings capital markets experience to the Company, with a focused track record of executing complex financial transactions and managing both institutional and retail investor relationships across public and private markets.

Most recently prior to joining the Company, Mr. Bressman supported senior leadership at Atlantic International Corp on a large-scale merger, gaining end-to-end exposure to the acquisition process from early evaluation through late-stage negotiation. This experience provided him with hands-on insight into deal analysis, deal sourcing, and transaction coordination.

From December 2022 to February 2025 Mr. Bressman was employed at The Carlyle Group, where he served as an Internal Sales professional within the firm’s fundraising division. At Carlyle, he successfully sourced and built relationships with registered investment advisors and family offices with substantial assets under management, ultimately generating over $300 million in capital commitments across private equity, private credit, and real estate strategies. His work at Carlyle provided comprehensive exposure to institutional capital sourcing, complex product positioning, and evergreen and interval fund dynamics.

Prior to Carlyle from June 2021 to December 2022, Mr. Bressman worked in institutional sales at EF Hutton, where he executed over $150 million in third-party capital raises for institutional investors across diverse types of transactions including IPOs, private placements, SPACs, registered direct offerings, and secondary offerings. He previously held an Investment Banking role at EF Hutton, where he executed over $1 billion in banking transactions across capital markets, SPACs, and M&A advisory in multiple sectors. In these roles, he focused on company valuation, industry analysis, financial modeling, and transaction execution.

Mr. Bressman holds a Bachelor of Arts in International Studies with a sub-plan in Political Economic Development from the University of Michigan and a Professional Certificate in Financial Accounting from Harvard Business School Online. He holds the SIE, Series 7, and Series 63 securities licenses.

Board Of Directors

Joshua Jagid, our Chairman and Chief Executive Officer and Jack Bressman, our Chief Operating Officer and Interim Financial Officer serve on the Company’s Board of directors. See “Our Management Team” above for biographical information concerning Mr. Jagid and Mr. Bressman.

Luisa Ingargiola will be appointed as a director of the Company and the chair of our audit committee upon the commencement of trading of our securities on Nasdaq. Since February 2017, Ms. Ingargiola has served as the Chief Financial Officer of Avalon GloboCare Corp. (NASDAQ: ALBT). In addition to her executive role, Ms. Ingargiola currently serves on the board of directors of several public companies, including Dragonfly Energy (NASDAQ: DFLI), where she has served as a Lead Independent Director and Chair of the Audit Committee since June 2021, and Fuel Green PLC (OTCQB: HTOO), where she has served as a director and Chair of the Audit Committee since February 2025. Previously, she served as director and Chair of Audit Committee of Electra Meccanica (NASDAQ: SOLO) from March 2018 to March 2024, as director and Audit Committee Chair of XOS Inc. (NASDAQ: XOS) from March 2024 to June 2025 and a director of AgEagle Aerial Systems Inc. (NYSE: UAVS) from March 2019 to November 2022. Ms. Ingargiola holds a Bachelor of Business Administration in Accounting and Finance from the Questrom School of Business at Boston University and a Master’s degree from the University of South Florida.

David Pfeffer will be appointed as a director of the Company upon the commencement of trading of our securities on Nasdaq. Mr. Pfeffer has over 30 years of experience in diverse roles in financial services; leading companies, developing and executing strategy, building businesses up from the ground floor and driving innovation to grow in today’s ultra-competitive and dynamic global economy. Mr. Pfeffer is currently CEO of Brick Citi Capital, LLC, an investment services and business advisory firm founded in 2019. He has also served as Director and Audit Committee Chair of Atlantic International Corp. since June 2024, having served in the same role with SeqLL Inc., the predecessor of Atlantic, since October 2018. Previously, he was Executive Vice President and Chief Financial Officer of Oppenheimer Funds, a global asset manager, from 2004 to 2019. He was a Management Director on the Oppenheimer Funds, Inc. board and President of Oppenheimer Funds Harbourview Asset Management. From 2009 to 2019, Mr. Pfeffer served as an Independent Director at ICI Mutual Insurance Co., including a role as Audit Committee Chairman. From 2000 to 2004, Mr. Pfeffer worked as Institutional Chief Financial Officer and Director at Citigroup Asset Management. Mr. Pfeffer was at J.P. Morgan from 1984 to 2000, where he gained significant international experience serving as Chief Financial Officer and Director of JPM Brazil for five years in São Paulo and supported JPM’s international businesses during his 16 year tenure there. Mr. Pfeffer worked as a public accountant at Ernst & Whinney (now Ernst & Young) from 1981 to 1984. Mr. Pfeffer is currently serving on the Board of Directors and as Chairman of the Audit Committee of Atlantic International Corp. Mr. Pfeffer is a Certified Public Accountant, a Chartered Global Management Accountant and has his FINRA Series 99 Operations Professional license. He graduated Cum Laude from the University of Delaware with a B.S. in Accounting. With respect to the above, past performance of our management team or any of their respective affiliates is not a guarantee of (i) success with respect to a business combination that may be consummated, (ii) the ability to successfully identify and execute a transaction or (iii) the ability to assess the risk of potential transactions. You should not rely on the historical performance record of our management team or their affiliates as indicative of our future performance. Our officers and directors may have conflicts of interest with other entities to which they owe fiduciary or contractual obligations with respect to initial business combination opportunities. For a list of our officers and directors and entities for which a conflict of interest may or does exist between such persons and us, as well as the priority and preference that such entity has with respect to performance of obligations and presentation of business opportunities to us, please refer to the table and subsequent explanatory paragraph under “Management — Conflicts of Interest.”

Kyle Miller will be appointed as a director of the Company upon the commencement of trading of our securities on Nasdaq. Mr. Miller has extensive experience in mergers and acquisitions, corporate development, strategic partnerships, and technology-enabled financial services, with particular expertise in insurance distribution. Mr. Miller currently serves as Chief M&A Partnership Officer at EP Wealth Advisors, a leading national registered investment adviser headquartered in Torrance, California. As of March 31, 2026, EP Wealth Advisors had more than $44.1 billion in assets under management across 62 offices in 22 states. In his role, Mr. Miller leads the firm’s M&A partnership strategy, including sourcing, evaluating, structuring, and executing strategic transactions across the independent wealth management sector.

Prior to joining EP Wealth Advisors, Mr. Miller spent eight years at Acrisure, a global insurance brokerage and fintech platform, where he served as Vice President of Mergers and Acquisitions. During his tenure at Acrisure, Mr. Miller was a deal lead on more than 160 acquisitions, contributing to Acrisure’s significant expansion and enterprise value growth. His experience included sourcing, evaluating, negotiating, and executing transactions involving insurance agencies, brokerage platforms, and other distribution-oriented financial services businesses.

Mr. Miller’s career has focused on highly acquisitive, founder-led platforms operating in fragmented markets, including insurance distribution, wealth management, and technology-enabled financial services. He has developed significant expertise in assessing transaction economics, valuation, cultural and strategic fit, post-closing integration, producer and advisor retention, recurring revenue durability, and the use of technology, data, and automation to improve operating leverage and support scalable growth.

Business Strategy

Our acquisition strategy focuses on identifying and acquiring a business that aligns with and enhances the extensive expertise of our management team. We will leverage our sponsor’s robust network and our management team’s industry relationships to generate a pipeline of compelling business combination opportunities. Following the completion of this offering, our management team will immediately commence a disciplined process of target identification, due diligence, and transaction evaluation.

Our management team, in collaboration with D. Boral, and their respective affiliates, brings proven expertise in:

•        identifying, structuring, and executing strategic business acquisitions and divestitures;

•        successfully closing transactions in varying economic climates and market conditions across multiple jurisdictions;

•        cultivating and maintaining relationships with business owners, institutional investors, and executive leadership teams;

•        orchestrating complex transaction negotiations across diverse business environments;

•        securing strategic capital partnerships and navigating financial markets;

•        providing operational leadership, developing effective corporate strategies and attracting and developing exceptional talent;

•        implementing post-acquisition integration strategies and synergy realization plans; and

•        driving sustainable growth through strategic initiatives, operational improvements, and calculated geographic and product line expansions.

While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus on industries that complement our management team’s background and experience. In particular, we expect to target businesses operating in sectors where our team has deep domain expertise, including technology-enabled services, performance marketing and customer acquisition platforms, digital media and marketplace models, data analytics and AI-driven solutions, and businesses operating in regulated industries such as insurance and financial services.

Within these sectors, we are particularly focused on identifying businesses that operate as technology-enabled customer acquisition and monetization platforms, leveraging data, artificial intelligence, and marketplace dynamics to efficiently match consumer demand with enterprise buyers. These platforms may include, among others, marketing technology and customer data platforms, performance-based digital media businesses, lead generation and demand capture platforms, and transaction-oriented marketplaces that facilitate the pricing, distribution, and optimization of high-intent consumer demand. We believe these business models benefit from strong network effects, scalable unit economics, and increasing demand from enterprises seeking measurable, outcome-based customer acquisition solutions.

We believe our experience in building, scaling, and monetizing customer acquisition platforms, including marketplace-driven and data-enabled models, as well as executing strategic transactions within these sectors, positions us to identify attractive opportunities and create long-term value.

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will focus on these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines.

•        Companies with an attractive competitive position

•        Companies with knowledgeable management teams with a proven track record and relevant industry experience

•        Companies with high revenue growth or the potential for high revenue growth

•        Companies with the ability to generate future profits and free cash flows

•        Companies with scalability across multiple geographies

•        Companies that benefit from being a publicly traded company

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. We may decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, and in the event we do so, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents that we would file with the SEC.

Competitive Strengths

Distinguished Leadership Team with Extensive Public Market & SPAC Transaction Experience.

Our leadership team brings extensive expertise in identifying, scaling, and growing companies, combined with deep capital markets and SPAC transaction experience. Joshua Jagid, our Chief Executive Officer and Chairman, is an accomplished entrepreneur with approximately 30 years of experience founding and scaling businesses in competitive markets, which has equipped him with a refined ability to recognize the fundamental characteristics of companies positioned for growth. His track record of identifying emerging opportunities and building market positions forms JAB’s approach to target evaluation. He understands the operational leverage points, capital efficiency metrics, and management team dynamics that differentiate sustainable businesses from those facing structural headwinds. Mr. Jagid co-founded Intersections Inc., which completed its IPO on Nasdaq in 1999 and grew to serve millions of consumers before his 2000 exit. He has since founded and scaled multiple technology and marketing platforms that he successfully exited, demonstrating a consistent ability to identify scalable business models and create shareholder value.

Jack Bressman, our Chief Financial Officer, Chief Operating Officer and a director, brings complementary capital markets expertise, having executed significant public market transactions at EF Hutton, including dozens of SPACs. Mr. Bressman developed a track record of sourcing capital and building relationships with institutional investors, including registered investment advisors and family offices, at The Carlyle Group. Most recently, Mr. Bressman supported senior leadership at Atlantic Acquisition Corp on a large-scale merger, gaining end-to-end exposure to the acquisition process from early evaluation through late-stage negotiation.

Our Board brings deep and active expertise in SPAC transactions, public markets, and financial operations. Luisa Ingargiola, an independent Board Director and Audit Committee Chair’s extensive engagement with public company boards, including multiple SPAC and post-SPAC combinations, provides deep insight into the operational and financial characteristics that determine whether emerging growth companies successfully navigate the transition to public markets. Her experience evaluating companies across diverse sectors positions her to identify targets with the organizational maturity, management depth, and financial discipline necessary for long-term public company performance. She has served as Chief Financial Officer of Avalon GloboCare (Nasdaq: ALBT) since 2017 and currently serves as Board Director on six publicly traded companies, including multiple special purpose acquisition companies and post-SPAC combination businesses across diverse sectors. She successfully navigated MagneGas (Nasdaq: MNGA) from OTC to Nasdaq as CFO and Co-Founder, providing firsthand experience in guiding emerging companies through public market transitions and capital markets execution. Her current service on multiple SPAC boards provides ongoing exposure to deal sourcing, target evaluation, and business combination structuring.

David Pfeffer, also an independent Board Director, Mr. Pfeffer brings decades leading institutional capital at Oppenheimer Funds and his current role as CEO of Brick Citi Capital have positioned him within networks of institutional investors, family offices, and alternative asset managers who are active in evaluating and identifying acquisition opportunities. These relationships provide JAB with direct intelligence on companies being evaluated by institutional capital sources and insight into which targets are attracting investor interest. His experience in international capital markets through his J.P. Morgan Brazil role expands JAB’s visibility into cross-border transaction opportunities and provides access to deal intelligence across global markets. Mr. Pfeffer brings over 30 years of financial services leadership and institutional capital markets expertise. Mr. Pfeffer served as Executive Vice President and Chief Financial Officer of Oppenheimer Funds, a global asset manager with $285 billion+ in assets under management, from 2004 to 2019, where he managed complex capital structures, institutional relationships, and strategic capital deployment. He also served as Chief Financial Officer and Director of J.P. Morgan’s Brazil operations, gaining international transaction and regulatory expertise, and currently serves as CEO of Brick Citi Capital, an investment services and business advisory firm. Mr. Pfeffer also serves as an independent director and Audit Committee Chair of Atlantic International Corp.

Kyle Miller, an independent Board Director, brings extensive experience in mergers and acquisitions, corporate development, strategic partnerships, and technology-enabled financial services, with particular expertise in insurance distribution., His experience in sourcing, evaluating, negotiating, and executing transactions involving insurance agencies, brokerage platforms, and other distribution-oriented financial services businesses, expands JAB’s opportunities and provides access to a broad spectrum of companies within Mr. Miller’s area of expertise. At his current position as Chief M&A Partnership Officer at EP Wealth Advisors, he leads the firm’s M&A partnership strategy, including sourcing, evaluating, structuring, and executing strategic transactions across the independent wealth management sector.

Prior to joining EP Wealth Advisors, Mr. Miller spent eight years at Acrisure, a global insurance brokerage and fintech platform, where he served as Vice President of Mergers and Acquisitions. During his tenure at Acrisure, Mr. Miller was a deal lead on more than 160 acquisitions, contributing to Acrisure’s significant expansion and enterprise value growth. His experience included sourcing, evaluating, negotiating, and executing transactions involving insurance agencies, brokerage platforms, and other distribution-oriented financial services businesses.

We believe that our combination of entrepreneurial judgment, hands-on public company experience, active SPAC board participation, deep public company financial and operational experience, institutional investor relationships, and governance oversight positions our leadership and board to identify attractive acquisition targets with attractive growth profiles, strong management teams, and clear paths to value creation in the public markets and then execute compelling de-SPAC transactions.

We believe that this combination of capital markets perspective positions our leadership and board to identify acquisition targets.

Deep networks and strategic relationships across public markets and institutional capital

Joshua Jagid’s long history of founding and scaling businesses has cultivated deep relationships across performance marketing, customer acquisition, and technology-enabled services channels across numerous sectors. His extensive track record of building partnerships with strategic stakeholders, including large financial institutions and enterprise customers, positions JAB with direct access to potential acquisition targets and industry intelligence. His networks provide visibility into emerging companies with strong growth profiles and the management teams necessary to succeed in public markets.

Luisa Ingargiola’s current service on six publicly traded company boards, including multiple SPACs and post-SPAC combinations, provides her with real-time visibility into deal dynamics, target evaluation processes, and market trends across diverse industries. Her board positions create direct access to management teams, investors, and advisors active in the de-SPAC ecosystem. Her reputation as a trusted CFO and board member in public markets positions her as a preferred partner for companies considering business combinations and provides JAB with early intelligence on potential opportunities.

David Pfeffer’s experience in diverse roles in financial services have positioned him within networks of institutional investors, family offices, and alternative asset managers who are active in evaluating and identifying investment opportunities. These relationships provide JAB with direct intelligence on companies being evaluated by institutional capital sources and insight into which targets are attracting investor interest. His experience in international capital markets through his J.P. Morgan Brazil role expands JAB’s visibility into cross-border transaction opportunities and provides access to deal intelligence across global markets.

Collectively, our leadership and board leverage these deep networks to maintain continuous access to proprietary deal flow, benefit from early intelligence on emerging opportunities in our target sectors, and maintain relationships with the institutional capital providers essential to executing successful de-SPAC transactions. Our position within multiple ecosystems — entrepreneurial technology, SPAC advisory, public company governance, and institutional capital markets — we believe enables us to identify and evaluate acquisition targets before they are broadly marketed and to structure transactions that align the interests of all parties involved.

Our Acquisition Process

In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as applicable, as well as a review of financial, operational, legal and other information about the target and its industry which will be made available to us. If we determine to move forward with a particular target, we will proceed to structure and negotiate the terms of the business combination transaction.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds available for us to use to complete another business combination.

Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private units, the proceeds of the sale of our shares in connection with our initial business combination (including pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, other securities issuances, or a combination of the foregoing. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

We will provide our public shareholders (other than our initial shareholders, directors and officers) with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) without a shareholder vote by means of a tender offer. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against an initial business combination, or whether they do not vote or abstain from voting on the initial business combination. If we seek shareholder approval, we will complete our initial business combination only if our shareholders pass an ordinary resolution under Cayman Islands law and our amended and restated memorandum and articles of association approving the business combination. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement.

We have until the date that is 12 months from the closing of this offering to consummate our initial business combination. We may extend the initial 12-month time period to consummate an initial business combination by no more than two (2) three-month periods by depositing an additional $0.10 per share for each three-month period into the trust account to consummate the initial business combination. If we anticipate that we may be unable to consummate our initial business combination within the completion window, we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. There are no limitations on the number of times we may seek shareholder approval for an extension or the length of time of any such extension. However, if we seek shareholder approval for an extension, holders of public shares (other than our initial shareholders, directors and officers) will be offered an opportunity to redeem their shares upon the approval or effectiveness of such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less taxes payable), divided by the number of then issued and outstanding public shares, subject to applicable law.

If we are unable to complete our initial business combination within the completion window and do not hold a shareholder vote to amend our amended and restated memorandum and articles of association to extend the amount of time we will have to consummate an initial business combination, or by such earlier liquidation date as our board of directors may approve, from the closing of this offering, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less taxes payable, if any and less up to $100,000 of interest income to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to applicable law and certain conditions as further described herein. We expect the pro rata redemption price to be approximately $10.00 per public share (whether or not the over-allotment option is exercised), without taking into account any interest or other income earned on such funds. However, we cannot assure you that we will in fact be able to distribute such amounts as a result of claims of creditors, which may take priority over the claims of our public shareholders. In the event of our liquidation and subsequent dissolution, the rights will expire and will be worthless.

If we do not complete our initial business combination within the completion window, while we do not currently intend to seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the amount of time we will have to consummate an initial business combination, we may elect to do so in the future. We do not expect that it will be necessary to extend the time period to consummate our initial business combination beyond 18 months from the closing of this offering. If we determine not to or are unable to extend the time period to consummate our initial business combination or fail to obtain shareholder approval to extend the completion window, our sponsor’s investment in our founder shares and our private units will be worthless.

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 90% of the value of the assets held in the trust account (excluding taxes payable on the interest earned on the trust account, and excluding the amount of any deferred underwriting commissions). Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it likely that our board of directors will be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We anticipate structuring our initial business combination so that the post transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post transaction company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test described above. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors or non-managing sponsor members, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors or non-managing sponsor members. In the event we seek to complete our initial business combination with a company that is affiliated (as defined in our amended and restated memorandum and articles of association) with our sponsor (including its members), officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions, stating that the consideration to be paid by us in such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Members of our management team and our independent directors will directly or indirectly own founder shares and/or private units following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The low price that our sponsor, executive officers and directors (directly or indirectly) paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we are unable to complete our initial business combination within the completion window, or by such earlier liquidation date as our board of directors may approve, the founder shares and private units may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target, which could materially affect our ability to complete our initial business combination.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter significant competition from other entities having a business objective similar to ours (including other special purpose acquisition companies, private equity groups and leveraged buyout funds, public companies and operating businesses seeking strategic acquisitions), which competition may impact the attractiveness of the acquisition terms that we will be able to negotiate. Many of these entities are well-established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess financial, technical, human and other resources that are similar to or greater than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with the exercise of redemption rights by our public shareholders may reduce the resources available to us for our initial business combination and our issued and outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either or both of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination. See “Risk Factors — Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.”

Potential Additional Financings

We may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we raise additional funds through equity or convertible debt issuances, our public shareholders may suffer significant dilution and these securities could have rights that rank senior to our public shares. If we raise additional funds through the incurrence of indebtedness, such indebtedness would have rights that are senior to our equity securities and could contain covenants that restrict our operations. Further, as described above, due to the anti-dilution rights of our founder shares, our public shareholders may incur material dilution. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private units, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemptions by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Sponsor Information

JAB Acquisition Sponsor I, LLC, our sponsor, is a Delaware limited liability company, which was recently formed on February 24, 2026 to invest in our company. Although our sponsor is permitted to undertake any activities permitted under the Delaware Limited Liability Company Act and other applicable law, our sponsor’s business is focused on investing in our company. Joshua Jagid is the manager of our sponsor. As of the date of this prospectus, other than Joshua Jagid and Jack Bressman, those persons with a material interest in our sponsor are Jeffrey Jagid, Andrew Bressman, Raymond Jones and Pequod Consulting, LLC.

The following table sets forth the payments to be received by our promoters and our sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its affiliates:
Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
JAB Acquisition Sponsor I, LLC	8,571,429 Class A ordinary shares(1)	$25,000
	260,000 private placement units to be purchased simultaneously with the closing of this offering	$2,600,000
	$10,000 per month to an affiliate of the sponsor, commencing on the first date on which our securities are listed on the Nasdaq	Office space, utilities and secretarial and administrative support services
	Up to $300,000	Repayment of loans made to us to cover offering related and organizational expenses
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Expenses incurred in connection with identifying, investigating and completing an initial business combination

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid

Up to $600,000 in working capital loans, which loans may be converted into units of the post-business combination entity on substantially equivalent terms to the private placement units at the price of $10.00 per private placement unit

Working capital loans to finance transaction costs in connection with an initial business combination
Joshua Jagid, CEO	1,314,282 founder shares (indirect ownership through sponsor membership)	Nominal price of $.002 per share
Jack Bressman, COO and Interim CFO	657,221 founder shares (indirect ownership through sponsor membership)	Nominal price of $.002 per share
Luisa Ingargiola, Director Nominee	35,000 private placement shares	Services rendered
David Pfeffer, Director Nominee	30,000 private placement shares	Services rendered
Kyle Miller, Director Nominee	30,000 private placement shares	Services rendered
JAB Acquisition Sponsor I, LLC, our officers, directors, advisor or our or their affiliates	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Services in connection with identifying, investigating and completing an initial business combination

____________

(1)      Assumes the Class B ordinary shares issued as founder shares are converted into Class A ordinary shares on a one-for-one basis and the full forfeiture of 1,285,714 founder shares and no exercise of the underwriters’ over-allotment option.
Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
Holders of Class B ordinary shares	Anti-dilution protection upon conversion into Class A ordinary shares at a greater than one-to-one ratio	Issuance of the Class A ordinary shares issuable in connection with the conversion of the founder shares on a greater than one-to-one basis upon conversion
JAB Acquisition Sponsor I, LLC, our officers, directors, advisor or our or their affiliates	Finder’s fees, advisory fees, consulting fees, or success fees

Any services in order to effectuate the completion of our initial business, which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account

We may engage our sponsor or an affiliate of our sponsor as an advisor or otherwise in connection with our initial business combination and certain other transactions and pay such person or entity a fee in an amount that constitutes a market standard for comparable transactions

D. Boral Capital LLC(1)	1,000,000 representative shares; $1,000,000 in cash and 7% deferred underwriting commissions (not exceeding $3,000,000)	Underwriter compensation in connection with this offering

____________

(1)      D. Boral Capital, the sole book-running manager and representative of the underwriters beneficially owns the representative shares

Because our sponsor acquired the founder shares at a nominal price ($0.002 per share), our public shareholders will incur immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the warrants or rights included in the units. Further, the Class A ordinary shares issuable in connection with the conversion of the founder shares may result in material dilution to our public shareholders due to the anti-dilution rights of our founder shares that may result in an issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion. See the sections titled “Risk Factors — Risks Relating to our Securities — The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to materially decline” and “Dilution.”

The founder shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination, or at any time prior thereto at the option of the holder thereof, on a one-for-one basis, subject to adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering (including pursuant to the over-allotment option) and related to or in connection with the consummation of our initial business combination, the ratio at which Class B ordinary shares shall automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, approximately 35% of the sum of (i) the total number of all Class A ordinary shares outstanding upon the completion of this offering (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding the Class A ordinary shares that are included within the private units), plus (ii) all Class A ordinary shares and equity-linked securities issued or deemed issued, in connection with the closing of the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination and any units issued to our sponsor or any of its affiliates or to our officers or directors upon conversion of working capital loans made to the company) minus (iii) any redemptions of Class A ordinary shares by public shareholders in connection with an initial business combination or certain amendments to the Company’s articles of association; provided that such conversion of founder shares will never occur on a less than one-for-one basis. Our public shareholders may incur material dilution due to such anti-dilution adjustments that result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion.

If we raise additional funds through equity or convertible debt issuances, our public shareholders may suffer significant dilution. This dilution would increase to the extent that the anti-dilution provision of the founder shares result in the issuance of Class A shares on a greater than one-to-one basis upon conversion of the founder shares at the time of our initial business combination. In addition, the cashless exercise of the private warrants would further increase the dilution to our public shareholders.

Pursuant to (i) a letter agreement to be entered into among us, our sponsor, directors and officers and (ii) the underwriting agreement between us and the representative, each has agreed to restrictions on its ability to transfer, assign, or sell the founder shares (and any Class A ordinary shares issuable upon conversion thereof), the private units and representative shares, as summarized in the table below.
Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
Private units (including component securities and securities underlying those component securities)	Locked up until the closing of the initial business combination	JAB Acquisition Sponsor I, LLC

The securities are not transferable or saleable except in each case (a) to the subscriber’s officers or directors, any affiliates or family members of any of the Subscriber’s officers or directors, any members of the sponsor, or any affiliates of the sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by virtue of the laws of the State of New York or Subscriber’s partnership agreement in the event of a subscriber’s liquidation; (f) in the event of the Company’s liquidation prior to the consummation of a Business Combination; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and by the same agreements entered into by the sponsor and the Subscriber with respect to such securities.

Any units, warrants, rights, ordinary shares or any other securities convertible into, or exercisable or exchangeable for, any units, ordinary shares, warrants, or rights	Completion of the initial business combination	JAB Acquisition Sponsor I, LLC

The lock-up period pursuant to the letter agreement can be waived with the prior written consent of D. Boral Capital.

Our sponsor, officers and directors are also subject to separate transfer restrictions on their founder shares and private units pursuant to the letter agreement described in the immediately preceding paragraphs.

Representative shares	The completion of the initial business combination	D. Boral Capital

The lock-up period pursuant to the underwriting agreement can be waived with our prior written consent. See “Underwriting (Conflicts of Interest — Representative Shares.”

Subject to FINRA rules, D. Boral Capital may transfer the representative shares in a Permitted Transfer.

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions

The representative shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(e)(1) of FINRA’s Conduct Rules.

D. Boral Capital

Subject to FINRA rules, the securities are not transferable or saleable except to (i) the representative or an underwriter or selected dealer in connection with this offering, (ii) a bona fide officer, partner, registered person or affiliate of the representative or of any such underwriter or selected dealer or (iii) the issuer in a transaction exempt from registration with the SEC.

To the extent the over-allotment option is not exercised, the founder shares shall be surrendered by the sponsor for no consideration so that the sponsor will own 35% of our outstanding ordinary shares following the closing of this offering (exclusive of any Class A ordinary shares that are included in the private units). Accordingly, up to 1,285,714 of the founder shares may be surrendered by the sponsor in connection with the closing of this offering. In addition, in order to facilitate our initial business combination or for any other reason determined by our sponsor in its sole discretion, our sponsor may surrender or forfeit, transfer or exchange our founder shares, private units or any of our other securities, including for no consideration, as well as subject any such securities to earn-outs or other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities. We may also issue Class A ordinary shares upon conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions as set forth herein.

Corporate Information

Our executive offices are located at 270 Sylvan Avenue, Suite 2230, Englewood Cliffs, NJ 07632. We are a Cayman Islands exempted company. As a Cayman Islands exempted company, we may apply for and have obtained an undertaking dated March 13, 2026 from the Financial Secretary of the Cayman Islands which prescribes: (a) that no law which is enacted in the Cayman Islands after March 13, 2026 imposing any tax to be levied on profits, income, gains or appreciations shall apply to the company or its operations; and (b) in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable: (i) on or in respect of the shares, debentures or other obligations of the company; or (ii) by way of the withholding in whole or part, of any relevant payment as defined in the Tax Concessions Act (Revised). These concessions shall be for a period of 30 years from March 13, 2026.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates is equal to or exceeds $250 million as of the prior June 30, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates is equal to or exceeds $700 million as of the prior June 30.

In addition, after completion of this offering and prior to the consummation of a business combination, only holders of our Class B ordinary shares will have the right to vote on the appointment or removal of directors. As a result, Nasdaq will consider us to be a “controlled company” within the meaning of Nasdaq corporate governance standards. Under Nasdaq corporate governance standards, a company of which more than 50% of the voting power for the appointment of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. We currently do not intend to rely on the “controlled company” exemption, but may do so in the future. Accordingly, if we choose to do so, you will not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

The offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors.”

Securities offered:	15,000,000 units, at $10.00 per unit, each unit consisting of:
• one Class A ordinary share; and • one-redeemable warrant. • one right to receive one-fourth (1/4th) of one Class A ordinary share upon consummation of the initial business combination.
Proposed Nasdaq symbols:	Units: “JABU”
Class A Ordinary Shares: “JAB”
Warrants: “JABW” Rights: ”JABRR”
Trading commencement and separation of Class A ordinary shares, warrants and rights:

The units are expected to begin trading on or promptly after the date of this prospectus. The Class A ordinary shares, warrants and rights comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless D. Boral Capital informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares, warrants and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares, warrants and rights. No fractional rights will be issued upon separation of the units and only whole rights will trade.

Separate trading of the Class A ordinary shares, warrants and rights is prohibited until we have filed a Current Report on Form 8-K:

In no event will the Class A ordinary shares, warrants and rights be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated information to reflect the exercise of the over-allotment option.

Units:
Number outstanding before this offering	0
Number to be sold in a private placement simultaneously with this offering(1)	260,000
Number outstanding after this offering(1)	15,260,000
Ordinary shares:
Number outstanding before this offering(2)	9,857,143
Number included in the private units to be sold in a private placement simultaneously with this offering(1)	260,000
Number of representative shares	1,000,000
Number outstanding after this offering(3)(4)	26,117,143
Warrants:
Number of warrants included in the private units to be sold in a private placement simultaneously with this offering	260,000
Number of warrants to be outstanding after this offering and the private placement(5)	15,260,000
Exercisability:	Each warrant offered in this offering is exercisable to purchase one Class A ordinary share.
Rights included as part of units:	15,260,000
Number outstanding before this offering and private placement(6)

Except in cases where we are not the surviving company in a business combination, each holder of a public right will automatically receive one-fourth (1/4th) of one Class A ordinary share upon consummation of our initial business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-fourth (1/4th) of one Class A ordinary share underlying each right upon consummation of the business combination. We will not issue fractional

____________

(1)      Assumes no exercise of the underwriters’ over-allotment option.

(2)      Comprised entirely of Class B ordinary shares, of which up to 1,285,714 will be surrendered to us for no consideration depending on the extent to which the underwriters’ over-allotment option is exercised.

(3)      Comprised of 15,000,000 Class A ordinary shares included in the units to be sold in this offering, 9,857,143 Class B ordinary shares (or founder shares), 260,000 Class A ordinary shares included in the private units and 1,000,000 representative shares. Founder shares are currently outstanding as Class B ordinary shares, which shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment as described below adjacent to the caption “Founder shares conversion and anti-dilution rights.”

(4)      Up to 1,285,714 founder shares will be surrendered to us for no consideration depending on the extent to which the underwriters’ over-allotment option is not exercised.

(5)      Comprised of 15,000,000 public warrants included in the units to be sold in this offering (assuming no exercise of the underwriters’ over-allotment option) and 260,000 private warrants included in the private units to be sold in the private placement.

(6)      Comprised of 15,000,000 rights included in the units to be sold in this offering (assuming no exercise of the underwriters’ over-allotment option) and 260,000 private rights included in the private units to be sold in the private placement.

shares in connection with an exchange of rights. Fractional shares will be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands law. As a result, you must hold rights in multiples of four in order to receive Class A ordinary shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we redeem the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

Exercise price:

$11.50 per whole share, subject to adjustments as described herein.

In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial shareholders or their affiliates, without taking into account any founder shares held by our initial shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds (including from such issuances and this offering), and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices described below under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

Exercise period:

The warrants will become exercisable on the later of (a) 12 months from the date hereof, or (b) the completion of our initial business combination (the “warrant exercise date”), and terminating on the five-year anniversary of the initial business combination, provided that we have an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We are registering the Class A ordinary shares issuable upon exercise of the warrants in the registration statement of which this prospectus forms a part because the warrants will become exercisable on the later of (a) the completion of our initial business combination or, (b) 12 months from the date hereof. However, because the warrants will be exercisable until their expiration date of up to five years after the completion of our initial business combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of our initial business combination, we have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement and have an effective registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement, provided that if a registration statement on Form S-4 or Form F-4 is filed in connection with our initial business combination that registers our warrants and the Class A ordinary shares issuable upon exercise of such warrants, such registration statement will not satisfy our obligation to register the issuance of the Class A ordinary shares issuable upon exercise of our warrants, which will only be satisfied with the filing of a registration statement on Form S-1 or Form F-1 (or, if applicable, a registration statement on Form S-3 or Form F-3) registering the issuance of such Class A ordinary shares from time to time.

If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In this circumstance, each holder would pay the exercise price by surrendering warrants exercisable for the number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying such warrants and the difference between the exercise price of such warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of the Class A ordinary shares for the five trading days ending on the trading day prior to the date of exercise.

Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account. The private warrants included in the private units purchased by JAB Acquisition Sponsor I, LLC will not be exercisable more than five years from the effective date of the registration statement of which this prospectus forms a part.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00	We may redeem the outstanding warrants:
• in whole and not in part; • at a price of $0.01 per warrant; • upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

•   if, and only if, the last reported sale price (the “closing price”) of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities — Warrants — Public Warrants — Redemption Procedures — Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period commencing at least 30 days after completion of our initial business combination and ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A Ordinary Shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A Ordinary Shares is available throughout the measurement period. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of Ordinary Shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such Ordinary Shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder may exercise his, her or its warrants prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 trigger price (as adjusted) as well as the $11.50 exercise price (as adjusted) after the redemption notice is issued.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In making such determination, our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of warrant shares issuable upon exercise of outstanding warrants. In such event, the holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of warrant shares underlying the warrants to be so exercised, and the difference between the exercise price of the warrants and the fair market value by (y) the fair market value.

Founder shares:

On March 19, 2026, our sponsor purchased, and the Company issued to the sponsor, 9,857,143 founder shares for $25,000 to cover certain of our offering costs. To the extent the over-allotment option is not exercised, the founder shares shall be surrendered by the sponsor for no consideration so that the sponsor will own approximately 35% of our outstanding ordinary shares following the closing of this offering (exclusive of any Class A ordinary shares that are included in the private units). Accordingly, up to 1,285,714 of the founder shares may be surrendered by the sponsor in connection with the closing of this offering. The sponsor is deemed to have purchased the founder shares for $0.002 per share.

Prior to the initial investment in the Company of $25,000 by the sponsor, the company had no assets, tangible or intangible. The per share price of the founder shares was determined by dividing the amount of cash contributed to the Company by the number of founder shares issued. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 17,250,000 units if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent approximately 35% of the outstanding shares after this offering (not including the Class A ordinary shares that are included within the private units). Our public shareholders may incur material dilution due to such anti-dilution adjustments that result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion. To the extent the over-allotment option is not exercised, the founder shares shall be surrendered by the sponsor for no consideration so that the sponsor will own approximately 35% of our outstanding ordinary shares following the closing of this offering (exclusive of any Class A ordinary shares that are included in the private units). Accordingly, up to 1,285,714 of the founder shares may be surrendered by the sponsor in connection with the closing of this offering. If we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a share capitalization or a share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders, on an as-converted basis, at approximately 35% of our issued and outstanding ordinary shares upon the consummation of this offering (not including the Class A ordinary shares that are included within the private units). Any conversion of Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law.

The founder shares are identical to the Class A ordinary shares included in the units being sold in this offering, except that:

•   prior to or in connection with the closing of our initial business combination, only holders of our Class B ordinary shares have the right to vote on the appointment or removal of directors and on continuing the company in a jurisdiction outside the Cayman Islands (as further described herein), prior to the consummation of our initial business combination;

•   the founder shares are subject to certain transfer restrictions, as described in more detail below;

•   the founder shares are entitled to registration rights;

•   the founder shares are automatically convertible into our Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described below adjacent to the caption “Founder shares conversion and anti-dilution rights”;

•   our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (i) waive their redemption rights (if any) with respect to their founder shares, private shares and public shares in connection with the completion of our initial business combination; (ii) waive their redemption rights, (if any) with respect to their founder shares, private shares and public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within the completion window or (B) with respect to any other material provisions relating to the rights of holders of Class A ordinary shares or pre-initial business combination activity; (iii) waive their rights to liquidating distributions from the trust account with respect to their founder shares and private shares if we fail to complete our initial business combination within the completion window, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame and to liquidating distributions from assets outside the trust account; and (iv) vote any founder shares and private shares held by them and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction); and

Pursuant to an agreement of all members of the sponsor, the management and control of the sponsor is vested exclusively with the manager, without any voting, veto, consent or other participation rights by any non-managing members regardless of their unit ownership. All matters submitted to a vote by the manager will require the affirmative vote of the manager, without regard to any membership interests held by any non-managing members. As a result, non-managing sponsor members will have no right to control the sponsor, or participate in any decision regarding the disposal of any security held by the sponsor, or otherwise.

Transfer restrictions on founder shares

Our initial shareholders have agreed not to transfer, assign or sell any of their founder shares and any Class A ordinary shares issuable upon conversion thereof until the completion of our initial business combination; except to certain permitted transferees and under certain circumstances as described herein under “Principal Shareholders — Restrictions on Transfers of Founder Shares and Private Units.” Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up.

Except in certain limited circumstances, no member of the sponsor may sell, transfer, assign, pledge, mortgage, charge, hypothecate, exchange or otherwise dispose, directly or indirectly, (a “Transfer”) all or any portion of its membership interests in the sponsor. For more information, see “Principal Shareholders — Restrictions on Transfers of Founder Shares and Private Units.”

Founder shares conversion and anti-dilution rights:

The founder shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or any other equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering (including pursuant to the over-allotment option) and related to or in connection with the closing of the initial business combination, the ratio at which Class B ordinary shares automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, approximately 35% of the sum of (i) the total number of all Class A ordinary shares outstanding upon the completion of this offering (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding the Class A ordinary shares that are included within the private units), plus (ii) all Class A ordinary shares and equity-linked securities issued or deemed issued, in connection with the closing of the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination and any units issued to our sponsor or any of its affiliates or to our officers or directors upon conversion of working capital loans made to the company) minus (iii) any redemptions of Class A ordinary shares by public shareholders in connection with an initial business combination or certain amendments to the Company’s articles of association; provided that such conversion of founder shares will never occur on a less than one-for-one basis.

Appointment and removal of directors and continuing the company outside of the Cayman Islands; Voting Rights:

Except as set forth below, holders of record of our Class A ordinary shares and Class B ordinary shares are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless specified in our amended and restated memorandum and articles of association or as required by the Companies Act or stock exchange rules, an ordinary resolution is generally required to approve any matter voted on by our shareholders. An ordinary resolutions is a resolution (a) passed by a simple majority of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled; or (b) approved in writing by all of the shareholders entitled to vote on such matter at a general meeting of the company (or such lower threshold as may be allowed under the Companies Act from time to time).

The Companies Act and our amended and restated memorandum and articles of association require certain actions to be approved by a special resolution. A special resolution is a resolution (a) passed by a majority of at least two-thirds (or such other threshold as may be specified under the Companies Act from time to time), other than with respect to certain amendments to our amended and restated memorandum and articles of association relating to the rights attaching to Class B ordinary shares as further described below (except where such amendment is proposed in respect of the consummation of our initial business combination) where such majority shall be at least ninety per cent (90%), of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled; or (b) approved in writing by all of the shareholders entitled to vote at a general meeting of the company (or such lower threshold as may be allowed under the Companies Act from time to time). Actions requiring approval by way of special resolution include amendments to our amended and restated memorandum and articles of association, approval of a statutory merger or consolidation and approval of a transfer of the company’s registration by way of continuation outside of the Cayman Islands and into another jurisdiction. Prior to or in connection with the consummation of our initial business combination, only holders of our Class B ordinary shares will (i) have the right to vote on the appointment and removal of directors and (ii) be entitled to vote on continuing our company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). Holders of our Class A ordinary shares will not be entitled to vote on these matters during such time. These provisions of our amended and restated memorandum and articles of association may only be amended if approved by a special resolution passed (a) by a majority of at least ninety per cent (90%), of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled; or (b) in writing by all of the shareholders entitled to vote at a general meeting of the company (or such lower threshold as may be allowed under the Companies Act from time to time).

With respect to any other matter submitted to a vote of our shareholders prior to or in connection with the completion of our initial business combination, including any vote in connection with our initial business combination, except as required by law or our amended and restated memorandum and articles of association, holders of the founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote. If we seek shareholder approval of our initial business combination, we will complete our initial business combination only if shareholders pass an ordinary resolution approving such initial business combination. An ordinary resolution may be passed (a) by a simple majority of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled; or (b) in writing by all of the shareholders entitled to vote on such matter at a general meeting of the company (or such lower threshold as may be allowed under the Companies Act from time to time).

In such case, our sponsor, officers and directors and D. Boral Capital have agreed to vote their founder shares, private shares, the representative shares and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction). As a result, in addition to our founder shares, private shares and the representative shares, we would need an aggregate of 50% or more ordinary shares voted in favor of an initial business combination in order to have our initial business combination approved.

Private units:

Our sponsor, JAB Acquisition Sponsor I, LLC, has committed to purchase an aggregate of 260,000 private units (whether or not the over-allotment option is exercised) at a price of $10.00 per unit, for an aggregate purchase price of $2,600,000. The private units will also be worthless if we do not complete our initial business combination. A portion of the purchase price of the private units will be added to the proceeds from this offering to be held in the trust account such that at the time of closing of this offering $150,000,000 (or $172,500,000 if the underwriters exercise their over-allotment option in full) will be held in the trust account. The private units will be identical to the units sold in this offering except that the private units (including the component securities as well as any securities underlying those component securities) (i) are locked-up until the completion of our initial business combination, (ii) will be entitled to registration rights, (iii) the Class A ordinary shares included as a component of the private units will not be entitled to redemption rights, and (iv) for as long as D. Boral Capital or any of its related persons beneficially own the private warrants included as a component of the private units, such private warrants will not be exercisable more than five years from the effective date of the registration statement of which this prospectus forms a part in accordance with FINRA Rule 5110(g)(8)(A). If we do not complete our initial business combination within the completion window, the private units will expire worthless.

Transfer restrictions on private units:

The private units (including the component securities as well as any securities underlying those component securities) are locked-up until the completion of our initial business combination, except as described herein under “Principal Shareholders — Restrictions on Transfers of Founder Shares and Private Units.”

Proceeds to be held in trust account:

Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private units be deposited in a trust account. Of the net proceeds we will receive from this offering and the sale of the private units described in this prospectus, $150,000,000 or $172,500,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per unit in either case), will be deposited into a segregated U.S. based trust account with Continental Stock Transfer & Trust Company acting as trustee, and initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account. The proceeds to be placed in the trust account include up to $3,000,000 in deferred underwriting commissions.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the proceeds from this offering and the sale of the private units will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law, or (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within the completion window or (B) with respect to any other material provisions relating to the rights of holders of Class A ordinary shares or pre-initial business combination activity. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Ability to extend time to complete business combination

We have until the date that is 12 months from the closing of this offering, with two (2) three-month extensions at the option of the sponsor by depositing an additional $0.10 per share then outstanding for each three-month period, (as may be further extended by shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination) or until such earlier liquidation date as our board of directors may approve, to consummate our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within such completion window, we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. There are no limitations on the number of times we may seek shareholder approval for an extension or the length of time of any such extension. However, if we seek shareholder approval for an extension, holders of public shares (other than our initial shareholders, directors and officers) will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less taxes payable), divided by the number of then issued and outstanding public shares, subject to applicable law.

If we are unable to complete our initial business combination within the completion window, or by such earlier liquidation date as our board of directors may approve, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less taxes payable, if any up to $100,000 of interest income to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to applicable law and certain conditions as further described herein.

Anticipated expenses and funding sources:

Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest to pay our taxes and/or to redeem our public shares in connection with an amendment to our amended and restated memorandum and articles of association, as described above. The proceeds held in the trust account will initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; and/or held in cash or cash items (including in demand deposit accounts). To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account. Unless and until we complete our initial business combination, we may pay our expenses only from:

•   the net proceeds of this offering and the sale of the private units not held in the trust account, which initially will be approximately $945,000 in working capital after the payment of approximately $1,655,000 in expenses relating to this offering; and

•   any loans or additional investments from our sponsor, members of our management team or their respective affiliates or other third parties, although they are under no obligation to advance funds or invest in us; provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination. Up to $600,000 of such loans may be convertible into private units, at a price of $10.00 per unit, at the option of the applicable lender.

Conditions to completing our initial business combination:

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding taxes payable on the interest earned on the trust account). Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it likely that our board of directors will be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors. We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination.

If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test described above, provided that in the event that the business combination involves more than one target business, the aggregate value of all of the target businesses will be taken into account for purposes of the 80% fair market value test and we will treat the transactions together as our initial business combination for purposes of seeking shareholder approval or conducting a tender offer, as applicable.

Permitted purchases of public shares, public warrants and public rights by our affiliates:

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, officers, advisor or their respective affiliates may purchase shares, warrants, public units or rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination.

Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, initial shareholders, directors, officers, advisor or their respective affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, public warrants or public rights and vote their public shares in favor of our initial business combination or not redeem their public shares. There is no limit on the number of shares our initial shareholders, directors, officers, advisor or their respective affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase shares, public warrants or public rights in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business — Effecting Our Initial Business Combination — Permitted Purchases of Our Securities,” for a description of how our sponsor, initial shareholders, directors, officers, advisor or any of their affiliates will select which shareholders to purchase securities from in any private transaction. Our sponsor, directors, officers or any of their affiliates will not make any purchases if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Additionally, in the event our sponsor, initial shareholders, directors, officers, advisor or their respective affiliates were to purchase shares, warrants, or rights from public shareholders such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

•   our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, initial shareholders, directors, officers, advisor or their respective affiliates may purchase shares, warrants or rights from public shareholders outside the redemption process, along with the purpose of such purchases;

•   if our sponsor, initial shareholders, directors, officers, advisor or their respective affiliates were to purchase shares, warrants or rights from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

•   our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, initial shareholders, directors, officers, advisor or their respective affiliates would not be voted in favor of approving the business combination transaction;

•   our sponsor, initial shareholders, directors, officers, advisor or their respective affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

•   we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

•   the amount of our securities purchased outside of the redemption offer by our sponsor, initial shareholders, directors, officers, advisor or their respective affiliates, along with the purchase price;

•   the purpose of the purchases by our sponsor, initial shareholders, directors, officers, advisor or their respective affiliates;

•   the impact, if any, of the purchases by our sponsor, initial shareholders, directors, officers, advisor or their respective affiliates on the likelihood that the business combination transaction will be approved;

•   the identities of our security holders who sold to our sponsor, initial shareholders, directors, officers, advisor or their respective affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our sponsor, initial shareholders, directors, officers, advisor or their respective affiliates; and

•   the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Please see “Proposed Business — Permitted Purchases of Our Securities” for a description of how such persons will determine from which shareholders to seek to acquire securities.

The purpose of any such transaction could be to (1) increase the likelihood of obtaining shareholder approval of the business combination, (2) reduce the number of public warrants or rights outstanding and/or increase the likelihood of approval on any matters submitted to the public warrant- or rights holders for approval in connection with our initial business combination or (3) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met.

Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. To the extent such securities are purchased, such public securities will not be voted as required by Tender Offers and Schedules Compliance and Disclosure Interpretations Question 166.01 promulgated by the SEC. In addition, if such purchases are made, the public “float” of our securities may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. Please see “Risk Factors — If we seek shareholder approval of our initial business combination, our sponsor, initial shareholders, directors, officers, advisor and their respective affiliates may elect to purchase public shares or warrants, which may influence a vote on a proposed business combination and reduce the public “float” of our securities.”

Redemption rights for public shareholders upon completion of our initial business combination:

We will provide our public shareholders (other than our initial shareholders, directors and officers) with the opportunity to redeem, regardless of whether they abstain, vote for, or vote against, our initial business combination, all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable, if any), divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants or rights. Our sponsor, officers and directors pursuant to a letter agreement with us, have agreed to waive their redemption rights (if any) with respect to their founder shares, private shares and any public shares they may acquire during or after this offering, and the representative of the underwriters pursuant to the underwriting agreement has agreed to waive its redemption rights (if any) with respect to its representative shares in connection with the completion of our initial business combination.

Manner of conducting redemptions:

We will provide our public shareholders (other than our initial shareholders, directors and officers) with the opportunity to redeem all or a portion of their public shares, regardless of whether they abstain, vote for, or vote against, our initial business combination, upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the initial business combination or (ii) without a shareholder vote by means of a tender offer. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against an initial business combination, or whether they do not vote or abstain from voting on the initial business combination. The decision as to whether we will seek shareholder approval of a proposed initial business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirements. Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company (other than with a 90% subsidiary of ours) and any transactions where we issue more than 20% of our issued and outstanding Class A ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with Nasdaq’s shareholder approval rules.

The requirement that we provide our public shareholders with the opportunity to redeem their public shares by one of the two methods listed above will be contained in provisions of our amended and restated memorandum and articles of association and will apply whether or not we maintain our registration under the Exchange Act or our listing on Nasdaq. Such provisions may be amended if approved by a special resolution. Such special resolution may be passed: (a) by a majority of at least two-thirds (or such other threshold as may be specified under the Companies Act from time to time) of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled; or (b) in writing by all of the shareholders entitled to vote at a general meeting of the company (or such lower threshold as may be allowed under the Companies Act from time to time). We will provide our public shareholders (other than our initial shareholders, directors and officers) with the opportunity to redeem all or a portion of their public shares in connection with a shareholder vote to pass a special resolution amending our amended and restated memorandum and articles of association in this way. Public shareholders (other than our initial shareholders, directors and officers) will be given an opportunity to redeem their public shares in accordance with our amended and restated memorandum and articles of association upon the approval or effectiveness of any amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within the completion window, or (B) with respect to any other material provisions relating to the rights of holders of Class A ordinary shares or pre-initial business combination activity.

If we provide our public shareholders with the opportunity to redeem their public shares in connection with a general meeting, we will:

•   conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

• file proxy materials with the SEC.

If we seek shareholder approval, we will complete our initial business combination only if we receive an ordinary resolution under Cayman Islands law and our amended and restated memorandum and articles of association. A quorum for such meeting will be present if the holders of at least one-third of issued and outstanding shares entitled to vote at the meeting are represented in person or by proxy. Our sponsor, officers and directors pursuant to the letter agreement, and the representative of the underwriters pursuant to the underwriting agreement solely with respect to the representative shares, have agreed to vote their founder shares, representative shares, private shares and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction). For purposes of seeking approval of an ordinary resolution, non-votes will have no effect on the approval of our initial business combination.

As a result, in addition to our founder shares, private shares and the representative shares, we would need an aggregate of approximately 2,584,286 or more of the shares issued and outstanding, to be voted in favor of an initial business combination in order to have our initial business combination approved, assuming all outstanding shares are voted, the over-allotment option is not exercised and the parties to the letter agreement and the underwriting agreement do not acquire any public shares. Assuming that only the holders of one-third of our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, vote their shares at a general meeting of the company, we will not need any public shares in addition to our founder shares, private shares and the representative shares to be voted in favor of an initial business combination in order to approve an initial business combination. However, if our initial business combination is structured as a statutory merger or consolidation of the company with another company under Cayman Islands law, the approval of our initial business combination will require a special resolution. The amended and restated memorandum and articles of association of the Company will require that resolutions put to the vote of a meeting may be decided on a poll and regard shall be had to the number of votes to which each member is entitled to cast when computing whether the requisite approval threshold has been obtained to pass a resolution. In addition, prior to or in connection with the closing of our initial business combination, only holders of our Class B ordinary shares (i) will have the right to appoint and remove directors prior to the completion of our initial business combination; and (ii) will be entitled to vote on continuing our company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). These quorum and voting thresholds, and the voting agreements of our initial shareholders, may make it more likely that we will consummate our initial business combination. Each public shareholder (other than our initial shareholders, directors and officers) may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction, or whether they do not vote or abstain from voting on the proposed transaction, or whether they were a public shareholder on the record date for the general meeting held to approve the proposed transaction.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will:
• conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

•   file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

We intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent or deliver their shares to our transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the scheduled vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements.

We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public shareholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates or shares delivered by public shareholders who elected to redeem their shares.

Our proposed initial business combination may impose a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such net tangible assets or minimum cash requirements.

Limitation on redemption rights of shareholders holding 15% or more of the shares sold in this offering if we hold shareholder vote:

Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Release of funds in trust account on closing of our initial business combination:

On the completion of our initial business combination, the funds held in the trust account will be used to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our initial business combination,” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may use the balance of the cash released to us from the trust account following the closing for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination:

Our amended and restated memorandum and articles of association provide that we will have only the completion window to complete our initial business combination. If we have not completed our initial business combination within such time period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes, if any, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our rights, which will expire worthless if we fail to complete our initial business combination within the completion window.

Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any founder shares and private shares held by them if we fail to complete our initial business combination within the completion window, although they will be entitled to liquidating distributions from assets outside the trust account. However, if our initial shareholders or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the completion window.

Our amended and restated memorandum and articles of association also require us to provide our public shareholders (other than our initial shareholders, directors and officers) with the opportunity to redeem their public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less taxes payable), divided by the number of then outstanding public shares, regardless of whether they abstain, vote for, or vote against, our initial business combination, if we propose an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within the completion window or (B) with respect to any other material provisions relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity.

Limited payments to insiders:

We are not prohibited from paying any fees (including advisory fees), reimbursements or cash payments to our sponsor, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, including the following payments, all of which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account:

• Repayment of up to an aggregate of $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;
• Reimbursement for office space, utilities and secretarial, and administrative support services made available to us by an affiliate of our sponsor, in an amount equal to $10,000 per month;
• Reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination; and

•   Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $600,000 of such loans may be convertible into private units of the post-business combination entity at a price of $10.00 per unit at the option of the applicable lender. Such units would be identical to the private units. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

Audit committee:

We will establish and maintain an audit committee, which will be composed entirely of independent directors as and when required by the rules of Nasdaq and Rule 10A of the Exchange Act. Among its responsibilities, the audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates and monitor compliance with the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management — Committees of the Board of Directors — Audit Committee.”

Indemnity by the sponsor in the event of liquidation without a business combination:

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (except for our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement; provided that, such indemnification shall only apply to the extent necessary to ensure that such third party claims do not reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our Company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share.

Summary financial data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	As of March 24, 2026
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital	$1,335	$725,166
Total assets(2)	$50,230	$150,946,335
Total liabilities(5)	$48,895	$3,221,169
Value of ordinary shares subject to possible redemption(3)	$—	$150,000,000
Shareholders’ equity (deficit)(4)	$1,335	$(2,274,834)

____________

(1)      The “as adjusted” calculation includes $945,000 of cash held outside the trust account, plus $1,335 of actual shareholders’ equity on March 24, 2026, less $221,169 of over-allotment liability.

(2)      The “as adjusted” calculation equals $150,000,000 of cash held in trust from the proceeds of this offering and the sale of the private units, plus $945,000 in cash held outside the trust account, plus $1,335 of actual shareholders’ equity on March 24, 2026.

(3)      The “as adjusted” calculation equals the “as adjusted” $150,946,335 total assets, less the “as adjusted” $3,221,169 total liabilities, plus the “as adjusted” $3,221,169 of shareholders’ deficit.

(4)      The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of ordinary shares that may be redeemed in connection with our initial business combination ($10.00 per share).

(5)      The “as adjusted” calculation includes deferred underwriting commissions.

Risks

We are a recently incorporated company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419” for additional information concerning how Rule 419 blank check offerings differ from this offering. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” in this prospectus.

Summary of Risk Factors

An investment in our securities involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

•        We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

•        Our public shareholders may not be afforded an opportunity to vote on our proposed initial business combination, and even if we hold a vote, holders of our founder shares will participate in such vote, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

•        Your only opportunity to effect your investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

•        Our sponsor will control the appointment of our board of directors until consummation of our initial business combination and will hold a substantial interest in us. As a result, it will appoint all of our directors prior to or in connection with the consummation of our initial business combination and may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

•        If we seek shareholder approval of our initial business combination, our initial shareholders, the representative and management team have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote and, under certain circumstances, we may not need any public shares in addition to the founder shares to approve an initial business combination.

•        We do not have a minimum net tangible asset requirement.

•        The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

•        The ability of our public shareholders to redeem their shares for cash and the amount of deferred underwriting compensation may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

•        The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares and the amount of deferred underwriting compensation may not allow us to complete the most desirable business combination or optimize our capital structure, and may substantially dilute your investment in us.

•        The requirement that we complete our initial business combination within the completion window may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

•        If we seek shareholder approval of our initial business combination, our sponsor, initial shareholders, directors, officers, advisor and their affiliates may elect to purchase shares, public warrants or rights from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A ordinary shares, public warrants or rights.

•        You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares, public warrants or rights, potentially at a loss.

•        Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

•        The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to materially decline.

•        The value of the founder shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our ordinary shares at such time is substantially less than $10.00 per share.

•        You will not be entitled to protections normally afforded to investors of many other blank check companies.

•        Past performance by our management team, our advisor and their respective affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in the company.

•        We may be a passive foreign investment company, or “PFIC,” which could result in adverse United States federal income tax consequences to U.S. investors.

•        To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account until the earlier of the consummation of our initial business combination or our liquidation. As a result, following the liquidation of investments in the trust account, we would likely receive less interest on the funds held in the trust account, which would likely reduce the dollar amount our public shareholders would receive upon any redemption or liquidation;

•        If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

•        Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

•        Military or other conflicts in Ukraine, the Middle East or elsewhere may lead to increased volume and price volatility for publicly traded securities, or affect the operations or financial condition of potential target companies, which could make it more difficult for us to consummate an initial business combination.

•        An investment in this offering may result in uncertain U.S. federal income tax consequences.

•        The other risks and uncertainties discussed in “Risk Factors” and elsewhere in this prospectus.

Risk factors

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to our Search for, and Consummation of or Inability to Consummate, a Business Combination

Our public shareholders may not be afforded an opportunity to vote on our proposed initial business combination, and even if we hold a vote, holders of our founder shares will participate in such vote, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

We may choose not to hold a shareholder vote to approve our initial business combination unless the business combination would require shareholder approval under applicable law or stock exchange listing requirements. In such case, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Even if we seek shareholder approval, the holders of our founder shares will participate in the vote on such approval. Accordingly, we may complete our initial business combination even if holders of a majority of our ordinary shares do not approve of the business combination we complete. Please see the section entitled “Proposed Business — Shareholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.

If we seek shareholder approval of our initial business combination, our initial shareholders, the representative and management team have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote and, under certain circumstances, we may not need any public shares in addition to the founder shares to approve an initial business combination.

Our initial shareholders (assuming they do not purchase any units in this offering) will own approximately 35.0% of our issued and outstanding ordinary shares immediately following the completion of this offering (not including the Class A ordinary shares that are included within the private units).

Our initial shareholders and management team also may from time to time purchase Class A ordinary shares prior to our initial business combination. Our amended and restated memorandum and articles of association provides that, if we seek shareholder approval of an initial business combination, such initial business combination will be approved if we receive an ordinary resolution under Cayman Islands law and our amended and restated memorandum and articles of association, which may be passed (a) by a simple majority of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled; or (b) in writing by all of the shareholders entitled to vote on such matter at a general meeting of the company (or such lower threshold as may be allowed under the Companies Act from time to time). As a result, in addition to our founder shares, private shares and the representative shares, we would need an aggregate of 1,941,429 or more of the shares, voted in favor of an initial business combination in order to have our initial business combination approved, assuming all outstanding shares are voted, the over-allotment option is not exercised and the parties to the letter agreement and the underwriting agreement do not acquire any public shares. Assuming that only the holders of one-third of our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, vote their ordinary shares at a general meeting of the company, we will not need any public shares in addition to our founder shares, private shares and representative shares to be voted in favor of an initial business combination in order to approve an initial business combination. However, if our initial business combination is structured as a statutory merger or consolidation of the company with another company under Cayman Islands law, the approval of our initial business combination will require a special resolution, which may be passed (a) by a majority of at least two-thirds (or such other threshold as may be specified under the Companies Act from time to time), of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled; or (b) in writing by all of the shareholders entitled to vote at a general meeting of the company (or such lower threshold as may be allowed under the Companies Act from time to time).

Your only opportunity to effect your investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of our initial business combination. Since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder vote. Accordingly, your only opportunity to effect your investment decision regarding our initial business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination. The amount of the deferred underwriting commissions payable to the underwriters will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commission and after such redemptions, the per-share value of shares held by non-redeeming shareholders will reflect our obligation to pay the deferred underwriting commissions.

We do not have a minimum net tangible asset requirement.

Our amended and restated memorandum and articles of association does not contain a minimum net tangible asset requirement. Such a requirement can serve to ensure that our securities are not determined to be “penny stocks” under Rule 3a-51 of the Exchange Act. Whether or not our amended and restated memorandum and articles of association contains a net tangible assets requirement, if our securities are deemed to be “penny stocks,” we will become subject to Rule 419 of the Securities Act. In the event that our securities are delisted from Nasdaq, our securities could be determined to be “penny stocks” under Rule 3a-51 of the Exchange Act, and we would be required to comply with the requirements of Rule 419 of the Securities Act. Being subject to the requirements of Rule 419 would make us less attractive to potential business combination targets and thereby adversely affect our ability to complete an initial business combination. Please see the sections entitled “— Risks Relating to Our Securities — You will not be entitled to protections normally afforded to investors of other blank check companies subject to Rule 419 of the Securities Act”, “Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions”, “The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target”, and “The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure, and may substantially dilute your investment in us.”

The ability of our public shareholders to redeem their shares for cash and the amount of deferred underwriting compensation may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Consequently, if accepting all properly submitted redemption requests would not allow us to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares and the amount of deferred underwriting compensation may not allow us to complete the most desirable business combination or optimize our capital structure, and may substantially dilute your investment in us.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provision of the Class B ordinary shares results in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares at the time of our initial business combination. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. In addition, the amount of the deferred underwriting compensation payable to the underwriters will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the deferred underwriting compensation and after such redemptions, the amount held in trust will continue to reflect our obligation to pay the entire deferred underwriting compensation. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. As a result, our obligations to redeem public shares for which redemption is requested and to pay the deferred underwriting commissions may not allow us to complete the most desirable business combination or optimize our capital structure.

As a result, our obligations to redeem public shares for which redemption is requested may not allow us to complete the most desirable business combination or optimize our capital structure. In addition, raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provisions of the Class B ordinary shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares at the time of our business combination. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure and may result in substantial dilution from your purchase of our Class A ordinary shares. The effect of this dilution will be greater for shareholders who do not redeem.

We may not be able to generate sufficient value from the completion of our initial business combination in order to overcome the dilutive impact of these and other factors, and, accordingly, you may incur a net loss on your investment. Please see “— Risks Relating to Our Securities — The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to materially decline.”

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the funds in the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with your exercise of redemption rights until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within the completion window may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within the completion window. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation. The length of time it may take us to complete our diligence and negotiate a business combination may reduce the amount of time available for us to ultimately complete an initial business combination should such diligence or negotiations not lead to a consummated initial business combination.

We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, which may include acting as M&A advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. We issued 1,000,000 representative shares to our underwriters which will expire worthless in the event that we do not complete an initial business combination. Our underwriters are also entitled to receive deferred underwriting commissions that will be released from the trust account only upon a completion of an initial business combination. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing M&A advisory services, acting as a placement agent in a private offering or arranging debt financing transactions. We may pay such underwriter or its affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters or their respective affiliates and no fees or other compensation for such services will be paid to any of the underwriters or their respective affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering.

We issued 1,000,000 representative shares to our underwriters which will expire worthless in the event that we do not complete a complete an initial business combination. The underwriters are also entitled to receive deferred underwriting commissions that are conditioned on the completion of an initial business combination. The underwriters’ or their respective affiliates’ financial interests tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination. The underwriters are under no obligation to provide any further services to us in order to receive all or any part of the representative shares.

We may not be able to complete our initial business combination within the completion window, in which case we would redeem our public shares.

We may not be able to find a suitable target business and complete our initial business combination within the completion window after the closing of this offering. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. If we have not completed our initial business combination within such time period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes, if any, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such case, our public shareholders may only receive $10.00 per share, or possibly less, and our warrants and rights will expire without value to the holder. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors described in this “Risk Factors” section.

We may decide not to extend the term we have to consummate our initial business combination, in which case we would redeem our public shares and our warrants and rights would be worthless.

We have until the date that is 12 months from the closing of this offering to complete our initial business combination). We may extend the initial 12-month time period for no more than two (2) three-month periods to consummate an initial business combination by depositing an additional $0.10 per share for each three-month period into the trust account. If we anticipate that we may be unable to consummate our initial business combination within such period, we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. However, we may decide not to seek to extend the date by which we must consummate our initial business combination. If we do not seek to extend the date by which we must consummate our initial business combination, and we are unable to consummate our initial business combination within the applicable time period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes, if any, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the and rights would be worthless.

If we seek shareholder approval of our initial business combination, our sponsor, initial shareholders, directors, officers, advisor and their affiliates may elect to purchase shares, public warrants or rights from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A ordinary shares public warrants or rights.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, officers, advisor and their affiliates may purchase public shares, public warrants or rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation or duty to do so. Such a purchase may include a contractual acknowledgment that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, initial shareholders, directors, officers, advisor and their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. It is intended that, if Rule 10b-18 would apply to purchases by our sponsor, initial shareholders, directors, officers, advisor and their affiliates, then such purchases will comply with Rule 10b-18 under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases.

Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, initial shareholders, directors, officers, advisor and their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares or public warrants in such transactions.

The purpose of any such transactions could be to (1) increase the likelihood of obtaining shareholder approval of the business combination, (2) reduce the number of public warrants or rights outstanding and/or increase the likelihood of approval on any matters submitted to the public warrant holders for approval in connection with our initial business combination, or (3) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible.

To the extent that any public shares are purchased such purchases will be in compliance with all of the requirements set forth in Tender Offers and Schedules Compliance and Disclosure Interpretations Question 166.01 promulgated by the SEC, including that such public shares will not be voted. In addition, if such purchases are made, the public “float” of our securities may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event our sponsor, initial shareholders, directors, officers, advisor and their affiliates were to purchase public shares, public warrants or rights from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

•        our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, initial shareholders, directors, officers, advisor and their affiliates may purchase public shares, public warrants or rights from public shareholders outside the redemption process, along with the purpose of such purchases;

•        if our sponsor, initial shareholders, directors, officers, advisor and their affiliates were to purchase public shares, public warrants or rights from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

•        our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, initial shareholders, directors, officers, advisor and their affiliates would not be voted in favor of approving the business combination transaction;

•        our sponsor, initial shareholders, directors, officers, advisor and their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

•        we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

•        the amount of our securities purchased outside of the redemption offer by our sponsor, initial shareholders, directors, officers, advisor and their affiliates, along with the purchase price;

•        the purpose of the purchases by our sponsor, initial shareholders, directors, officers, advisor and their affiliates;

•        the impact, if any, of the purchases by our sponsor, initial shareholders, directors, officers, advisor and their affiliates on the likelihood that the business combination transaction will be approved;

•        the identities of our security holders who sold to our sponsor, initial shareholders, directors, officers, advisor and their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our sponsor, initial shareholders, directors, officers, advisor and their affiliates; and

•        the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Please see “Proposed Business — Permitted Purchases of Our Securities” for a description of how such persons will determine from which shareholders to seek to acquire securities.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for submitting or tendering its shares, such shares may not be redeemed.

We will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our proxy materials or tender offer documents, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or submit public shares for redemption. For example, we intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent, or to deliver their shares to our transfer agent electronically prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the scheduled vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such shares is included. In the event that a shareholder fails to comply with these or any other procedures disclosed in the proxy or tender offer materials, as applicable, its shares may not be redeemed. See the section of this prospectus entitled “Effecting Our Initial Business Combination — Delivering Share Certificates in Connection with the Exercise of Redemption Rights.”

You will not be entitled to protections normally afforded to investors of other blank check companies subject to Rule 419 of the Securities Act.

Since the net proceeds of this offering and the sale of the private units are intended to be used to complete one or more initial business combinations with a target business or businesses that have not been selected, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the completion of this offering and the sale of the private units and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our respective business combinations than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us or in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you may lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our and rights will expire worthless.

We expect to encounter competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess technical, human and other resources that are similar to or greater than ours or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private units, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, we are obligated to offer holders of our public shares the right to redeem their shares for cash at the time of our initial business combination in conjunction with a shareholder vote or via a tender offer. Target companies will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants and rights will expire worthless.

If the net proceeds of this offering and the sale of the private units not being held in the trust account are insufficient to allow us to operate for at least the duration of the completion window, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination, and we will depend on loans from our sponsor or management team to fund our search and to complete our initial business combination.

Of the net proceeds of this offering, only $945,000 will be available to us initially outside the trust account to fund our working capital requirements. We believe that, upon closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the duration of the completion window; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

In the event that our offering expenses exceed our estimate of $1,655,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. The amount held in the trust account will not be impacted as a result of such increase or decrease. Conversely, in the event that the offering expenses are less than our estimate of $1,655,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate.

Neither our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $600,000 of such loans may be convertible into private units of the post-business combination entity at a price of $10.00 per unit at the option of the applicable lender. Such units would be identical to the private units. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to liquidate the trust account. Consequently, our public shareholders may only receive an estimated $10.00 per share, or possibly less, on our redemption of our public shares, and our and rights will expire worthless.

We may not have sufficient funds to complete a business combination and may be forced to liquidate, raising substantial doubt about our ability to continue as a going concern.

As of March 24, 2026, we had cash on hand of $1,335 and had not commenced any operations. We expect to incur significant costs in pursuit of our acquisition plans. In addition, we will not generate any operating revenues until after the completion of our initial business combination, at the earliest. We expect our only sources of liquidity to be the funds held outside the trust account and, if necessary, loans or additional investments from our sponsor, officers, directors or their affiliates.

Pursuant to our amended and restated memorandum and articles of association, we must complete our initial business combination within 12 months from the closing of this offering to complete our initial business combination. We may extend the initial 12 month period by no more than two (2) three-month periods to consummate an initial business combination by depositing an additional $0.10 per share for each three-month period into the trust account. If we are unable to complete a business combination within such period, we will be required to (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten (10) business days thereafter, subject to lawfully available funds, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account (which interest shall be net of taxes payable, if any, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of public shares then in issue, which redemption will completely extinguish public shareholders’ rights as shareholders of the Company (including the right to receive further liquidation distribution, if any) subject to applicable law and (c) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

There is no assurance that our plans to consummate an initial business combination will be successful within the required timeframe. Additionally, there can be no assurance that our sponsor or its affiliates will provide any additional financing to us on commercially acceptable terms, or at all. If we are unable to obtain additional funding or complete a business combination within the required time period, we will be forced to liquidate and dissolve, and our public shareholders may receive only approximately $5.98 per share, or less than such amount in certain circumstances, and our and rights will expire worthless.

These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will consider whether competitive alternatives are reasonably available to us and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of the company under the circumstances. MaloneBailey, LLP, our independent registered public accounting firm, and the underwriters of this offering will not execute agreements with us waiving such claims to the monies held in the trust account.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (except for our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement; provided that, such indemnification shall only apply to the extent necessary to ensure that such third party claims do not reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case less taxes payable, and our sponsor asserts that it is unable to satisfy his obligations or that he has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per public share.

We may not have sufficient funds to satisfy indemnification claims of our directors and officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, a liquidator or a bankruptcy or other court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to us or our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy/insolvency laws as either a “preferential transfer” or a “fraudulent conveyance, preference or disposition.” As a result, a liquidator or a bankruptcy or other court could seek to recover some or all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to us or our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements and numerous complex tax laws. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

On January 24, 2024, the SEC adopted a series of new rules relating to SPACs (the “SPAC Rules”) requiring, among other items, (i) additional disclosures relating to SPAC business combination transactions; (ii) additional disclosures relating to dilution and to conflicts of interest involving sponsors and their affiliates in both SPAC initial public offerings and de-SPAC transactions; (iii) the use of projections by SPACs in SEC filings in connection with proposed business combination transactions; and (iv) both the SPAC and the target company’s status as co-registrants on de-SPAC registration statements.

In addition, the SEC’s adopting release provided guidance describing circumstances in which a SPAC could become subject to regulation under the Investment Company Act, including its duration, asset composition, business purpose, and the activities of the SPAC and its management team in furtherance of such goals.

Compliance with the SPAC Rules and related guidance may increase the costs of, and the time needed to negotiate and complete an initial business combination and may constrain the circumstances under which we could complete an initial business combination.

Changes in international trade policies, tariffs and treaties affecting imports and exports may have a material adverse effect on our search for an initial business combination target or the performance or business prospects of a post-business combination company.

There have recently been significant changes to international trade policies and tariffs affecting imports and exports. Any significant increases in tariffs on goods or materials or other changes in trade policy could negatively affect our search for a target and/or our ability to complete our initial business combination.

The U.S. has implemented and continues to effect a range of new tariffs and increases to existing tariffs. In response to the tariffs announced by the U.S., other countries have imposed, are considering imposing, and may in the future impose new or increased tariffs on certain exports from the United States. There is currently significant uncertainty about the future relationship between the United States and other countries with respect to trade policies, taxes, government regulations and tariffs. and we cannot predict whether, and to what extent, current tariffs will continue or trade policies will change in the future.

Tariffs, or the threat of tariffs or increased tariffs, could have a significant negative impact on certain businesses (either due to domestic businesses’ reliance on imported goods or dependence on access to foreign markets, or foreign businesses’ reliance on sales into the United States). In addition, retaliatory tariffs could have a significant negative impact on foreign businesses that rely on imports from the United States, and domestic businesses that rely on exporting goods internationally. These tariffs and threats of tariffs and other potential trade policy changes could negatively affect the attractiveness of certain initial business combination targets, or lead to material adverse effects on a post-business combination company. Among other things, historical financial performance of companies affected by trade policies and/or tariffs may not provide useful guidance as to the future performance of such companies, because future financial performance of those companies may be materially affected by new U.S. tariffs or foreign retaliatory tariffs, or other changes to trade policies. The business prospects of a particular target for a business combination could change even after we enter into a business combination agreement, as a result of tariffs or the threat of tariffs that may have a material impact on that target’s business, and it may be costly or impractical for us to terminate that business combination agreement. These factors could affect our selection of a business combination target.

We may not be able to adequately address the risks presented by these tariffs or other potential trade policy changes. As a result, we may deem it costly, impractical or risky to complete an initial business combination with a particular target or with a target in a particular industry or from a particular country. Consequently, the pool of potential target companies may be reduced, which could impair our ability to identify a suitable target and to complete an initial business combination. If we complete an initial business combination with such a target, the post-business combination company’s operations and financial results could be adversely affected as a result of tariffs or changes to trade policies, which may cause the market value of the securities of the post-business combination company to decline.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

As described in the risk factor above entitled “Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.”, the SEC’s adopting release with respect to the SPAC Rules provided guidance describing the extent to which SPACs could become subject to regulation under the Investment Company Act and the regulations thereunder. Whether a SPAC is an investment company will be a question of facts and circumstances. If our facts and circumstances change over time, we will update our disclosure to reflect how those changes impact the risk that we may be considered to be operating as an unregistered investment company. We can give no assurance that a claim will not be made that we have been operating as an unregistered investment company.

If we are deemed to be an investment company under the Investment Company Act, we may have to change our operations, wind down our operations, or register as an investment company under the Investment Company Act. Our activities may be restricted, including:

•        restrictions on the nature of our investments; and

•        restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.

We may also have imposed upon us burdensome requirements, including:

•        registration as an investment company;

•        adoption of a specific form of corporate structure; and

•        reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We are mindful of the SEC’s investment company definition and guidance and intend to identify and complete an initial business combination with an operating business, and not with an investment company, or to acquire minority interests in other businesses exceeding the permitted threshold.

We do not believe that our anticipated activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account will initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account.

Pursuant to the trust agreement, the trustee is not permitted to invest in securities or assets other than as described above. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended solely as a temporary depository for funds pending the earliest to occur of: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) in a manner that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window; or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity; or (iii) absent an initial business combination within the completion window, from the closing of this offering, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares.

We are aware of litigation claiming that certain SPACs should be considered to be investment companies. Although we believe that these claims were without merit, we cannot guarantee that we will not be deemed to be an investment company and thus subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete an initial business combination or may result in our winding down our operations and our liquidation. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless, and our public shareholders would also lose the possibility of an investment opportunity in a target company as well as any potential price appreciation in the combined company following a business combination.

To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in an interest bearing demand deposit account until the earlier of the consummation of an initial business combination or our liquidation. As a result, following the liquidation of investments in the trust account, we will likely receive less interest on the funds held in the trust account than we would have had the trust account remained as initially invested, such that our public shareholders would receive less upon any redemption or liquidation of the Company than what they would have received had the investments not been liquidated.

The funds to be held in the trust account will, following this offering, be initially held only in U.S. government treasury obligations with a maturity of 185 days or less, in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act and in cash or cash like items (including demand deposit accounts). However, to mitigate the risk of us being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct Continental Stock Transfer & Trust Company, the trustee with respect to the trust account, to liquidate the U.S. government treasury obligations or money market funds held in the trust account and thereafter to hold all funds in the trust account in an interest bearing demand deposit account until the earlier of the consummation of our initial business combination or our liquidation. Following such liquidation, we will likely receive less interest on the funds held in the trust account than we would earn if the trust account remained invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act. However, interest previously earned on the funds held in the trust account still may be released to us to pay our taxes, if any, and certain other expenses as permitted. As a result, any decision to liquidate the investments held in the trust account and thereafter to hold all funds in the trust account in an interest-bearing demand deposit account could reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company as compared to what they would have received had the investments not been so liquidated.

Notwithstanding the measures set forth above, we may still be deemed to be an investment company. The longer that the funds in the trust account are held in short-term U.S. government treasury obligations or in money market funds invested exclusively in such securities, the greater the risk that we may be deemed to be an unregistered investment company, in which case we may be required to liquidate. If our facts and circumstances change over time, we will update our disclosure to reflect how those changes impact the risk that we may be considered to be operating as an unregistered investment company. As disclosed above, we may determine, in our discretion, to liquidate the securities held in the trust account at any time and instead hold all funds in the trust account in cash or in an interest bearing demand deposit account, which could further reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company as compared to what they would have received had the investments not been so liquidated. Were we to liquidate the Company, our warrants would expire worthless, and our securityholders would lose the investment opportunity associated with an investment in the target company with which we could have consummated an initial business combination. In addition, upon moving the funds from the trust account to a deposit account, we will maintain the cash items in bank accounts which, at times, may exceed federally insured limits as guaranteed by the FDIC. While we intend to place our deposits in high-quality banks, only a small portion of the funds in our trust account will be guaranteed by the FDIC.

Our search for an initial business combination, and any target business with which we may ultimately consummate an initial business combination, may be materially adversely affected by current global geopolitical conditions resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the conflict in the Middle East and Southwest Asia.

United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of conflict in the Middle East and Southwest Asia. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, or have undertaken or will undertake military strikes in Southwest Asia, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the conflict in the Middle East and Southwest Asia and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyber-attacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the abovementioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the conflict in the Middle East and Southwest Asia and subsequent sanctions or related actions, could adversely affect our search for an initial business combination and any target business with which we may ultimately consummate an initial business combination.

The extent and duration of the ongoing conflicts, resulting sanctions and any related market disruptions are impossible to predict, but could be substantial, particularly if current or new sanctions continue for an extended period of time or if geopolitical tensions result in expanded military operations on a global scale. Any such disruptions may also have the effect of heightening many of the other risks described in this section. If these disruptions or other matters of global concern continue for an extended period of time, our ability to consummate an initial business combination, or the operations of a target business with which we may ultimately consummate an initial business combination, may be materially adversely affected.

Military or other conflicts in Ukraine, the Middle East and Southwest Asia or elsewhere may lead to increased volume and price volatility for publicly traded securities, or affect the operations or financial condition of potential target companies, which could make it more difficult for us to consummate an initial business combination.

Military or other conflicts in Ukraine, the Middle East, Southwest Asia or elsewhere may lead to increased volume and price volatility for publicly traded securities, or affect the operations or financial condition of potential target companies, and to other company or industry-specific, national, regional or international economic disruptions and economic uncertainty, any of which could make it more difficult for us to identify a business combination target and consummate an initial business combination on acceptable commercial terms, or at all.

If we have not completed our initial business combination within such time period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes, if any and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In that case, investors may be forced to wait up to ten business days beyond the end of the completion window before the their public shares are redeemed.

In limited circumstances, our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, our liabilities exceeded our assets or we were unable to pay our debts as they fell due. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out while our liabilities exceeded our assets or we were unable to pay our debts as they fell due may be guilty of an offence and may be personally liable to repay us so much of the distribution as we were unable to recover from shareholders.

We may not hold an annual general meeting until after the consummation of our initial business combination, which could delay the opportunity for our public shareholders to discuss company affairs with management, and the holders of our Class A ordinary shares will not have the right to vote on the appointment or removal of directors or continuing the company in a jurisdiction outside the Cayman Islands until after the consummation of our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Act for us to hold annual or extraordinary general meetings to appoint directors. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to discuss company affairs with management. Our board of directors will be divided into three classes with only one class of directors being appointed in each year and each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. In addition, as holders of our Class A ordinary shares, our public shareholders will not have the right to vote on the appointment or removal of directors or continuing the company in a jurisdiction outside the Cayman Islands until after the consummation of our initial business combination.

Because we are neither limited to evaluating a target business in a particular industry sector nor have we selected any target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

Our efforts to identify a prospective initial business combination target will not be limited to a particular industry, sector or geographic region. While we may pursue an initial business combination opportunity in any industry or sector, we intend to capitalize on the ability of our management team to identify and acquire a business or businesses that can benefit from our management team’s established global relationships and operating experience. Our management team has extensive experience in identifying and executing strategic investments globally and has done so successfully in a number of sectors. Our amended and restated memorandum and articles of association prohibits us from effectuating a business combination solely with another blank check company or similar company with nominal operations.

Because we have not yet selected any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. In recent years, a number of target businesses have underperformed financially post-business combination. There are no assurances that the target business with which we consummate our initial business combination will perform as anticipated. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

We may seek business combination opportunities in industries or sectors that may be outside of our management’s areas of expertise. We will consider a business combination outside of our management’s areas of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive business combination opportunity for our company. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination candidate. In the event we elect to pursue a business combination outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to ascertain or assess adequately all of the relevant risk factors. Accordingly, any shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

We are not required to obtain an opinion from an independent investment banking firm or from another independent entity that commonly renders valuation opinions, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our shareholders from a financial point of view.

Unless we complete our initial business combination with an affiliated entity or our board of directors cannot independently determine the fair market value of the target business or businesses (including with the assistance of financial advisors), we are not required to obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that the price we are paying is fair to our shareholders from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy materials or tender offer documents, as applicable, related to our initial business combination.

We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the founder shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained therein. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our amended and restated memorandum and articles of association authorizes the issuance of up to 500,000,000 Class A ordinary shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.0001 per share, and 5,000,000 preference shares, par value $0.0001 per share. Immediately after this offering, there will be 483,740,000 (assuming in each case that the underwriters have not exercised their over-allotment option, 1,285,714 Class B ordinary shares are forfeited and no additional Private Units have been sold) authorized but unissued Class A ordinary shares and 41,428,571 Class B ordinary shares, respectively, available for issuance which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants or shares issuable upon conversion of the Class B ordinary shares. The Class B ordinary shares are automatically convertible into Class A ordinary shares (which such Class A ordinary shares delivered upon conversion will not have any redemption rights or be entitled to liquidating distributions from the trust account if we fail to consummate an initial business combination) concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder, initially at a one-for-one ratio but subject to adjustment as set forth herein and in our amended and restated memorandum and articles of association, including in certain circumstances in which we issue Class A ordinary shares or equity-linked securities related to our initial business combination. Immediately after this offering, there will be no preference shares issued and outstanding.

We may issue a substantial number of additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions as set forth therein. However, our amended and restated memorandum and articles of association provide, among other things, that prior to our initial business combination, except in connection with the conversion of Class B ordinary shares into Class A ordinary shares where the holders of such shares have waived any rights to receive funds from the trust account, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with public shares on any initial business combination. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote. The issuance of additional ordinary or preference shares:

•        may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

•        may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded our Class A ordinary shares;

•        could cause a change in control if a substantial number of Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us;

•        may adversely affect prevailing market prices for our units, Class A ordinary shares and/or warrants; and

•        may not result in adjustment to the exercise price of our warrants.

Unlike some other similarly structured special purpose acquisition companies, our initial shareholders will receive additional Class A ordinary shares if we issue certain shares to consummate an initial business combination.

The founder shares will automatically convert into Class A ordinary shares (which such Class A ordinary shares delivered upon conversion will not have any redemption rights or be entitled to liquidating distributions from the trust account if we fail to consummate an initial business combination) concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities (as described herein), are issued or deemed issued in excess of the amounts issued in this offering (including pursuant to the over-allotment option) and related to or in connection with the consummation of our initial business combination, the ratio at which the Class B ordinary shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, approximately 35.0% of the sum of (i) the total number of all Class A ordinary shares outstanding upon the completion of this offering (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding the Class A ordinary shares that are included within the private units), plus (ii) all Class A ordinary shares and equity-linked securities issued or deemed issued, in connection with the closing of the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination and any units issued to our sponsor or any of its affiliates or to our officers or directors upon conversion of working capital loans made to the company) minus (iii) any redemptions of Class A ordinary shares by public shareholders in connection with an initial business combination or certain amendments to the Company’s articles of association; provided that such conversion of founder shares will never occur on a less than one-for-one basis.

We may issue our shares to investors in connection with our initial business combination at a price which is less than the prevailing market price of our shares at that time.

In connection with our initial business combination, we may issue ordinary or preference shares to investors in private placement transactions (so-called PIPE transactions) at a price of $10.00 per share or lower, at a price that approximates the per-share amounts in our trust account at such time. The purpose of such issuances will be to enable us to provide sufficient liquidity and capital to the post-business combination entity and to complete the business combination. Such arrangements result in costs particular to the business combination process that would not generally be incurred in a traditional IPO. Such agreements may be structured in a way intended to ensure a return on investment to the investor in return for funds that would be used to facilitate the completion of the business combination. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time. Any such issuances of equity securities could dilute the interests of our existing shareholders and could result in dilution to our existing shareholders. If we are not able to secure such financing and there are significant redemptions from our trust account, it is possible that we might not be able to complete an initial business combination.

Since only holders of our Class B ordinary shares will have the right to vote on the appointment of directors, upon the listing of our shares on Nasdaq, and prior to the consummation of a business combination, Nasdaq will consider us to be a “controlled company” within the meaning of Nasdaq rules. As a result, Nasdaq will consider us to be a “controlled company” within the meaning of Nasdaq corporate governance standards. Under Nasdaq corporate governance standards, a company of which more than 50% of the voting power for the appointment of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that:

•        we have a board that includes a majority of “independent directors,” as defined under the rules of Nasdaq; and

•        we have a compensation committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

We currently do not intend to rely on the “controlled company” exemption, but may do so in the future. Accordingly, if we choose to do so, you will not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Resources could be wasted in researching business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, consultants and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, officers, directors, non-managing sponsor members or their respective affiliates or existing holders which may raise potential conflicts of interest.

In light of the involvement of our sponsor, its manager, and our officers and directors with other entities, we may decide to acquire one or more businesses affiliated with or competitive with our sponsor, officers, directors, non-managing sponsor members or their respective affiliates or existing holders. Our directors also serve as officers and/or board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Effecting Our Initial Business Combination — Evaluation of a Target Business and Structuring of Our Initial Business Combination” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our sponsor, officers, directors, non-managing sponsor members or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Since our sponsor, officers and directors, and any other holders of our founder shares, including any non-managing sponsor members, may lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On March 19, 2026, our sponsor purchased, and the Company issued to the sponsor, 9,857,143 Class B ordinary shares (up to of 1,285,714 of which are subject to forfeiture by the holders thereof depending on the extent to which the underwriter’s over-allotment option is exercised) for an aggregate purchase price of $25,000 (or $0.002 per share). Prior to the initial investment in the company of $25,000 by the sponsor, the company had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 17,250,000 units if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent approximately 35% of the outstanding shares after this offering (not including the Class A ordinary shares that are included within the private units). Our public shareholders may incur material dilution due to such anti-dilution adjustments that result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion. To the extent the over-allotment option is not exercised, the founder shares shall be surrendered by the sponsor for no consideration so that the sponsor will own 35% of our outstanding ordinary shares following the closing of this offering (exclusive of any Class A ordinary shares that are included in the private units). Accordingly, up to 1,285,714 of the founder shares may be surrendered by the sponsor in connection with the closing of this offering. The founder shares will be worthless if we do not complete an initial business combination, except to the extent they receive liquidating distributions from assets outside of the trust account. In addition, our sponsor has committed to purchase an aggregate of 260,000 private units (whether or not the over-allotment option is exercised) for an aggregate purchase price of $2,600,000, or $10.00 per private unit.

Except in certain limited circumstances, no member of the sponsor (including the non-managing sponsor members) may transfer all or any portion of its membership units in the sponsor. The private units will be worthless if we do not complete our initial business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the end of the completion window nears, which is the deadline for our completion of an initial business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. The incurrence of debt could have a variety of negative effects, including:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private units, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability. The net proceeds from this offering will provide us with $150,000,000 (or $172,500,000 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial business combination.

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•        solely dependent upon the performance of a single business, property or asset, or

•        dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our business combination strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our shareholders do not agree.

Our amended and restated memorandum and articles of association will not provide a specified maximum redemption threshold. Our proposed initial business combination may impose a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisor or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate an initial business combination, special purpose acquisition companies have, in the recent past, amended various provisions of their charters and other governing instruments, including their warrant agreements. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that our shareholders may not support.

In order to effectuate a business combination, special purpose acquisition companies have, in the recent past, amended various provisions of their charters and governing instruments, including their warrant agreements. For example, special purpose acquisition companies have extended the time to consummate an initial business combination and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. Amending our amended and restated memorandum and articles of association will require an ordinary resolution under Cayman Islands law, which may be passed (a) by a simple majority of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled; or (b) in writing by all of the shareholders entitled to vote on such matter at a general meeting of the company (or such lower threshold as may be allowed under the Companies Act from time to time). The warrant agreement may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, (ii) adjusting the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the warrant agreement, (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants or (iv) to provide for the delivery of the Alternative Issuance (as defined below). All other modifications or amendments of the warrant agreement will require the vote or written consent of holders of at least 50% of the public warrants and, solely with respect to any amendment to the terms of the private warrants or working capital warrants or any provision of the warrant agreement with respect to the private warrants or working capital warrants (including, for the avoidance of doubt, the forfeiture or cancellation of any private warrants or working capital warrants), 50% of the then outstanding private warrants and working capital warrants (including the vote or written consent of D. Boral Capital). In addition, our amended and restated memorandum and articles of association requires us to provide our public shareholders (other than our initial shareholders, directors and officers) with the opportunity to redeem their public shares, regardless of whether they abstain, vote for, or vote against, our initial business combination, for cash if we propose an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within the completion window or (B) with respect to any other material provisions relating to the rights of holders of Class A ordinary shares or pre-initial business combination activity. To the extent any of such amendments would be deemed to fundamentally change the nature of the securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities. We cannot assure you that we will not seek to amend our charter or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination.

The provisions of our amended and restated memorandum and articles of association that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of not less than two-thirds of our ordinary shares which are represented in person or by proxy and are voted at a general meeting of the company, which is a lower amendment threshold than that of some other special purpose acquisition companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association to facilitate the completion of an initial business combination that some of our shareholders may not support.

Our amended and restated memorandum and articles of association provide that prior to or in connection with the closing of our initial business combination, only holders of our Class B ordinary shares (i) will have the right to vote to appoint and remove directors prior to the completion of our initial business combination; and (ii) will be entitled to vote on continuing our company in a jurisdiction outside the Cayman Islands (including any special resolution required to adopt new constitutional documents as a result of our approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands).These provisions may only be changed by a special resolution (a) passed by a majority of at least 90% of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled; or (b) approved in writing by all of the shareholders entitled to vote at a general meeting of the company. Except as specified above with respect to matters requiring at least a 90% majority, a special resolution to amend our amended and restated memorandum and articles of association may be (a) passed by a majority of at least two-thirds (or such other threshold as may be specified under the Companies Act from time to time) of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled; or (b) approved in writing by all of the shareholders entitled to vote at a general meeting of the company (or such lower threshold as may be allowed under the Companies Act from time to time).Corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by the affirmative vote of at least two-thirds of our ordinary shares which are represented in person or by proxy and are voted at a general meeting of the company. Our sponsor, who (assuming it does not purchase any units in this offering) will own approximately 35.0% of our ordinary shares upon the closing of this offering (not including the Class A ordinary shares that are included within the private units), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-business combination behavior more easily than some other special purpose acquisition companies, and this may increase our ability to complete a business combination with which you do not agree.

Our sponsor, officers, directors and director nominees pursuant to a letter agreement with us, and the representative of the underwriters pursuant to the underwriting agreement solely with respect to the representative shares, have agreed that they will not propose any amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to the rights of Class A ordinary shares or pre-initial business combination activity, in each case unless we provide our public shareholders (other than our initial shareholders, directors and officers) with the opportunity to redeem their Class A ordinary shares upon approval or effectiveness of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less taxes payable), divided by the number of then outstanding public shares. These redemption rights are also reflected in our amended and restated memorandum and articles of association.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We have not selected any specific business combination target but intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private units. As a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemption by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Further, we may be required to obtain additional financing in connection with the closing of our initial business combination for general corporate purposes, including for maintenance or expansion of operations of the post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, or to fund the purchase of other companies. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination.

Our sponsor, assuming it retains its current holding of Class B ordinary shares, will control the appointment of our board of directors until consummation of our initial business combination and will hold a substantial interest in us. As a result, it will appoint all of our directors prior to or in connection with the consummation of our initial business combination and may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon closing of this offering, our sponsor (assuming it does not purchase any units in this offering) will own approximately 35.0% of our issued and outstanding ordinary shares (not including the Class A ordinary shares that are included within the private units). Accordingly, it may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association. This potential concentration of influence could be disadvantageous to other shareholders with interests different from those of our sponsor. To the extent that any non-managing sponsor members acquire membership interests in the sponsor, they will have no right to control the sponsor or vote or dispose of any securities held by the sponsor. In addition, the founder shares, all of which are held by our sponsor, will entitle the holders to appoint all of our directors prior to or in connection with the consummation of our initial business combination. Holders of our public shares will have no right to vote on the appointment or removal of directors during such time. Further, prior to or in connection with the closing of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on continuing our company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). These provisions of our amended and restated memorandum and articles of association may only be amended if approved by a special resolution passed (a) by a majority of at least 90%, of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled; or (b) in writing by all of the shareholders entitled to vote at a general meeting of the company. As a result, you will not have any influence over the appointment or removal of directors prior to our initial business combination or any influence over our continuation in a jurisdiction outside the Cayman Islands prior to our initial business combination.

If our sponsor purchases any units in this offering or if our sponsor purchases any additional Class A ordinary shares in the aftermarket or in privately negotiated transactions, this would increase its control. Neither our sponsor nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares. In addition, our board of directors, whose members were appointed by our sponsor shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the board of Directors. At the first annual general meeting of the Company, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three (3) years. At the second annual general meeting of the Company, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three (3) years. At the third annual general meeting of the Company, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of three (3) years. At each succeeding annual general meeting of the Company, Directors shall be elected for a full term of three (3) years to succeed the Directors of the class whose terms expire at such annual general meeting. We may not hold an annual or extraordinary general meeting to appoint new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual general meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for appointment. Since only holders of our Class B ordinary shares will have the right to vote on directors prior to our initial business combination, our initial shareholders will continue to exert control at least until the completion of our initial business combination. Accordingly, our sponsor will continue to exert control at least until the completion of our initial business combination.

We may not be able to complete an initial business combination because such initial business combination may be subject to regulatory review and approval requirements, including foreign investment regulations and review by government entities such as the Committee on Foreign Investment in the United States (“CFIUS”), or may be ultimately prohibited.

Our initial business combination may be subject to regulatory review and approval requirements by governmental entities, or ultimately prohibited. For example, CFIUS has authority to review direct or indirect foreign investments in U.S. companies. Among other things, CFIUS is empowered to require certain foreign investors to make mandatory filings, to charge filing fees related to such filings, and to self-initiate national security reviews of foreign direct and indirect investments in U.S. companies if the parties to that investment choose not to file voluntarily. In the case that CFIUS determines an investment to be a threat to national security, CFIUS has the power to unwind or place restrictions on the investment. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on — among other factors — the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved. Our sponsor is a limited liability company formed in Delaware and is not controlled by, nor does it have substantial ties with, a non-U.S. person.

Nevertheless, investments that result in “control” of a U.S. business by a foreign person are always subject to CFIUS jurisdiction. CFIUS’s expanded jurisdiction under the Foreign Investment Risk Review Modernization Act of 2018 and implementing regulations that became effective on February 13, 2020 further includes investments that do not result in control of a U.S. business by a foreign person but afford certain foreign investors certain information or governance rights in a U.S. business that has a nexus to “critical technologies,” “critical infrastructure” and/or “sensitive personal data.”

If a particular proposed initial business combination with a U.S. business falls within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit to CFIUS review on a voluntary basis, or to proceed with the transaction without submitting to CFIUS and risk CFIUS intervention, before or after closing the transaction. CFIUS may decide to block or delay our proposed initial business combination, impose conditions with respect to such initial business combination or request the President of the United States to order us to divest all or a portion of the U.S. target business of our initial business combination that we acquired without first obtaining CFIUS approval, which may limit the attractiveness of, delay or prevent us from pursuing certain target companies that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have any foreign ownership issues. In addition, certain federally licensed businesses may be subject to rules or regulations that limit foreign ownership.

The process of government review, whether by CFIUS or otherwise, could be lengthy. Because we have only a limited time to complete our initial business combination, our failure to obtain any required approvals within the requisite time period may require us to liquidate. If we are unable to consummate our initial business combination within the completion window, including as a result of extended regulatory review of a potential initial business combination, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes, if any, and less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, our shareholders would miss the opportunity to benefit from an investment in a target company and the appreciation in value of such investment. Additionally, our warrants would be worthless.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets or such attractive targets may not be interested to consummate a business combination with a SPAC due to a negative public perception of mergers involving SPACs. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies preparing for an initial public offering, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available to consummate an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns (including a negative public perception of mergers involving SPACs), geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

Adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions, could adversely affect our business, financial condition or results of operations, or our prospects.

The funds in our operating account and our trust account will initially be held in banks or other financial institutions and will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act) instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest-bearing demand deposit account. Our cash held in these accounts may exceed any applicable Federal Deposit Insurance Corporation (“FDIC”) insurance limits. Should events, including limited liquidity, defaults, non-performance or other adverse developments occur with respect to the banks or other financial institutions that hold our funds, or that affect financial institutions or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, the value of the assets in our trust account could be impaired, which could have a material impact on our operating results, liquidity, financial condition and prospects. For example, on March 10, 2023, the FDIC announced that Silicon Valley Bank had been closed by the California Department of Financial Protection and Innovation. We cannot guarantee that the banks or other financial institutions that will hold our funds will not experience similar issues.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that the proxy statement with respect to the vote on an initial business combination include historical and pro forma financial statement disclosure. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America (“GAAP”) or international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”) depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an initial business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2027. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the auditor attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the auditor attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

Risks Relating to the Post-Business Combination Company

Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present within a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing to partially finance the initial business combination or thereafter. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The loss of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new Class A ordinary shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new Class A ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our issued and outstanding Class A ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain control of the target business.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target business’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target business’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

We may seek business combination opportunities with a high degree of complexity that require significant operational improvements, which could delay or prevent us from achieving our desired results.

We may seek business combination opportunities with large, highly complex companies that we believe would benefit from operational improvements. While we intend to implement such improvements, to the extent that our efforts are delayed or we are unable to achieve the desired improvements, the business combination may not be as successful as we anticipate.

To the extent we complete our initial business combination with a large complex business or entity with a complex operating structure, we may also be affected by numerous risks inherent in the operations of the business with which we combine, which could delay or prevent us from implementing our strategy. Although our management team will endeavor to evaluate the risks inherent in a particular target business and its operations, we may not be able to properly ascertain or assess all of the significant risk factors until we complete our business combination. If we are not able to achieve our desired operational improvements, or the improvements take longer to implement than anticipated, we may not achieve the gains that we anticipate. Furthermore, some of these risks and complexities may be outside of our control and leave us with no ability to control or reduce the chances that those risks and complexities will adversely impact a target business. Such combination may not be as successful as a combination with a smaller, less complex organization.

Our initial business combination and our structure thereafter may not be tax-efficient to our shareholders and warrant holders. As a result of our business combination, our tax obligations may be more complex, burdensome and/or uncertain.

Although we will attempt to structure our initial business combination in a tax-efficient manner, tax structuring considerations are complex, the relevant facts and law are uncertain and may change, and we may prioritize commercial and other considerations over tax considerations. For example, in connection with our initial business combination and subject to any requisite shareholder approval, we may: structure our business combination in a manner that requires shareholders and/or warrant holders to recognize gain or income for tax purposes; effect a business combination with a target company in another jurisdiction; or reincorporate in a different jurisdiction (including, but not limited to, the jurisdiction in which the target company or business is located). We do not intend to make any cash distributions to shareholders or warrant holders to pay taxes in connection with our business combination or thereafter. Accordingly, a shareholder or warrant holder may need to satisfy any liability resulting from our initial business combination with cash from its own funds or by selling all or a portion of the shares or warrants received. In addition, shareholders and warrant holders may also be subject to additional income, withholding or other taxes with respect to their ownership of us after our initial business combination.

In addition, we may effect a business combination with a target company that has business operations in multiple jurisdictions. If we effect such a business combination, we could be subject to significant income, withholding and other tax obligations in a number of jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Due to the complexity of tax obligations and filings in other jurisdictions, we may have a heightened risk related to audits or examinations by U.S. federal, state, local and non-U.S. taxing authorities. This additional complexity and risk could have an adverse effect on our after-tax profitability and financial condition.

Risks Relating to Acquiring and Operating a Business in Foreign Countries

If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may adversely affect us.

If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If we pursue a target a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•        costs and difficulties inherent in managing cross-border business operations;

•        rules and regulations regarding currency redemption;

•        complex corporate withholding taxes on individuals;

•        laws governing the manner in which future business combinations may be effected;

•        exchange listing and/or delisting requirements;

•        tariffs and trade barriers;

•        regulations related to customs and import/export matters;

•        local or regional economic policies and market conditions;

•        unexpected changes in regulatory requirements;

•        challenges in managing and staffing international operations;

•        longer payment cycles;

•        tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•        currency fluctuations and exchange controls;

•        rates of inflation;

•        challenges in collecting accounts receivable;

•        cultural and language differences;

•        employment regulations;

•        underdeveloped or unpredictable legal or regulatory systems;

•        corruption;

•        protection of intellectual property;

•        social unrest, crime, strikes, riots and civil disturbances;

•        regime changes and political upheaval;

•        terrorist attacks, natural disasters, widespread health emergencies and wars; and

•        deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination, or, if we complete such initial business combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.

We may transfer by way of continuation into another jurisdiction, which may result in taxes imposed on shareholders or warrant holders.

We may, in connection with our initial business combination or otherwise and, to the extent applicable, subject to requisite shareholder approval by special resolution under our amended and restated memorandum and articles of association (with respect to which only holders of Class B ordinary shares will be entitled to vote prior to our initial business combination), transfer by way of continuation into another jurisdiction, such as the jurisdiction in which the target company or business is located or in another jurisdiction. The transaction may require a shareholder and/or warrant holder to recognize taxable income in the jurisdiction in which the shareholder or warrant holder is a tax resident or in which its members are resident if it is a tax transparent entity (or may otherwise result in adverse tax consequences). We do not intend to make any cash distributions to shareholders or warrant holders to pay such taxes. Shareholders or warrant holders may be subject to withholding taxes or other taxes with respect to their ownership of our Class A ordinary shares or warrants after the reincorporation.

We may transfer by way of continuation to another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction may govern some or all of our future material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination, we may relocate the home jurisdiction of our business from the Cayman Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction may govern some or all of our future material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the Securities and Exchange Commission, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, our management may resign from their positions as officers or directors of the company and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in such country. The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Risks Relating to our Management Team

We are dependent upon our officers and directors and their loss, or a reduction in the amount of time they can dedicate to our initial business combination, could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

The ownership interest of our sponsor may change, and our sponsor may divest its ownership interest in us before identifying a business combination, which could deprive us of key personnel and advisors.

Our sponsor is a limited liability company, of which Joshua Jagid is the manager and holder of voting and investment discretion with respect to the founder shares held of record by the sponsor, and all our officers and directors own individual economic interests in our sponsor. However, this may change as there is no contractual restriction on the sponsor or the manager’s ability to share, sell or otherwise dispose of part or all of the interests in our sponsor or held by our sponsor. As a result, there is a risk that our sponsor (or the manager) may divest its (or their or our officers’ and directors’) ownership or economic interests in us or in the sponsor before a business combination target is identified, which would likely result in the Company’s loss of certain key personnel, including Joshua Jagid and Jack Bressman.

In addition, there can be no assurance that any replacement sponsor, key personnel or advisors would successfully identify a business combination target for us or, even if one is one so identified, successfully complete such business combination.

Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with our company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, subject to their fiduciary duties under Cayman Islands law.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers is engaged in other business endeavors for which he may be entitled to substantial compensation, and our officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target, which could materially affect our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see “Management — Officers, Directors and Director Nominees.”

Our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including other blank check companies, and, accordingly, may have conflicts of interest in allocating their time and in determining to which entity a particular business opportunity should be presented.

To the fullest extent permitted by applicable law, none of the sponsor or any individual serving as a director or an officer (“Management”) shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the company. To the fullest extent permitted by applicable law, the company renounces in its amended and restated memorandum and articles of association any interest or expectancy of the company in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for Management, on the one hand, and the company, on the other or (b) the presentation of which would breach an existing legal obligation of a member of Management to any other entity. Except to the extent expressly assumed by contract, to the fullest extent permitted by applicable law, Management shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its shareholders for breach of any fiduciary duty as a shareholder, director and/or officer solely by reason of the fact that such person pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the company. Except as provided elsewhere in the amended and restated memorandum and articles of association, to the fullest extent permitted by applicable law the company renounces any interest or expectancy of the company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the company and Management, about which a director and/or officer who is also a member of Management acquires knowledge.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Officers, Directors and Director Nominees,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor or one or more of our directors or officers or non-managing sponsor members, although we do not intend to do so. However, in the event we seek to complete a business combination with a target business that is an affiliate of the sponsor, an officer or a director, we, or a committee of independent directors, shall obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions stating that the consideration to be paid by us in such a business combination is fair to the company from a financial point of view. Furthermore, we do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target, which could materially affect our ability to complete our initial business combination.

Members of our management team and board of directors have significant experience as founders, board members, officers, executives or employees of other companies. Certain of those persons have been, are currently, or may become, involved in litigation, investigations or other proceedings, including related to those companies or otherwise. This may have an adverse effect on us, which may impede our ability to consummate an initial business combination.

During the course of their careers, members of our management team and board of directors have had significant experience as founders, board members, officers, executives or employees of other companies. Certain of those persons have been, are currently or may in the future become involved in litigation, investigations or other proceedings, including relating to the business affairs of such companies, transactions entered into by such companies, or otherwise. Any such litigation, investigations or other proceedings may divert the attention and resources of our management team and board of directors away from identifying and selecting a target business or businesses for our initial business combination and may negatively affect our reputation, which may impede our ability to complete an initial business combination.

Members of our management team and affiliated companies may have been, and may in the future be, involved in civil disputes or governmental investigations unrelated to our business.

Members of our management team have been (and intend to be) involved in a wide variety of businesses. Such involvement has, and may lead to, media coverage and public awareness. As a result, members of our management team and affiliated companies may have been, and may in the future be, involved in civil disputes or governmental investigations unrelated to our business. Any such claims or investigations may be detrimental to our reputation and could negatively affect our ability to identify and complete an initial business combination and may have an adverse effect on the price of our securities.

Our letter agreement with our sponsor, officers and directors and the terms of the lock-up in the underwriting agreement may be amended without shareholder approval.

Our letter agreement with our sponsor, officers and directors, as well as the underwriting agreement with the representative of the underwriters with respect to the representative shares, contain provisions relating to transfer restrictions on our founder shares, representative shares, and private units, indemnification of the trust account, waiver of redemption rights and participation in liquidating distributions from the trust account, as applicable. The letter agreement may be amended without shareholder approval (although releasing the parties from the restriction not to transfer the founder shares for 185 days following the date of this prospectus will require the prior written consent of the underwriters). Similarly, the lock-up and waiver provisions applicable to the representative shares are contained within the underwriting agreement, which may be amended without shareholder approval. While we do not expect our board to approve any amendment to the letter agreement or the applicable provisions of the underwriting agreement prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, may choose to approve one or more amendments to the letter agreement or the applicable provision of the underwriting agreement. Any such amendments to the letter agreement or the applicable provision of the underwriting agreement would not require approval from our shareholders and may have an adverse effect on the value of an investment in our securities.

Risks Relating to our Securities

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations and on the conditions described herein, (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to the rights of Class A ordinary shares or pre-initial business combination activity, and (iii) the redemption of our public shares if we are unable to complete an initial business combination within the completion window, subject to applicable law and as further described herein. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Holders of warrants or rights will not have any right to the proceeds held in the trust account with respect to the warrants or rights. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We intend to apply to have our units listed on Nasdaq. We expect that our units will be listed on Nasdaq on or promptly after the date of this prospectus. Following the date that the Class A ordinary shares and warrants are eligible to trade separately, we anticipate that the Class A ordinary shares and warrants will be separately listed on Nasdaq. We cannot guarantee that our securities will be approved for listing on Nasdaq. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum market value of listed securities (generally $50,000,000) and a minimum number of holders of our securities (generally 400 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, unless we decide to list on a different Nasdaq tier such as the Nasdaq Capital Market which has different initial listing requirements, our share price would generally be required to be at least $4.00 per share and we would be required to have a minimum of 400 round lot holders of our securities. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that our Class A ordinary shares are a “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A ordinary shares and warrants will be listed on Nasdaq, our units, Class A ordinary shares and warrants will qualify as covered securities under the statute. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not qualify as covered securities under the statute and we would be subject to regulation in each state in which we offer our securities.

In the event that the Combined Company fails to satisfy any of the listing requirements of Nasdaq or the NYSE, they may reject our listing application, and the parties may waive any closing condition in the initial business combination agreement that ordinary shares of the Combined Company be listed on Nasdaq or the NYSE at the closing of the initial business combination.

Following our initial business combination, we expect that the ordinary shares and public warrants of the Combined Company will be listed on either Nasdaq or the New York Stock Exchange (“NYSE”). To list these securities on Nasdaq or the NYSE, the Combined Company will be required to comply with initial listing requirements, including the minimum market capitalization standard, the corporate governance requirements and the minimum closing bid price requirement, among other requirements. In the event that the Combined Company fails to satisfy any of the listing requirements, Nasdaq or NYSE may reject the Combined Company’s listing application. Though the listing of the Combined Company’s ordinary shares on either Nasdaq or NYSE is expected to be a condition to the closing of our initial business combination, the parties may waive such closing condition and proceed to close, in which case the Combined Company’s ordinary shares will likely instead be quoted on the OTC Markets. If the Combined Company’s ordinary shares are not listed on Nasdaq or NYSE, it is likely to be more difficult to trade in or obtain accurate quotations as to the market price of the Combined Company’s ordinary shares. As a result, the Combined Company could face significant adverse consequences. Please see “Risk Factor — Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.”

Our initial shareholders paid an aggregate of $25,000, or approximately $0.002 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A ordinary shares.

The difference between the public offering price per share (allocating all of the unit purchase price to the Class A ordinary share and none to the warrant included in the unit) and the pro forma net tangible book value per share of our Class A ordinary shares after this offering constitutes the dilution to you and the other investors in this offering. Our initial shareholders acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 100% (or $10.00 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share after this offering of $0.00 (assuming a maximum redemption scenario) and the initial offering price of $10.00 per unit. This dilution would increase to the extent that the anti-dilution provisions of the founder shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the founder shares at the time of our initial business combination. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares.

The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to materially decline.

We are offering our units at an offering price of $10.00 per unit and the amount in our trust account is initially anticipated to be $10.00 per public share, implying an initial value of $10.00 per public share. However, prior to this offering, our sponsor paid a nominal aggregate purchase price of $25,000 for the founder shares, or approximately $0.002 per share. As a result, the value of your public shares may be significantly diluted upon the consummation of our initial business combination, when the founder shares are converted into public shares.

The following table shows the public shareholders’ and our sponsor’s investment per share and how these compare to the implied value of one Class A ordinary share upon the completion of our initial business combination. The following table assumes that (i) our valuation is $147,000,000 (which is the amount we would have in the trust account after payment of $3,000,000 of deferred underwriting commissions for our initial business combination (whether or not the over-allotment option is exercised)), (ii) no interest is earned on the funds held in the trust account, (iii) no public shares are redeemed in connection with our initial business combination and (iv) all founder shares are held by our initial shareholders upon completion of our initial business combination, and does not take into account other potential impacts on our valuation at the time of the initial business combination, such as (i) the value of our public and private warrants, (ii) the trading price of our Class A ordinary shares, (iii) the initial business combination transaction costs, (iv) any equity issued or cash paid to the target’s sellers, (v) any equity issued to other third party investors, or (vi) the target’s business itself.

Public shares	15,000,000
Founder shares	9,857,143
Representative shares	1,000,000
Private shares	260,000
Total shares	26,117,143
Total funds in trust available for initial business combination (less deferred underwriting commissions)	$147,000,000
Public shareholders’ investment per Class A ordinary share(1)	$10.00
Sponsor’s investment per Class B ordinary share(2)	$0.002
Initial implied value per public share(3)	$10.00
Implied value per share upon consummation of initial business combination(4)	$5.63

____________

(1)      While the public shareholders’ investment is in both the public shares and the public warrants, for purposes of this table the full investment amount is ascribed to the public shares only.

(2)      The total investment in the equity of the Company by the sponsor is $2,625,000, consisting of (i) $25,000 paid by the sponsor for the founder shares, (ii) $2,600,000 paid by the sponsor for 260,000 private units. For purposes of this table, the full investment amount is ascribed to the founder shares only.

(3)      Initial implied value per public share is defined as the funds available for the initial business combination (assuming the underwriters’ over-allotment option is not exercised) divided by the public shares issued of 15,000,000 (assuming the underwriters’ over-allotment option is not exercised).

(4)      All founder shares would automatically convert into Class A ordinary shares upon completion of our initial business combination or earlier at the option of the holder.

Based on these assumptions, each Class A ordinary share would have an implied value of $5.63 per share upon completion of our initial business combination, representing an approximately 4.37% decrease from the initial implied value of $10.00 per public share. While the implied value of $5.63 per Class A ordinary share upon completion of our initial business combination would represent a dilution to our public shareholders, this would represent a significant increase in value for our sponsor relative to the price it paid for each founder share. At $10.00 per Class A ordinary share, the 9,857,143 Class A ordinary shares that the sponsor would own upon completion of our initial business combination (after automatic conversion of the 9,857,143 founder shares) and the 260,000 private placement shares would have an aggregate implied value of $101,171,430. As a result, even if the trading price of our Class A ordinary share significantly declines, the value of the founder shares held by our sponsor will be significantly greater than the amount our sponsor paid to purchase such shares. In addition, our sponsor could potentially recoup its entire investment in our Company even if the trading price of our Class A ordinary shares after the initial business combination is as low as $0.26 per share. As a result, our sponsor is likely to earn a substantial profit on its investment in us upon disposition of its Class A ordinary shares even if the trading price of our Class A ordinary shares declines after we complete our initial business combination. Our sponsor may therefore be economically incentivized to complete an initial business combination with a riskier, weaker-performing or less-established target business than would be the case if our sponsor had paid the same per share price for the founder shares as our public shareholders paid for their public shares. The non-managing sponsor members will share in any appreciation of the founder shares through their membership interests in the sponsor if we successfully complete a business combination. Accordingly, non-managing sponsor members’ interests in the founder shares owned by them indirectly through their membership interests in the sponsor may provide them with an incentive to vote any public shares they own in favor of a business combination, and make a substantial profit on such interests, even if the business combination is with a target that ultimately declines in value and is not profitable for other public shareholders.

This dilution would increase to the extent that the anti-dilution provisions of the founder shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the founder shares at the time of our initial business combination and would become exacerbated to the extent that public shareholders seek redemptions from the trust for their public shares. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares.

The value of the founder shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our ordinary shares at such time is substantially less than $10.00 per public share.

Upon the closing of this offering and assuming no exercise of the over-allotment option, our sponsor, will have invested in us an aggregate of $2,625,000, comprised of the $25,000 purchase price for the founder shares and the $2,600,000 purchase price for the private units. Assuming a trading price of $10.00 per public share upon consummation of our initial business combination, the 8,571,429 founder shares (9,857,143 founder shares if the overallotment is exercised in full) and the 260,000 private placement shares would have an aggregate implied value of $88,314,290 ($101,171,437 if the overallotment is exercised in full). Even if the trading price of our ordinary shares were as low as $0.26 per share, and the private warrants are worthless, the value of the founder shares and private shares would be equal to our sponsor’s aggregate initial investment in us. As a result, our sponsor is likely to be able to make a substantial profit on its investment in us at a time when our public shares have lost significant value. Accordingly, members of our management team, who own interests in our sponsor, may be more willing to pursue a business combination with a riskier or less-established target business than would be the case if our sponsor had paid the same per share price for the founder shares as our public shareholders paid for their public shares. In addition, our non-managing sponsor members (if any) may have different interests than other public shareholders due to their additional upfront investment in the company and their membership interests in the sponsor.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with the representative of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A ordinary shares and warrants underlying the units, include:

•        the history and prospects of companies whose principal business is the acquisition of other companies;

•        prior offerings of those companies;

•        our prospects for acquiring an operating business at attractive values;

•        a review of debt to equity ratios in leveraged transactions;

•        our capital structure;

•        an assessment of our management and their experience in identifying operating companies;

•        general conditions of the securities markets at the time of this offering; and

•        other factors as were deemed relevant.

Although these factors were considered, the determination of our offering size, price and terms of the Units is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions, including as a result of geopolitical events like the conflicts in Ukraine, the Middle East and Southwest Asia, and economic impacts such as inflation. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are a Cayman Islands company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands.

The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders’ derivative action in a Federal court of the United States.

Ogier (Cayman) LLP, our counsel with respect to the laws of the Cayman Islands, has advised us that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us, judgments of the United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature or otherwise contrary to Cayman Islands public policy.

Ogier (Cayman) LLP has further advised us that, in those circumstances, although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments, the courts of the Cayman Islands may recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without a retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the amount for which the judgment was issued, provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes, a fine, or a penalty, inconsistent with a Cayman Islands judgment on the same matter, impeachable on the grounds of fraud, or obtained in a manner or of a kind that would be contrary to natural justice or the public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act, where the liabilities imposed by those provisions are penal in nature or otherwise contrary to Cayman Islands public policy. Ogier (Cayman) LLP has informed us that whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands to be unenforceable due to it being penal or punitive in nature or otherwise, will be fact specific. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore, investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

If our initial business combination involves a company organized under the laws of the United States (or any subdivision thereof), it is possible a U.S. federal excise tax could be imposed on us in connection with any redemptions of our ordinary shares after or in connection with such initial business combination.

The Inflation Reduction Act of 2022, which, among other things, imposes a 1% U.S. federal excise tax on certain repurchases (including redemptions) of shares by publicly traded U.S. corporations after December 31, 2022 (the “Excise Tax”), subject to certain exceptions. If applicable, the amount of the Excise Tax is generally 1% of the aggregate fair market value of any shares repurchased by the corporation during a taxable year, net of the aggregate fair market value of certain new share issuances by the repurchasing corporation during the same taxable year.

As a Cayman Islands company, the Excise Tax is currently not expected to apply to redemptions of our ordinary shares (absent any regulations or other additional guidance that may be issued in the future).

However, in connection with an initial business combination involving a company organized under the laws of a state of the United States, it is possible that we domesticate and continue as a corporation organized under the laws of a state of the United States prior to certain redemptions. Because we expect that, following such a domestication, our securities would continue to trade on a national securities exchange, in such a case, we could be subject to the Excise Tax with respect to any subsequent redemptions (including redemptions in connection with an extension vote or the initial business combination). Whether and to what extent we would be subject to the Excise Tax in connection with a business combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the business combination, extension vote or otherwise, (ii) the structure of a business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a business combination (or otherwise issued not in connection with a business combination but issued within the same taxable year of a business combination) and (iv) the content of final regulations and other guidance from the U.S. Department of the Treasury. On June 28, 2024, the Treasury finalized certain of the proposed regulations (those relating to procedures for reporting and paying the Excise Tax). The remaining regulations (largely relating to the computation of the Excise Tax) remain in proposed form. The Treasury intends to finalize these proposed regulations at a later date and, until such time, taxpayers may continue to rely on the proposed regulations.

Any Excise Tax that becomes payable as a result of any redemptions of our ordinary shares (or other shares into which such ordinary shares may be converted) would be payable by us and not by the redeeming holder. However, we will not use the proceeds placed in the trust account, or the interest earned on the proceeds placed in the trust account, to pay for possible Excise Tax or any other fees or taxes that may be levied on the Company on any redemptions or share buybacks by the Company pursuant to any current, pending or further rules or laws, including without limitation any Excise Tax, prior to release of such funds from the trust account following our initial business combination. To the extent the Excise Tax is applicable, the amount of cash available to transfer to the target business in connection with our initial business combination may be reduced, which could result in our inability to meet conditions in the agreement relating to our initial business combination related to a minimum cash requirement, if any, or otherwise result in the shareholders of the combined company (including any of our shareholders who do not exercise their redemption rights in connection with the initial business combination) to economically bear the impact of the Excise Tax. Consequently, the Excise Tax may make a transaction with us less appealing to potential business combination targets. Finally, subject to certain exceptions, the Excise Tax should not apply in the event of our complete liquidation.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench management.

Our amended and restated memorandum and articles of association contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue shares without shareholder approval, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Our amended and restated memorandum and articles of association provide that the courts of the Cayman Islands will be the exclusive forums for certain disputes between us and our shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for complaints against us or our directors, officers or employees.

Our amended and restated memorandum and articles of association provide that unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with our amended and restated memorandum and articles of association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any of our current or former directors, officers or other employees to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our amended and restated memorandum and articles of association, or (iv) any action asserting a claim against us governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States of America) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. The forum selection provision in our amended and restated memorandum and articles of association will not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States of America, the sole and exclusive forum for determination of such a claim.

Our amended and restated memorandum and articles of association also provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.

This choice of forum provision may increase a shareholder’s cost and limit the shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. Any person or entity purchasing or otherwise acquiring any of our shares or other securities, whether by transfer, sale, operation of law or otherwise, shall be deemed to have notice of and have irrevocably agreed and consented to these provisions. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find this type of provisions to be inapplicable or unenforceable, and if a court were to find this provision in our amended and restated memorandum and articles of association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could have adverse effect on our business and financial performance.

An investment in this offering may result in uncertain U.S. federal income tax consequences.

An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the Class A ordinary share, one warrant to purchase one Class A ordinary share and one right to receive one-fourth (1/4th) of one Class A ordinary share included in each unit could be challenged by the U.S. Internal Revenue Service (“IRS”) or courts. In addition, the U.S. federal income tax consequences of a cashless exercise of warrants included in the units we are issuing in this offering is unclear under current law. Finally, it is unclear whether the redemption rights with respect to our Class A ordinary shares suspend the running of a U.S. Holder’s (as defined in section titled “Taxation — Material United States Federal Income Tax Considerations — U.S. Holders”) holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of Class A ordinary shares is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividend income” for U.S. federal income tax purposes. See the section titled “Taxation — Material United States Federal Income Tax Considerations” for a summary of the U.S. federal income tax considerations of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences applicable to their specific circumstances when acquiring, owning or disposing of our securities.

Whether a redemption of Class A ordinary shares will be treated as a sale of such Class A ordinary shares for U.S. federal income tax purposes will depend on a shareholder’s specific facts.

The U.S. federal income tax treatment of a redemption of Class A ordinary shares will depend on whether the redemption qualifies as a sale of such Class A ordinary shares under Section 302(a) of the Internal Revenue Code of 1986, as amended (the “Code”), which will depend largely on the total number of our shares treated as held by the shareholder electing to redeem Class A ordinary shares (including any shares constructively owned by the holder as a result of owning warrants) relative to all of our shares outstanding both before and after the redemption. If such redemption is not treated as a sale of Class A ordinary shares for U.S. federal income tax purposes, the redemption will instead be treated as a corporate distribution of cash from us. For more information about the U.S. federal income tax treatment of the redemption of Class A ordinary shares, see the section entitled “Taxation — Material United States Federal Income Tax Considerations.”

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of Class A ordinary shares purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer& Trust Company, as warrant agent, and us. The warrant agreement may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, (ii) adjusting the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the warrant agreement, (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants or (iv) to provide for the delivery of the Alternative Issuance, provided that the approval by the holders of at least 50% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder of public warrants if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or shares, shorten the exercise period or decrease the number of Class A ordinary shares purchasable upon exercise of a warrant.

Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce (i) any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum, or (ii) any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder. This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Warrant holders who are unable to bring their claims in the judicial forum of their choosing may be required to incur additional costs in pursuit of actions which are subject to our choice-of-forum provision. However, the enforceability of similar exclusive forum provisions (including exclusive federal forum provisions for actions, suits or proceedings asserting a cause of action arising under the Securities Act) in other companies’ organizational documents has been challenged in legal proceedings, and there is uncertainty as to whether courts would enforce the exclusive forum provisions in our warrant agreement. Additionally, our shareholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

If (i) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per Class A ordinary share, (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (iii) the Market Value of our Class A ordinary shares is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices described below under “Description of Securities — Warrants — Public Warrants — Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate an initial business combination with a target business.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period commencing at least completion of our initial business combination and ending on the third trading day prior to the date on which we give proper notice of such redemption to the warrants holders and provided certain other conditions are met. We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the measurement period. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such ordinary shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering. Redemption of the outstanding warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

Our warrants may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effectuate our initial business combination.

We will be issuing public warrants to purchase 15,000,000 of our Class A ordinary shares (or up to 17,250,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement an aggregate of 260,000 private units (whether or not the over-allotment option is exercised), which will contain 260,000 private warrants, each exercisable for one Class A ordinary share at an exercise price of $11.50. In addition, if the sponsor makes any working capital loans, it may convert those loans into up to an additional 60,000 private units, at the price of $10.00 per unit, which units will contain up to 60,000 private warrants. To the extent we issue ordinary shares to effectuate a business transaction, the potential for the issuance of a substantial number of additional Class A ordinary shares upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding Class A ordinary shares and reduce the value of the Class A ordinary shares issued to complete the business transaction. Therefore, our warrants may make it more difficult to effectuate a business transaction or increase the cost of acquiring the target business.

Holders of Class A ordinary shares will not be entitled to vote on continuing the company in a jurisdiction outside of the Cayman Islands.

As holders of our Class A ordinary shares, our public shareholders will not have the right to vote on continuing the company in a jurisdiction outside of the Cayman Islands (including any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside of the Cayman Islands).

You will not be permitted to exercise your warrants unless we register and qualify the underlying Class A ordinary shares or certain exemptions are available.

If the issuance of the Class A ordinary shares upon exercise of the warrants is not registered, qualified or exempt from registration or qualification under the Securities Act and applicable state securities laws, holders of warrants will not be entitled to exercise such warrants and such warrants may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the Class A ordinary shares included in the units.

We are registering the Class A ordinary shares issuable upon exercise of the warrants in the registration statement of which this prospectus forms a part because the warrants will become exercisable on the later of (a) the completion of our initial business combination or, (b) 12 from the date hereof. However, because the warrants will be exercisable until their expiration date of up to five years after the completion of our initial business combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of our initial business combination, under the terms of the warrant agreement, we have agreed that, as soon as practicable, but in no event later than 20 business days, after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement covering the registration under the Securities Act of the Class A ordinary shares issuable upon exercise of the warrants and thereafter will use our commercially reasonable efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order.

If the Class A ordinary shares issuable upon exercise of the warrants are not registered under the Securities Act, under the terms of the warrant agreement, holders of warrants who seek to exercise their warrants will not be permitted to do so for cash and, instead, will be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption.

In no event will warrants be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration or qualification is available.

If our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act, we may, at our option, not permit holders of warrants who seek to exercise their warrants to do so for cash and, instead, require them to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act; in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares underlying the warrants under applicable state securities laws.

In no event will we be required to net cash settle any warrant, or issue securities (other than upon a cashless exercise as described above) or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. Additionally, in no event will we have any obligation to net cash settle the rights. Accordingly, the rights may expire worthless.

You may only be able to exercise your public warrants or rights on a “cashless basis” under certain circumstances, and if you do so, you will receive fewer Class A ordinary shares from such exercise than if you were to exercise such warrants for cash.

The warrant agreement provides that in the following circumstances holders of warrants who seek to exercise their warrants will not be permitted to do for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the Class A ordinary shares issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the terms of the warrant agreement; (ii) if we have so elected and the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if we have so elected and we call the public warrants for redemption.

If you exercise your public warrants on a cashless basis, you would pay the warrant exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” of our Class A ordinary shares (as defined in the next sentence) over the exercise price of the warrants by (y) the fair market value. The “fair market value” is the average reported closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable. As a result, you would receive fewer Class A ordinary shares from such exercise than if you were to exercise such warrants for cash.

The grant of registration rights to our sponsor and other holders of our founder shares and private units (and their component securities, as well as any securities underlying those component securities), and to the representative with respect to the representative shares, may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our sponsor and their permitted transferees can demand that we register the Class A ordinary shares into which founder shares are convertible, the representative and its permitted transferees can demand that we register the representative shares, holders of our private units and their permitted transferees can demand that we register the securities underlying the private units or holders of securities that may be issued upon conversion of working capital loans and their permitted transferees may demand that we register such units, shares, warrants or the Class A ordinary shares issuable upon exercise of the underlying warrants and any other securities of the company acquired by them prior to the consummation of our initial business combination. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A ordinary shares that is expected when the ordinary shares owned by our initial shareholders, the representative, holders of our private units or holders of our working capital loans or their respective permitted transferees are registered. D. Boral Capital and its related persons may not, with respect to the private warrants (and the shares that are issuable upon exercise of the private warrants) included on the private units purchased by JAB Acquisition Sponsor I, LLC, (i) have more than one demand registration right at our expense, (ii) exercise their demand registration rights more than five (5) years from the effective date of the registration statement of which this prospectus forms a part, and (iii) exercise their “piggy-back” registration rights more than seven (7) years from the effective date of the registration statement of which this prospectus forms a part, as long as D. Boral Capital or any of its related persons are beneficial owners of private warrants.

Holders of warrants and rights will not have redemption rights if we are unable to complete an initial business combination within the required time period.

If we are unable to complete an initial business combination within the required time period and we redeem the funds held in the trust account, the warrants and rights will expire and holders will not receive any of such proceeds with respect to the warrants or rights.

We may amend the terms of the rights in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding rights.

Our rights will be issued in registered form under a rights agreement between Continental Stock Transfer & Trust Company, as rights agent, and us. The rights agreement provides that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The rights agreement requires the approval by the holders of a majority of the then outstanding rights in order to make any change that adversely affects the interests of the registered holders.

Our rights agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our rights, which could limit the ability of rights holders to obtain a favorable judicial forum for disputes with our company.

Our rights agreement will provide that, subject to applicable law, (1) any action, proceeding or claim against us arising out of or relating in any way to the rights agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (2) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. With respect to any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder, we note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Notwithstanding the foregoing, these provisions of the rights agreement will not apply to suits brought to enforce any liability or duty created by the Securities Act or Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our rights shall be deemed to have notice of and to have consented to the forum provisions in our rights agreement. If any action, the subject matter of which is within the scope the forum provisions of the rights agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our rights, such holder shall be deemed to have consented to: (1) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (2) having service of process made upon such rights holder in any such enforcement action by service upon such rights holder’s counsel in the foreign action as agent for such rights holder.

This choice-of-forum provision may limit a rights holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, including by increasing the cost of such lawsuits to a rights holder, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our rights agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Our outstanding rights may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effect a business combination.

Assuming the over-allotment option is not exercised, we will be issuing rights included in the units offered by this prospectus that will result in the issuance of up to 3,750,000 ordinary shares upon consummation of our business combination, as well as rights included in the private units to be purchased by the sponsor that will result in the issuance of an additional 65,000 ordinary shares upon consummation of our business combination. Further, in order to meet our working capital needs following the consummation of this offering until completion of an initial business combination, our initial shareholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The potential for the issuance of a substantial number of additional shares upon conversion of the rights could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when converted, will increase the number of issued and outstanding ordinary shares and reduce the value of the shares issued to complete the business combination. Accordingly, our rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the rights could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If to the extent these rights are converted, you may experience dilution to your holdings.

General Risk Factors

We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a blank check company incorporated on March 10, 2026 under the laws of the Cayman Islands as an exempted company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Past performance by our management team, our advisor and their respective affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in the company.

Information regarding our management team, our advisor and their respective affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, is presented for informational purposes only. Any past experience and performance by our management team, our advisor and their respective affiliates and the businesses with which they have been associated, is not a guarantee that we will be able to successfully identify a suitable candidate for our initial business combination, that we will be able to provide positive returns to our shareholders, or of any results with respect to any initial business combination we may consummate. You should not rely on the historical experiences of our management team, our advisor and their respective affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, as indicative of the future performance of an investment in us or as indicative of every prior investment by each of the members of our management team, our advisor or their respective affiliates. The market price of our securities may be influenced by numerous factors, many of which are beyond our control, and our shareholders may experience losses on their investment in our securities.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse United States federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation — Material United States Federal Income Tax Considerations — U.S. Holders”) of our Class A ordinary shares or warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on the status of an acquired company pursuant to a business combination and whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — Material United States Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules”). Depending on the particular circumstances the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. In addition, our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

Moreover, if we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would be unavailable with respect to our warrants in all cases. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — Material United States Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules.”

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A ordinary shares held by non-affiliates exceeds $700 million as of any June 30th before that time, in which case we would no longer be an emerging growth company as of the following December 31st. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates is equal to or exceeds $250 million as of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates is equal to or exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

The market for directors and officers liability insurance for special purpose acquisition companies has changed in ways adverse to us and our management team. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. These trends may continue into the future.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

Recent increases in inflation in the United States and elsewhere could make it more difficult for us to complete our initial business combination.

Recent increases in inflation in the United States and elsewhere may lead to increased price volatility for publicly traded securities, including ours, or other national, regional or international economic disruptions, any of which could make it more difficult for us to complete our initial business combination.

Cautionary note regarding forward-looking statements

Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this prospectus may include, for example, statements about:

•        our ability to select an appropriate target business or businesses;

•        our ability to complete our initial business combination;

•        our expectations around the performance of the prospective target business or businesses;

•        our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•        our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

•        our potential ability to obtain additional financing to complete our initial business combination;

•        our pool of prospective target businesses;

•        the adverse impacts of certain events (such as terrorist attacks, natural disasters or a significant outbreak of infectious diseases) on our ability to consummate an initial business combination;

•        the ability of our officers and directors to generate a number of potential business combination opportunities;

•        our public securities’ potential liquidity and trading;

•        the lack of a market for our securities;

•        the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•        the trust account not being subject to claims of third parties; or

•        our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that contain “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. Although we believe that this information provides a reasonable basis for these statements, this information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

Use of proceeds

We are offering 15,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement units will be used as set forth in the following table.

	Without Over-Allotment Option	With Over-Allotment Option
Gross proceeds from units offered to public(1)	$150,000,000	$172,500,0000
Gross proceeds from private placement units offered in the private placement to sponsor	$2,600,000	$2,600,000
Total gross proceeds	$152,600,000	$175,100,000
Estimated offering expenses(2)
Underwriting	$1,000,000	$1,000,000
Legal fees and expenses	200,000	200,000
Financial Consultant	30,000	30,000
Auditor fees	80,000	80,000
Printing and engraving expenses	15,000	15,000
SEC and FINRA expenses	50,000	50,000
Exchange listing fees	80,000	80,000
Underwriter’s legal fees	200,000	200,000
Total estimated offering expenses (other than deferred underwriting commissions)	$1,655,000	$1,655,000
Proceeds after estimated offering expenses	$150,945,000	$173,445,000
Held in trust account	$150,000,000	$172,500,000
% of public offering size	100%	100%
Not held in trust account	$945,000	$945,000

The following table shows the use of the $945,000 of net proceeds not held in the trust account(3)

	Amount	% of Total
Legal in connection with any business combination	$90,000	9.52
Accounting in connection with any business combination	65,000	6.88
Audit in connection with any business combination	125,000	13.23
Travel in connection with any business combination	75,000	7.94
Regulatory reporting obligations	90,000	9.52
Payment for office space, administrative and support services ($10,000 per month for up to 18 months)	180,000	19.05
Directors and officers insurance premiums	150,000	15.87
Working capital	170,000	17.99
Total	$945,000	100.0%

____________

(1)      Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)      Our sponsor has agreed to loan us up to $300,000 as described in this prospectus. As of March 24, 2026, we had borrowed $48,895 under the promissory note. In the event that following this offering we obtain working capital loans from our sponsor to finance transaction costs related to our initial business combination, up to $600,000 of such loans may be convertible into units of the post-business combination entity at a price of $10.00 per unit at the option of our lender. Conversely, in the event that the offering expenses are less than as set for in this table, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

(3)      Includes organizational and administrative expenses and may include amounts related to above-listed expenses in the event actual amounts exceed estimates.

Of the net proceeds of this offering and the sale of the private placement warrants, $150,000,000 (or $172,500,000 if the underwriter’s over-allotment option is exercised in full), will, upon the consummation of this offering, be placed in a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee. The funds in the trust account will be (i) invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act and that invest only in direct U.S. government obligations and/or (ii) deposited in an interest bearing demand deposit account at a U.S.-chartered commercial bank with consolidated assets of $100 billion or more. Based on current interest rates, we estimate that the interest earned on the trust account will be approximately $5,400,000 per year, assuming an interest rate of 3.6% per year. We will not be permitted to withdraw any of the principal or interest held in the trust account other than dissolution expenses of $100,000.

The funds held in the trust account will not be released from the trust account until the earliest of:

(1) the completion of our initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our memorandum and articles of association to modify the substance and timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window; and (3) the redemption of all of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.

Following this offering and prior to the completion of our initial business combination, our principal use of working capital will be to fund our activities to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination. During that period, we expect our other principal expenses to include income taxes and regulatory reporting requirements.

We expect to fund our working capital requirements prior to the time of our initial business combination in part with funds provided by our sponsor, an affiliate of our sponsor or our officers and directors who may, but none of them is obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $600,000 of such loans may be convertible into units of the post-initial business combination entity at a price of $10.00 per private placement unit at the option of the lender. The units would be identical to the private placement units of the post-initial business combination entity. Except for the foregoing, the terms of such loans by our sponsor, an affiliate of our sponsor or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor, an affiliate of our sponsor or our officers and directors, if any, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We will enter into an administrative services agreement pursuant to which we will pay our sponsor a total of $10,000 per month for office space, administrative and shared personnel support services, commencing on the first date on which our securities are listed on the Nasdaq. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

The agreement for our initial business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights so that we cannot satisfy any net worth or cash requirements, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.

A public shareholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (1) the completion of our initial business combination and then, only in connection with those public shares that such shareholder has properly elected to redeem, subject to the limitations described in this prospectus; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our memorandum and articles of association (A) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of Class A ordinary shares or pre-initial business combination activity; and (3) the redemption of all of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

Our sponsor, officers and directors will enter into the Insider Letter Agreement with us, pursuant to which they will agree to (1) waive their redemption rights (if any) with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination; (2) waive their redemption rights (if any) with respect to any founder shares and public shares held by them in connection with a shareholder vote to approve an amendment to our memorandum and articles of association (A) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of Class A ordinary shares or pre-initial business combination activity; (3) their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within the completion window (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame).

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. Under the laws of the Cayman Islands a Cayman Islands company may pay a dividend on its shares out of either profit or the share premium account, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business. The payment of cash dividends following completion of our initial business combination will be within the discretion of our board of directors at such time and will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition at such time. There is no certainty we will be in a position to, or decide to, pay cash dividends after completing any business combination. If we increase or decrease the size of this offering pursuant to Rule 462(b) under the Securities Act, we will effect a share capitalization or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at approximately 35% of our issued and outstanding ordinary shares upon the consummation of this offering (not including the Class A ordinary shares that are included within the private units). Further if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends following completion of our initial business combination may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The following table illustrates the difference between the public offering price and our net tangible book value (NTBV), as adjusted to give effect to this offering and to redemptions of our public shares at varying levels, assuming the full exercise and no exercise of the over-allotment option. See the section “Dilution.”

The below calculations (A) assume that (i) no ordinary shares are issued to shareholders of a potential business combination target as consideration or issuable by a post-business combination company, for instance under an equity or employee share purchase plan, (ii) no ordinary shares and convertible equity or debt securities are issued in connection with additional financing that we may seek in connection with an initial business combination, and (iii) no working capital loans are converted into private placement units, as further described in this prospectus, and (B) assumes the issuance of 15,000,000 Class A ordinary shares (or 17,250,000 Class A ordinary shares if the underwriter’s over-allotment option is exercised in full), 260,000 private placement units (whether or not the underwriters’ over-allotment option is exercised in full) at a price of $10.00. The issuance of additional ordinary or preference shares may significantly dilute the equity interest of investors in this offering, which dilution would even further increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares. In the event that following this offering we obtain working capital loans from our sponsor, members of our management team or their affiliates or other third parties to finance transaction costs related to our initial business combination, up to $600,000 of such loans may be convertible into private placement units of the post-business combination entity at a price of $10.00 per unit at the option of the lender. Since we intend to seek an initial business combination with a target company having an aggregate enterprise value greater than the anticipated net proceeds of this offering and the sale of private placement units, we may need to issue additional ordinary shares, preference shares and convertible equity or debt securities in connection with an initial business combination. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Such calculation does not reflect any dilution associated with the exercise of warrants including the private warrants, which would cause the actual dilution not the pubic shareholders to be higher. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares which may be redeemed for cash), by the number of issued and outstanding Class A ordinary shares.

As of March 24, 2026 our net tangible book value was $1,335 or approximately $0.00 per Class B ordinary shares. Assuming various redemption scenarios and after giving effect to the sale of 15,000,000 Class A ordinary shares included in the units we are offering by this prospectus, the sale of the private placement units and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at March 24, 2026 would have been the following to the public shareholders on a per-share basis immediately after this offering:

For purposes of presenting the Maximum Redemption scenario, we have reduced our NTBV after this offering (assuming no exercise of the underwriter’s option to purchase additional units) by $10.00 because holders of up to approximately 100% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two business days prior to the commencement of our tender offer or shareholders meeting, including interest (less up to $100,000 of interest to pay dissolution expenses), divided by the number of Class A ordinary shares sold in this offering).

As of March 24, 2026
Net Tangible Book Value Per Share, as Adjusted As of March 24, 2026
Offering Price of $10.00 per Unit		25% of Maximum Redemptions		50% of Maximum Redemptions		75% of Maximum Redemptions		Maximum Redemptions
NTBV	Difference Between NTBV and Offering Price	NTBV	Difference Between NTBV and Offering Price	NTBV	Difference Between NTBV and Offering Price	NTBV	Difference Between NTBV and Offering Price	NTBV	Difference Between NTBV and Offering Price
Assuming Full Exercise of Over-Allotment Option
$6.01	$3.99	$5.29	$4.71	$4.26	$5.74	$2.66	$7.34	$0.00	$10.00
Assuming No Exercise of Over-Allotment Option
$5.95	$4.05	$5.23	$4.77	$4.20	$5.80	$2.59	$7.41	$0.00	$10.00

For purposes of presenting the Maximum Redemption scenario, we have reduced our NTBV after this offering (assuming no exercise of the underwriter’s option to purchase additional units) by $10.00 because holders of up to approximately 100% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two business days prior to the commencement of our tender offer or shareholders meeting, including interest (less up to $100,000 of interest to pay dissolution expenses), divided by the number of Class A ordinary shares sold in this offering).

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, and directors, officers, or any of their affiliates may also purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business — Permitted Purchases of Our Securities.”

CAPITALIZATION

The following table sets forth our capitalization as of March 24, 2026 and as adjusted to give effect to the sale of our units offered by this prospectus and the private placement units, the application of the estimated net proceeds derived from the sale of such securities, and the issuance of the private placement shares:

	March 24, 2026
	Actual	As Adjusted
Notes payable to related party(1)	$48,895	$—
Deferred underwriting commissions	—	3,000,000
Class A ordinary shares, 0 and 15,000,000 shares subject to possible redemption, actual and as adjusted, respectively(2)	—	150,000,000
Over-allotment liability(4)	—	221,169
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding, actual and as adjusted, respectively	—	—
Class A ordinary shares, $0.0001 par value, 500,000,000 shares authorized; 0 and 1,260,000 shares issued and outstanding, actual and as adjusted, respectively (excluding 15,000,000 shares subject to possible redemption)	—	126
Class B ordinary shares, $0.0001 par value, 50,000,000 shares authorized, 9,857,143 and 8,571,429 shares issued and outstanding, actual and as adjusted, respectively(3)	986	857
Additional paid-in capital	24,014	—
Accumulated deficit	(23,665)	(2,275,818)
Total Shareholder’s equity (deficit)	$1,335	$(2,274,834)
Total capitalization	$50,230	$150,946,335

____________

(1)      Our Sponsor may loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. The “as adjusted” information gives effect to the repayment of any loans received from our Sponsor out of the proceeds from this offering and the sale of the private placement units. As of March 24, 2026, we had $48,895 of borrowings under the promissory note with our Sponsor.

(2)      Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares, regardless of whether they abstain, vote for, or vote against, our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable, if any), divided by the number of then outstanding public shares, subject to any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination.

(3)      Actual share amount is prior to any forfeiture of founder shares and as adjusted amount assumes no exercise of the underwriters’ over-allotment option and forfeiture of an aggregate of 1,285,714 founder shares.

(4)      Represents the value of 45-day over-allotment option from the date of this offering granted to the underwriter to purchase an aggregate of up to 2,250,000 additional units at the initial public offering price less the underwriting commissions. The over-allotment option is deemed to be a freestanding financial instrument indexed on the contingently redeemable shares and will be accounted for as a liability pursuant to ASC 480.

Management’s discussion and analysis of
financial condition and results of operations

Overview

We are a blank check company incorporated on March 10, 2026 as a Cayman Islands exempted company and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We may pursue an initial business combination in any business or industry. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private units, the proceeds of the sale of our shares in connection with our initial business combination (pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, other securities issuances, or a combination of the foregoing.

The issuance of additional shares in connection with a business combination to the owners of the target or other investors:

•        may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

•        may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded our Class A ordinary shares;

•        could cause a change in control if a substantial number of our Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•        may adversely affect prevailing market prices for our Class A ordinary shares and/or warrants.

Similarly, if we issue debt securities or otherwise incur significant debt to bank or other lenders or the owners of a target, it could result in:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, as of March 24, 2026, we had working capital of $1,335 and current liabilities of $48,895. Further, we expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering through $300,000 in a promissory note from our sponsor, dated as of March 19, 2026.

We estimate that the net proceeds from the sale of the units in this offering and the sale of the private units for an aggregate purchase price of $2,600,000 (whether or not the over-allotment option is exercised), after deducting offering expenses of approximately $1,655,000, will be $150,000,000 (or $172,500,000 if the underwriters’ over-allotment option is exercised in full). $150,000,000 (or $172,500,000 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account. The proceeds held in the trust account will initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account. The remaining approximately $945,000 (whether or not the over-allotment option is exercised) will not be held in the trust account. In the event that our offering expenses exceed our estimate of $1,655,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of approximately $1,655,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (excluding deferred underwriting commissions). We may withdraw interest to pay our taxes, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest earned on the amount in the trust account will be sufficient to pay our taxes. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us the approximately $945,000 (whether or not the over-allotment option is exercised) of proceeds held outside the trust account (assuming our offering expenses are as expected). We will use these funds to primarily identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use amounts held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $600,000 of such loans may be convertible into private units of the post business combination entity at a price of $10.00 per unit at the option of the applicable lender. Such units would be identical to the private units. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $90,000 for accounting; $75,000 for travel; $100,000 for legal fees related to regulatory reporting requirements; $125,000 for audit; $90,000 for regulatory reporting fees; $180,000 for office space, utilities and secretarial and administrative support services; approximately $150,000 for directors’ and officers’ liability insurance; and approximately $170,000 for general working capital that will be used for miscellaneous expenses and reserves.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

Moreover, we may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we raise additional funds through equity or convertible debt issuances, our public shareholders may suffer significant dilution and these securities could have rights that rank senior to our public shares. If we raise additional funds through the incurrence of indebtedness, such indebtedness would have rights that are senior to our equity securities and could contain covenants that restrict our operations. Further, as described above, due to the anti-dilution rights of our founder shares, our public shareholders may incur material dilution. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private units, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemptions by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2027. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer an emerging growth company would we be required to comply with the independent auditor attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•        staffing for financial, accounting and external reporting areas, including segregation of duties;

•        reconciliation of accounts;

•        proper recording of expenses and liabilities in the period to which they relate;

•        evidence of internal review and approval of accounting transactions;

•        documentation of processes, assumptions and conclusions underlying significant estimates; and

•        documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private units held in the trust account will initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On March 19, 2026, our sponsor purchased, and the Company issued to the sponsor, 9,857,143 Class B ordinary shares for an aggregate purchase price of $25,000.

The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 17,250,000 units if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent approximately 35.0% of the outstanding shares after this offering (not including the Class A ordinary shares that are included within the private units). To the extent the over-allotment option is not exercised, the founder shares shall be surrendered by the sponsor for no consideration so that the sponsor will own 35% of our outstanding ordinary shares following the closing of this offering (exclusive of any Class A ordinary shares that are included in the private units). Accordingly, up to 1,285,714 of the founder shares may be surrendered by the sponsor in connection with the closing of this offering.

Our sponsor, JAB Acquisition Sponsor I, LLC has committed to purchase an aggregate of 260,000 private units (whether or not the over-allotment option is exercised) at a price of $10.00 per unit, for an aggregate purchase price of $2,600,000. The private units will be identical to the units sold in this offering except that the private units (and the component securities, as well as any securities underlying those component securities) (i) are locked-up until the completion of our initial business combination (ii) will be entitled to registration rights, (iii) the Class A ordinary shares included as a component of the private units will not be entitled to redemption rights, and (iv) for as long as D. Boral Capital or any of its related persons beneficially own the private warrants included as a component of the private units, such private warrants will not be exercisable more than five years from the effective date of the registration statement of which this prospectus forms a part in accordance with FINRA Rule 5110(g)(8)(A).

Prior to or in connection with the completion of our initial business combination, there may be payment by the company to our sponsor, officers or directors, advisor, or our or their affiliates, of a finder’s fee, advisory fee, consulting fee or success fee for any services they render in order to effectuate the completion of our initial business, which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

We will reimburse our sponsor or an affiliate thereof in an amount equal to $10,000 per month for office space, utilities and secretarial, and administrative support services made available to us. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Prior to the closing of this offering, our sponsor loaned us funds in an aggregate amount of up to $300,000 to be used for a portion of the expenses of this offering. This loan is non-interest bearing, unsecured and are due on the earlier of (i) September 19, 2027 or (ii) the consummation of this offering. As of March 24, 2026, there was $48,895 outstanding under such promissory note.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required on a non-interest basis. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use amounts held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $600,000 of such loans may be convertible into private units of the post business combination entity at a price of $10.00 per unit at the option of the applicable lender. Such units would be identical to the private units. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Any of the foregoing payments to our sponsor, repayments of loans from our sponsor or repayments of working capital loans prior to our initial business combination will be made using funds held outside the trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the proxy solicitation or tender offer materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We have entered into a registration rights agreement with respect to the founder shares, the representative shares and private units, which is described under the heading “Principal Shareholders — Registration Rights.”

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of March 24, 2026, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have not conducted any operations to date.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the report of the independent registered public accounting firm providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

Proposed business

We are a blank check company incorporated on March 10, 2026 as a Cayman Islands exempted company and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus on industries that complement our management team’s background, and to capitalize on the ability of our management team to identify and acquire a business. We will seek to acquire one or more businesses with an aggregate enterprise value of [$700] million or greater, although, if we believe it is in the best interests of our shareholders, we may pursue a business combination with a target below that size.

We believe that the experience and capabilities of our management team will make us an attractive partner to potential target businesses, enhance our ability to complete a successful business combination, and bring value to the business post-business combination. Not only does our management team bring a combination of operating, investing, financial and transactional experience, but members of our management team have also worked closely together in the past at multiple operating companies and have successfully identified and closed two special purpose acquisition company (“SPAC”) business combinations. Our team has broad sector knowledge though their collective involvement across a variety of industries, as well as extensive global capital markets experience, with local and cross-border capabilities allowing access to different sectors of the capital markets.

Our Management Team

Our management team is led by Joshua Jagid, Chairman and Chief Executive Officer, and Jack Bressman, our Chief Operating Officer, Chief Financial Officer and a director.

See “Management — Officers, Directors and Director Nominees,” for information concerning our officers’ biographies.

Our Board of Directors

Our board of directors will include five members upon the commencement of trading of the units on Nasdaq. The board will be led by Joshua Jagid, Jack Bressman, Luisa Ingargiola, David Pfeffer and Kyle Miller. Each board member brings diversity of experience, perspective and industry contacts that when combined create a distinguished board of directors.

See “Management — Officers, Directors and Director Nominees,” for information concerning our directors and director nominees’ biographies.

Sponsor Information

Our sponsor is a Delaware limited liability company, which was recently formed on February 24, 2026 to invest in our company. Although our sponsor is permitted to undertake any activities permitted under the Delaware Limited Liability Company Act and other applicable law, our sponsor’s business is focused on investing in our company. Joshua Jagid is the manager of our sponsor, JAB Acquisition Sponsor I, LLC.

The following table sets forth the beneficial ownership of our Class A ordinary shares as of the date of this prospectus by each member of our management team, including the officers, directors, and director nominees:

Joshua Jagid, CEO, Chairman	1,314,282	(1)
Jack Bressman COO, CFO and Director	657,221	(1)
Louisa Ingargiola – director nominee	35,000
David Pfeffer – director nominee	30,000
Kyle Miller – director nominee	30,000

____________

(1)      Represents this person’s proportionate interest in the Sponsor’s ordinary Shares. However, does not include 173.33 private placement Shares and Warrants to be issued to Joshua Jagid and 80.66 private placement Shares and Warrants to be issued to Jack Bressman upon completion of the private placement.

The following table sets forth the payments to be received by our promoters and our sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its affiliates:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
JAB Acquisition Sponsor I, LLC	8,571,429 Class B ordinary shares(1)	$25,000
private placement units to be purchased simultaneously with the closing of this offering
	$10,000 per month to an affiliate of the sponsor, commencing on the first date on which our securities are listed on the Nasdaq	Office space, utilities and secretarial and administrative support services
	Up to $300,000	Repayment of loans made to us to cover offering related and organizational expenses

Up to $600,000 in working capital loans, which loans may be converted into units (issued on substantially equivalent terms to the private units) of the post-business combination entity at the price of $10.00 per unit

Working capital loans to finance transaction costs in connection with an initial business combination

____________

(1)      Assumes the full forfeiture of 1,285,714 founder shares and no exercise of the underwriters’ over-allotment option.

The nominal purchase price paid by our sponsor for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. See the section titled “Dilution” for more information. See the sections titled “Summary — Sponsor Information”, “Summary — Conflicts of Interest”, “Risk Factors — Risks Relating to our Search for, and Consummation of or Inability to Consummate, a Business Combination,” “Risk Factors — Since our sponsor, officers and directors, and any other holders of our founder shares, including any non-managing sponsor members, may lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination,” and “Management — Conflicts of Interest” for more information.

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
Joshua Jagid, CEO	1,314,282 founder shares (indirect ownership through sponsor non-membership)	Nominal price of $.002 per share
Jack Bressman, COO and Interim CFO	657,221 founder shares (indirect ownership through sponsor non-membership)	Nominal price of $.002 per share
JAB Acquisition Sponsor I, LLC, our officers, directors, advisor or our or their affiliates	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Services in connection with identifying, investigating and completing an initial business combination
Holders of Class B ordinary shares	Anti-dilution protection upon conversion into Class A ordinary shares at a greater than one-to-one ratio	Issuance of the Class A ordinary shares issuable in connection with the conversion of the founder shares on a greater than one-to-one basis upon conversion

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
JAB Acquisition Sponsor I, LLC, our officers, directors, advisor or our or their affiliates	Finder’s fees, advisory fees, consulting fees, or success fees

Any services in order to effectuate the completion of our initial business, which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account

We may engage our sponsor or an affiliate of our sponsor as an advisor or otherwise in connection with our initial business combination and certain other transactions and pay such person or entity a fee in an amount that constitutes a market standard for comparable transactions

D. Boral Capital LLC	1,000,000 representative shares (as defined below)	Underwriter compensation in connection with this offering
And $1,000,000 in cash plus 7% deferred underwriting commissions (not exceeding $3,000,000)

Pursuant to (i) a letter agreement to be entered into among us, our sponsor, directors and officers and (ii) the underwriting agreement between us and the representative, each has agreed to restrictions on its ability to transfer, assign, or sell the founder shares (and any Class A ordinary shares issuable upon conversion thereof), the private units and representative shares, as summarized in the table below.

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
Private units (including component securities as well as any securities underlying those component securities)	Closing of our initial business combination	JAB Acquisition Sponsor I, LLC

The securities are not transferable or saleable except in each case (a) to the subscriber’s officers or directors, any affiliates or family members of any of the Subscriber’s officers or directors, any members of the sponsor, or any affiliates of the sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by virtue of the laws of the State of New York or Subscriber’s partnership agreement in the event of a subscriber’s liquidation; (f) in the event of the Company’s liquidation prior to the consummation of a Business Combination; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and by the same agreements entered into by the sponsor and the Subscriber with respect to such securities.

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
Any units, warrants, ordinary shares or any other securities convertible into, or exercisable or exchangeable for, any units, ordinary shares, founder shares or warrants	Closing of the initial business combination.	JAB Acquisition Sponsor I, LLC

The lock-up period pursuant to the letter agreement can be waived with the prior written consent of D. Boral Capital.

Our sponsor, officers and directors are also subject to separate transfer restrictions on their founder shares and private units pursuant to the letter agreement described in the immediately preceding paragraphs.

Representative shares	The completion of the initial business combination	D. Boral Capital

The lock-up period pursuant to the underwriting agreement can be waived with our prior written consent. See “Underwriting (Conflicts of Interest — Representative Shares.”

Subject to FINRA rules, D. Boral Capital may transfer the representative shares in a Permitted Transfer.

The representative shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(e)(1) of FINRA’s Conduct Rules.

D. Boral Capital

Subject to FINRA rules, the securities are not transferable or saleable except to (i) the representative or an underwriter or selected dealer in connection with this offering, (ii) a bona fide officer, partner, registered person or affiliate of the representative or of any such underwriter or selected dealer or (iii) the issuer in a transaction exempt from registration with the SEC.

To the extent the over-allotment option is not exercised, the founder shares shall be surrendered by the sponsor for no consideration so that the sponsor will own approximately 35% of our outstanding ordinary shares following the closing of this offering (exclusive of any Class A ordinary shares that are included in the private units). Accordingly, up to 1,285,714 of the founder shares may be surrendered by the sponsor in connection with the closing of this offering. In addition, in order to facilitate our initial business combination or for any other reason determined by our sponsor in its sole discretion, our sponsor may surrender or forfeit, transfer or exchange our founder shares, private units or any of our other securities, including for no consideration, as well as subject any such securities to earn-outs or other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities.

Business Strategy

Our acquisition strategy focuses on identifying and acquiring a business that aligns with and enhances the extensive expertise of our management team. We will leverage our sponsor’s robust network and our management team’s comprehensive industry relationships as a leader in SPAC advisory and investment banking to generate a pipeline of compelling business combination opportunities. Following the completion of this offering, our management team will immediately commence a disciplined process of target identification, due diligence, and transaction evaluation.

Our management team, in collaboration with D. Boral Capital, and their respective affiliates, brings proven expertise in:

•        identifying, structuring, and executing strategic business acquisitions and divestitures;

•        successfully closing transactions in varying economic climates and market conditions across multiple jurisdictions;

•        cultivating and maintaining relationships with business owners, institutional investors, and executive leadership teams;

•        orchestrating complex transaction negotiations across diverse business environments;

•        securing strategic capital partnerships and navigating financial markets;

•        providing operational leadership, developing effective corporate strategies, and attracting and developing exceptional talent;

•        implementing post-acquisition integration strategies and synergy realization plans; and

•        driving sustainable growth through strategic initiatives, operational improvements, and calculated geographic and product line expansions.

While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus on industries that complement our management team’s background, and to capitalize on the ability of our officers and directors to identify and acquire a business or businesses consistent with the experience of our management team and affiliates of our sponsor. We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will focus on these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines.

•        Companies with an attractive competitive position

•        Companies with knowledgeable management teams with a proven track record and relevant industry experience

•        Companies with high revenue growth or the potential for high revenue growth

•        Companies with the ability to generate future profits and free cash flows

•        Companies with scalability across multiple geographies

•        Companies that benefit from being a publicly traded company

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. We may decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, and in the event we do so, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents that we would file with the SEC.

Competitive Strengths

Distinguished Leadership Team with Extensive Public Market & SPAC Transaction Experience.

Our leadership team brings extensive expertise in identifying, scaling, and growing companies, combined with deep capital markets and SPAC transaction experience. Joshua Jagid, our Chief Executive Officer and Chairman, is an accomplished entrepreneur with decades of experience founding, building, and scaling businesses across performance marketing, customer acquisition, and data-driven services. Mr. Jagid co-founded Intersections Inc., which completed its IPO on Nasdaq in 1999 and grew to serve millions of consumers before his 2000 exit. He has since founded and scaled multiple technology and marketing platforms that he successfully exited, demonstrating a consistent ability to identify scalable business models and create shareholder value. Jack Bressman, our Chief Operating Officer, brings complementary capital markets expertise, having executed significant public market transactions at EF Hutton, including dozens of SPACs. Mr. Bressman developed a track record of sourcing capital and building relationships with institutional investors, including registered investment advisors and family offices, at The Carlyle Group. Most recently, Mr. Bressman supported senior leadership at Atlantic Acquisition Corp on a large-scale merger, gaining end-to-end exposure to the acquisition process from early evaluation through late-stage negotiation.

Our Board brings deep and active expertise in SPAC transactions, public markets, and financial operations. Luisa Ingargiola, an independent Board Director and Audit Committee Chair, has served as Chief Financial Officer of Avalon GloboCare (Nasdaq: ALBT) since 2017 and currently serves as Board Director on six publicly traded companies, including multiple special purpose acquisition companies and post-SPAC combination businesses across diverse sectors. She successfully navigated MagneGas (Nasdaq: MNGA) from OTC to Nasdaq as CFO and Co-Founder, providing firsthand experience in guiding emerging companies through public market transitions and capital markets execution. Her current service on multiple SPAC boards provides ongoing exposure to deal sourcing, target evaluation, and business combination structuring.

David Pfeffer, also an independent Board Director, brings over 30 years of financial services leadership and institutional capital markets expertise. Mr. Pfeffer served as Executive Vice President and Chief Financial Officer of Oppenheimer Funds, a global asset manager with $285 billion+ in assets under management, from 2004 to 2019, where he managed complex capital structures, institutional relationships, and strategic capital deployment. He also served as Chief Financial Officer and Director of J.P. Morgan’s Brazil operations, gaining international transaction and regulatory expertise, and currently serves as CEO of Brick Citi Capital, an investment services and business advisory firm. Mr. Pfeffer also serves as an independent director and Audit Committee Chair of Atlantic International Corp.

Kyle Miller, also an independent director, has extensive experience in mergers and acquisitions, corporate development, strategic partnerships, and technology-enabled financial services, with particular expertise in insurance distribution. Mr. Miller currently serves as Chief M&A Partnership Officer at EP Wealth Advisors, a leading national registered investment adviser headquartered in Torrance, California. As of March 31, 2026, EP Wealth Advisors had more than $44.1 billion in assets under management across 62 offices in 22 states. In his role, Mr. Miller leads the firm’s M&A partnership strategy, including sourcing, evaluating, structuring, and executing strategic transactions across the independent wealth management sector.

We believe that our combination of active SPAC board participation, deep public company financial and operational experience, institutional investor relationships, and governance oversight positions our leadership and board to identify attractive acquisition targets and execute compelling de-SPAC transactions.

A proven track record identifying and scaling acquisition targets in competitive markets

Joshua Jagid has approximately 30 years of experience founding and scaling businesses in competitive markets, which has equipped him with a refined ability to recognize the fundamental characteristics of companies positioned for growth. His track record of identifying emerging opportunities and building market positions informs JAB’s approach to target evaluation. He understands the operational leverage points, capital efficiency metrics, and management team dynamics that differentiate sustainable businesses from those facing structural headwinds. Jack Bressman brings complementary transaction expertise from his experience executing SPAC transactions and overseeing de-SPAC processes while at EF Hutton. Mr. Bressman’s experience at Atlantic Acquisition Corp provided deep insight into deal dynamics, capital sourcing mechanics, and the practical execution requirements of complex public market transactions.

Luisa Ingargiola’s extensive engagement with public company boards, including multiple SPAC and post-SPAC combinations, provides deep insight into the operational and financial characteristics that determine whether emerging growth companies successfully navigate the transition to public markets. Her experience evaluating companies across diverse sectors positions her to identify targets with the organizational maturity, management depth, and financial discipline necessary for long-term public company performance.

David Pfeffer’s decades leading institutional capital at Oppenheimer Funds and his current role as CEO of Brick Citi Capital have positioned him within networks of institutional investors, family offices, and alternative asset managers who are active in evaluating and identifying acquisition opportunities. These relationships provide JAB with direct intelligence on companies being evaluated by institutional capital sources and insight into which targets are attracting investor interest. His experience in international capital markets through his J.P. Morgan Brazil role expands JAB’s visibility into cross-border transaction opportunities and provides access to deal intelligence across global markets.

Kyle Miller’s extensive experience in mergers and acquisitions, corporate development, strategic partnerships, and technology-enabled financial services provides excellent background for sourcing, developing and structuring candidates that may transition to a public entity.

We believe that this combination of entrepreneurial judgment, hands-on public company experience, and institutional capital markets perspective positions our leadership and board to identify acquisition targets with attractive growth profiles, strong management teams, and clear paths to value creation in the public markets.

Deep networks and strategic relationships across public markets and institutional capital

Joshua Jagid’s long history of founding and scaling businesses has cultivated deep relationships across performance marketing, customer acquisition, and technology-enabled services channels across numerous sectors. His extensive track record of building partnerships with strategic stakeholders, including large financial institutions and enterprise customers, positions JAB with direct access to potential acquisition targets and industry intelligence. His networks provide visibility into emerging companies with strong growth profiles and the management teams necessary to succeed in public markets.

Luisa Ingargiola’s current service on six publicly traded company boards, including multiple SPACs and post-SPAC combinations, provides her with real-time visibility into deal dynamics, target evaluation processes, and market trends across diverse industries. Her board positions create direct access to management teams, investors, and advisors active in the de-SPAC ecosystem. Her reputation as a trusted CFO and board member in public markets positions her as a preferred partner for companies considering business combinations and provides JAB with early intelligence on potential opportunities.

David Pfeffer’s experience in diverse roles in financial services have positioned him within networks of institutional investors, family offices, and alternative asset managers who are active in evaluating and identifying investment opportunities. These relationships provide JAB with direct intelligence on companies being evaluated by institutional capital sources and insight into which targets are attracting investor interest. His experience in international capital markets through his J.P. Morgan Brazil role expands JAB’s visibility into cross-border transaction opportunities and provides access to deal intelligence across global markets.

Kyle Miller’s current position as Chief M&A Partnership Officer at EP Wealth Advisors, a leading national registered investment adviser, provides him with a vast network of potential merger candidates in fragmented markets including insurance distribution, wealth management and technology-enabled financial services.

Collectively, our leadership and board leverage these deep networks to maintain continuous access to proprietary deal flow, benefit from early intelligence on emerging opportunities in our target sectors, and maintain relationships with the institutional capital providers essential to executing successful de-SPAC transactions. Our position within multiple ecosystems — entrepreneurial technology, SPAC advisory, public company governance, and institutional capital markets — we believe enables us to identify and evaluate acquisition targets before they are broadly marketed and to structure transactions that align the interests of all parties involved.

Our Acquisition Process

In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as applicable, as well as a review of financial, operational, legal and other information about the target and its industry which will be made available to us. If we determine to move forward with a particular target, we will proceed to structure and negotiate the terms of the business combination transaction.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds available for us to use to complete another business combination.

Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private units, the proceeds of the sale of our shares in connection with our initial business combination (including pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, other securities issuances, or a combination of the foregoing. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) without a shareholder vote by means of a tender offer. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against an initial business combination, or whether they do not vote or abstain from voting on the initial business combination. If we seek shareholder approval, we will complete our initial business combination only if we receive an ordinary resolution under Cayman Islands law and our amended and restated memorandum and articles of association, which may be passed (a) by a simple majority of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled; or (b) in writing by all of the shareholders entitled to vote on such matter at a general meeting of the company (or such lower threshold as may be allowed under the Companies Act from time to time). The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement.

We have until the date that is 12 months from the closing of this offering, with no more than two (2) three-month extention periods at the option of the sponsor by depositing an additional $0.10 per share then outstanding for each three-month period into the trust account (as may be extended by shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination) or until such earlier liquidation date as our board of directors may approve, to consummate our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within such 21-month period, we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. There are no limitations on the number of times we may seek shareholder approval for an extension or the length of time of any such extension. However, if we seek shareholder approval for an extension, holders of public shares will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less taxes payable), divided by the number of then issued and outstanding public shares, subject to applicable law.

If we are unable to complete our initial business combination within the completion window and do not hold a shareholder vote to amend our amended and restated memorandum and articles of association to extend the amount of time we will have to consummate an initial business combination, or by such earlier liquidation date as our board of directors may approve, from the closing of this offering, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less taxes payable, if any, and up to $100,000 of interest income to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to applicable law and certain conditions as further described herein. We expect the pro rata redemption price to be approximately $10.00 per public share (whether or not the over-allotment option is exercised), without taking into account any interest or other income earned on such funds. However, we cannot assure you that we will in fact be able to distribute such amounts as a result of claims of creditors, which may take priority over the claims of our public shareholders.

If we do not complete our initial business combination within the completion window, while we do not currently intend to seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the amount of time we will have to consummate an initial business combination, we may elect to do so in the future. We do not expect that it will be necessary to extend the time period to consummate our initial business combination beyond 18 months from the closing of this offering. If we determine not to or are unable to extend the time period to consummate our initial business combination or fail to obtain shareholder approval to extend the completion window, our sponsor’s investment in our founder shares and our private units will be worthless.

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding taxes payable on the interest earned on the trust account). Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it likely that our board of directors will be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We anticipate structuring our initial business combination so that the post transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post transaction company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test described above. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors or non-managing sponsor members, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors or non-managing sponsor members. In the event we seek to complete our initial business combination with a company that is affiliated (as defined in our amended and restated memorandum and articles of association) with our sponsor (including its members), officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions, stating that the consideration to be paid by us in such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Members of our management team and our independent directors will directly or indirectly own founder shares and/or private units following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The low price that our sponsor, executive officers and directors (directly or indirectly) paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we are unable to complete our initial business combination within the completion window, the founder shares and private units may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Each of our officers and directors may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities.

In addition, our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target, which could materially affect our ability to complete our initial business combination.

To the fullest extent permitted by applicable law, none of the sponsor or any individual serving as a director or an officer (“Management”) shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by applicable law, the company renounces in its amended and restated memorandum and articles of association any interest or expectancy of the company in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for Management, on the one hand, and the Company, on the other or (b) the presentation of which would breach an existing legal obligation of a member of Management to any other entity. Except to the extent expressly assumed by contract, to the fullest extent permitted by applicable law, Management shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the company or its shareholders for breach of any fiduciary duty as a shareholder, director and/or officer solely by reason of the fact that such person pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company. Except as provided elsewhere in the amended and restated memorandum and articles of association, to the fullest extent permitted by applicable law the company renounces any interest or expectancy of the company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the Company and Management, about which a director and/or officer who is also a member of Management acquires knowledge.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Sourcing of Potential Business Combination Targets

We believe our management team’s significant operating and transaction experience and relationships will provide us with a substantial number of potential initial business combination targets. Over the course of their careers, the members of our management team and our advisor have developed a broad network of contacts and corporate relationships around the world. This network has grown through the activities of our management team and advisor sourcing, acquiring and financing businesses, the reputation of our management team for integrity and fair dealing with sellers, financing sources and target management teams and the experience of our management team in executing transactions under varying economic and financial market conditions.

This network has provided our management team with a flow of referrals that has resulted in numerous transactions which were proprietary or where a limited group of investors were invited to participate in the sale process. We believe that the network of contacts and relationships of our management team will provide us important sources of investment opportunities. In addition, we anticipate that target business combination candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

We have not contacted any of the prospective target businesses that our management team in their prior SPACs had considered and rejected as target businesses to acquire. However, we may contact such targets subsequent to the closing of this offering if we become aware that such targets are interested in a potential initial business combination with us and such transaction would be attractive to our shareholders. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors, or non-managing sponsor members, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors or non-managing sponsor members. In the event we seek to complete our initial business combination with a company that is affiliated (as defined in our amended and restated memorandum and articles of association) with our sponsor (including its members), officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions, stating that the consideration to be paid by us in such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Members of our management team and our independent directors will directly or indirectly own founder shares and/or private units following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Each of our officers and directors may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an officer, among other persons, shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for any director or officer, on the one hand, and us, on the other or (b) the presentation of which would breach an existing legal obligation of a director or officer to any other entity. As a result, the fiduciary duties or contractual obligations of our officers or directors could materially affect our ability to complete our initial business combination.

In addition, our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target, which could materially affect our ability to complete our initial business combination.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination with us. In a business combination transaction with us, the owners of the target business may, for example, exchange their shares of stock or shares in the target business for our Class A ordinary shares (or shares of a new holding company) or for a combination of our Class A ordinary shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. We believe target businesses will find this method a more expeditious and cost effective method to becoming a public company than the typical initial public offering. The typical initial public offering process takes a significantly longer period of time than the typical business combination transaction process, and there are significant expenses and market and other uncertainties in the initial public offering process, including underwriting discounts and commissions, marketing and road show efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed initial business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or could have negative valuation consequences. Following an initial business combination, we believe the target business would then have greater access to capital, an additional means of providing management incentives consistent with shareholders’ interests and the ability to use its shares as currency for acquisitions. Being a public company can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may view our status as a blank check company, such as our lack of an operating history and our ability to seek shareholder approval of any proposed initial business combination, negatively.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates is equal to or exceeds $250 million as of the prior June 30, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates is equal to or exceeds $700 million as of the prior June 30th.

In addition, after completion of this offering and prior to the consummation of a business combination, only holders of our Class B ordinary shares will have the right to vote on the appointment or removal of directors. As a result, Nasdaq will consider us to be a “controlled company” within the meaning of Nasdaq corporate governance standards. Under Nasdaq corporate governance standards, a company of which more than 50% of the voting power for the appointment of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. We currently do not intend to rely on the “controlled company” exemption, but may do so in the future. Accordingly, if we choose to do so, you will not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Financial Position

With funds available for a business combination initially in the amount of $150,000,000 assuming no redemptions (or $172,500,000 assuming no redemptions and if the underwriters’ over-allotment option is exercised in full), we offer a target business a variety of options, such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting our initial business combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private units, the proceeds of the sale of our shares in connection with our initial business combination (including pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, other securities issuances, or a combination of the foregoing. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may use the balance of the cash released to us from the trust account following the closing for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies, or for working capital.

We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We may pursue an initial business combination in any business or industry. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely affect a target business.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private units, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemptions by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. Subject to compliance with applicable securities laws, we would expect to complete such financing only simultaneously with the completion of our initial business combination. In the case of an initial business combination funded with assets other than the trust account assets, our proxy materials or tender offer documents disclosing the initial business combination would disclose the terms of the financing and, only if required by law, we would seek shareholder approval of such financing. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise. None of our sponsors, officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers and private investment funds. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates of which they become aware through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the track record and business relationships of our officers and directors. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction.

Prior to or in connection with the completion of our initial business combination, there may be payment by the company to our sponsor, officers or directors, or our or their affiliates, of a finder’s fee, advisory fee, consulting fee or success fee for any services they render in order to effectuate the completion of our initial business, which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account.

We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of a finder’s fee is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors, non-managing sponsor members, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors or non-managing sponsor members. In the event we seek to complete our initial business combination with a company that is affiliated (as defined in our amended and restated memorandum and articles of association) with our sponsor (including its members), officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions, stating that the consideration to be paid by us in such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Evaluation of a Target Business and Structuring of Our Initial Business Combination

In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as applicable, as well as a review of financial, operational, legal and other information which will be made available to us. If we determine to move forward with a particular target, we will proceed to structure and negotiate the terms of the business combination transaction.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

•        subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

•        cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. The determination as to whether any of the members of our management team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve Our Initial Business Combination

We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated memorandum and articles of association. However, we will seek shareholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek shareholder approval for business or other reasons.

Under Nasdaq’s listing rules, shareholder approval would be required for our initial business combination if, for example:

•        We issue ordinary shares that will be equal to or in excess of 20% of the number of our ordinary shares then outstanding (other than in a public offering);

•        Any of our directors, officers or substantial shareholders (as defined by Nasdaq rules) has a 5% or greater interest earned on the trust account (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of ordinary shares could result in an increase in outstanding ordinary shares or voting power of 5% or more; or

•        The issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

The decision as to whether we will seek shareholder approval of a proposed business combination in those instances in which shareholder approval is not required by applicable law or stock exchange listing requirements will be made by us, solely in our discretion, and will be based on business and legal reasons, which include a variety of factors, including, but not limited to: (i) the timing of the transaction, including in the event we determine shareholder approval would require additional time and there is either not enough time to seek shareholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company; (ii) the expected cost of holding a shareholder vote; (iii) the risk that the shareholders would fail to approve the proposed business combination; (iv) other time and budget constraints of the company; and (v) additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to shareholders.

Permitted Purchases of Our Securities

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, officers, advisor and their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation or duty to do so. Such a purchase may include a contractual acknowledgment that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, initial shareholders, directors, officers, advisor and their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. It is intended that, if Rule 10b-18 would apply to purchases by sponsor, initial shareholders, directors, officers, advisor and their affiliates, then such purchases will comply with Rule 10b-18 under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases.

Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, initial shareholders, directors, officers, advisor and their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares or warrants in such transactions.

The purpose of any such transactions could be to (1) increase the likelihood of obtaining shareholder approval of the business combination, (2) reduce the number of public warrants outstanding and/or increase the likelihood of approval on any matters submitted to the public warrant holders for approval in connection with our initial business combination, or (3) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. To the extent such securities are purchased, such public securities will not be voted as required by Tender Offers and Schedules Compliance and Disclosure Interpretations Question 166.01 promulgated by the SEC.

In addition, if such purchases are made, the public “float” of our securities may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, initial shareholders, directors, officers, advisor and their affiliates anticipate that they may identify the shareholders with whom our sponsor, initial shareholders, directors, officers, advisor and their affiliates may pursue privately negotiated transactions by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (in the case of Class A ordinary shares) following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, initial shareholders, directors, officers, advisor and their affiliates enter into a private transaction, they would identify and contact only potential selling or redeeming shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such shareholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the general meeting related to our initial business combination. Our sponsor, initial shareholders, directors, officers, advisor and their affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will be restricted from purchasing shares if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws.

Our sponsor, initial shareholders, directors, officers, advisor and their affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event our sponsor, initial shareholders, directors, officers, advisor and their affiliates were to purchase public shares or warrants from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

•        our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, initial shareholders, directors, officers, advisor and their affiliates may purchase public shares or warrants from public shareholders outside the redemption process, along with the purpose of such purchases;

•        if our sponsor, initial shareholders, directors, officers, advisor and their affiliates were to purchase public shares or warrants from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

•        our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, initial shareholders, directors, officers, advisor and their affiliates would not be voted in favor of approving the business combination transaction;

•        our sponsor, initial shareholders, directors, officers, advisor and their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

•        we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

•        the amount of our securities purchased outside of the redemption offer by our sponsor, initial shareholders, directors, officers, advisor and their affiliates, along with the purchase price;

•        the purpose of the purchases by our sponsor, initial shareholders, directors, officers, advisor and their affiliates;

•        the impact, if any, of the purchases by our sponsor, initial shareholders, directors, officers, advisor and their affiliates on the likelihood that the business combination transaction will be approved;

•        the identities of our security holders who sold to our sponsor, initial shareholders, directors, officers, advisor and their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our sponsor, initial shareholders, directors, officers, advisor and their affiliates; and

•        the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Please see “Risk Factors — If we seek shareholder approval of our initial business combination, our sponsor, initial shareholders, directors, officers, advisor and their affiliates may elect to purchase shares or public warrants from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A ordinary shares or public warrants.”

Redemption Rights for Public Shareholders upon Completion of Our Initial Business Combination

We will provide our public shareholders (other than our initial shareholders, directors and officers) with the opportunity to redeem all or a portion of their Class A ordinary shares, regardless of whether they abstain, vote for, or vote against, our initial business combination, upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable, if any), divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. Our sponsor, officers and directors pursuant to a letter agreement with us, have agreed to waive their redemption rights with respect to their founder shares, private shares and any public shares they may acquire during or after this offering, and the representative of the underwriters pursuant to the underwriting agreement has agreed to waive its redemption rights with respect to its representative shares in connection with the completion of our initial business combination or otherwise. The non-managing sponsor members are not required to (i) hold any units, Class A ordinary shares or public warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any Class A ordinary shares they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The non-managing sponsor members will have the same rights to the funds held in the trust account with respect to the Class A ordinary shares underlying the units they may purchase in this offering as the rights afforded to our other public shareholders.

Our proposed initial business combination may impose a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such net tangible assets or minimum cash requirements.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement or whether we were deemed to be a foreign private issuer (which would require a tender offer rather than seeking shareholder approval under SEC rules), as described above under the heading “Shareholders May Not Have the Ability to Approve Our Initial Business Combination.” Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company (other than with a 90% subsidiary of ours) or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with Nasdaq’s shareholder approval rules.

The requirement that we provide our public shareholders with the opportunity to redeem their public shares by one of the two methods listed above are contained in provisions of our amended and restated memorandum and articles of association and will apply whether or not we maintain our registration under the Exchange Act or our listing on Nasdaq. Such provisions may be amended if approved by an special resolution, which may be passed (a) by a majority of at least two-thirds (or such other threshold as may be specified under the Companies Act from time to time) of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled; or (b) in writing by all of the shareholders entitled to vote at a general meeting of the company (or such lower threshold as may be allowed under the Companies Act from time to time). Public shareholders (other than our initial shareholders, directors and officers) will be given an opportunity to redeem their public shares in accordance with our amended and restated memorandum and articles of association upon the approval or effectiveness of any amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within the completion window, or (B) with respect to any other material provisions relating to the rights of holders of Class A ordinary shares or pre-initial business combination activity.

If we provide our public shareholders with the opportunity to redeem their public shares in connection with a general meeting, we will, pursuant to our amended and restated memorandum and articles of association:

•        conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•        file proxy materials with the SEC.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination.

If we seek shareholder approval, we will complete our initial business combination only if shareholders pass an ordinary resolution approving the business combination. Such ordinary resolution may be passed (a) by a simple majority of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled, or (b) in writing by all of the shareholders entitled to vote on such matter at a general meeting of the company (or such lower threshold as may be allowed under the Companies Act from time to time). A quorum for a meeting held to approve a business combination will be present if the holders of at least one third of issued and outstanding shares entitled to vote at the meeting are represented in person or by proxy. Our sponsor, officers and directors and D. Boral Capital will count toward this quorum, and our sponsor, officers and directors, pursuant to the letter agreement, and D. Boral Capital pursuant to the underwriting agreement, have agreed to vote their founder shares, private shares, representative shares and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction). For purposes of seeking approval of an ordinary resolution, non-votes will have no effect on the approval of our initial business combination. As a result, in addition to our founder shares, representative shares, and private placement shares (an aggregate of 11,117,143 ordinary shares) shares, we would need in the aggregate 1,941,429 or more of the shares to be voted in favor of an initial business combination in order to have our initial business combination approved, assuming all outstanding shares are voted, the over-allotment option is not exercised and the parties to the letter agreement and the underwriting agreement do not acquire any public shares. Assuming that only the holders of one-third of our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association vote their shares at a general meeting of the company, we will not need any public shares in addition to our founder shares and private shares to be voted in favor of an initial business combination in order to approve an initial business combination. However, if our initial business combination is structured as a statutory merger or consolidation of the company with another company under Cayman Islands law, the approval of such statutory merger or consolidation will require a special resolution, which shall may be passed (a) by a majority of at least two-thirds of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled, or (b) approved in writing by all of the shareholders entitled to vote at a general meeting of the company (or such lower threshold as may be allowed under the Companies Act from time to time). In addition, prior to or in connection with the closing of our initial business combination, only holders of our Class B ordinary shares (i) will have the right to appoint and remove directors prior to the completion of our initial business combination and (ii) will be entitled to vote on continuing our company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). These quorum and voting thresholds, and the voting agreement of our sponsor, officers and directors, pursuant to the letter agreement, and of D. Boral Capital, pursuant to the underwriting agreement, may make it more likely that we will consummate our initial business combination. Each public shareholder (other than our initial shareholders, directors and officers) may elect to redeem their public shares irrespective of whether they vote for or against the proposed business combination, or whether they do not vote or abstain from voting on the proposed business combination, or whether they were a public shareholder on the record date for the general meeting held to approve the proposed transaction.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will:

•        conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

•        file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

Upon the public announcement of our initial business combination, if we elect to conduct redemption pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

We intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent or deliver their shares to our transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the scheduled vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public shareholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates or shares delivered by public shareholders who elected to redeem their shares.

Our proposed initial business combination may impose a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such net tangible assets or minimum cash requirements.

Limitation on Redemption Upon Completion of Our Initial Business Combination If We Seek Shareholder Approval

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares without our prior consent. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering without our prior consent, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Delivering Share Certificates in Connection with the Exercise of Redemption Rights

As described above, we intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent or deliver their shares to our transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the scheduled vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have up to two business days prior to the scheduled vote on the initial business combination if we distribute proxy materials, or from the time we send out our tender offer materials until the close of the tender offer period, as applicable, to submit or tender its shares if it wishes to seek to exercise its redemption rights. In the event that a shareholder fails to comply with these or any other procedures disclosed in the proxy or tender offer materials, as applicable, its shares may not be redeemed. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the broker submitting or tendering shares a fee of approximately $100 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to submit or tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the proxy materials or tender offer documents, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until the end of the completion window.

Redemption of Public Shares and Liquidation if No Initial Business Combination

Our amended and restated memorandum and articles of association provide that we will have only the duration of the completion window to complete our initial business combination. If we have not completed our initial business combination within such time period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes, if any and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the completion window.

Our sponsor, officers, and directors pursuant to a letter agreement with us, and the representative of the underwriters pursuant to the underwriting agreement solely with respect to the representative shares, have agreed to waive their redemption rights with respect to their founder shares, private shares and representative shares, as applicable, and to waive their rights to liquidating distributions from the trust account with respect to any founder shares, representative shares and private shares held by them if we fail to complete our initial business combination within the completion window, although they will entitled to liquidating distributions from assets outside the trust account. However, if our sponsor or management team or the representative of the underwriters acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted completion window.

Our sponsor, officers, directors, and director nominees pursuant to a letter agreement with us, and the representative of the underwriters, pursuant to the underwriting agreement, have agreed that they will not propose any amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to the rights of holders of Class A ordinary shares or pre-initial business combination activity, in each case unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less taxes payable), divided by the number of then outstanding public shares. These redemption rights are also reflected in our amended and restated memorandum and articles of association. The non-managing sponsor members are not required to (i) hold any units, Class A ordinary shares or public warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any Class A ordinary shares they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The non-managing sponsor members will have the same rights to the funds held in the trust account with respect to the Class A ordinary shares underlying the units they may purchase in this offering as the rights afforded to our other public shareholders.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $945,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, if any, on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private units, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will consider whether competitive alternatives are reasonably available to us and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of the company under the circumstances. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. MaloneBailey, LLP, our independent registered public accounting firm, and the underwriters of this offering will not execute agreements with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (except for our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement; provided that, such indemnification shall only apply to the extent necessary to ensure that such third party claims do not reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes payable, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $945,000 from the proceeds of this offering with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of approximately $1,655,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of approximately$1,655,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public shareholders. Additionally, if we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy/insolvency laws as either a “preferential transfer” or a “fraudulent conveyance, preference or disposition.” As a result, a liquidator or bankruptcy or other court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to us or our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders (other than our initial shareholders, directors and officers) will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete our initial business combination within the completion window, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to the rights of holders of Class A ordinary shares or pre-initial business combination activity or (iii) if they redeem their respective shares for cash upon the completion of our initial business combination, subject to applicable law and any limitations (including but not limited to cash requirements) created by the terms of the proposed business combination. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote.

Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and if We Fail to Complete Our Initial Business Combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within the completion window.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price

Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders (other than our initial shareholders, directors and officers) may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination

If we seek shareholder approval of our initial business combination, our sponsor, initial shareholders, directors, officers, advisor or their respective affiliates may purchase shares or warrants in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. If our sponsor, initial shareholders, directors, officers, advisor or their respective affiliates were to purchase shares or warrants from public shareholders, they would do so at a price no higher than the price offered through our redemption process.

If we are unable to complete our initial business combination within the completion window, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.00 per share), including interest earned on the funds held in the trust account and not previously released to us (less taxes payable and up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
(which is initially anticipated to be $10.00 per share), including interest earned on the funds held in the trust account (less taxes payable), divided by the number of then outstanding public shares.

If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by

Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

Impact to remaining shareholders

The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and the interest withdrawn in order to pay our taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account).

If the permitted purchases described above are made, there would be no impact to our remaining shareholders because the purchase price would not be paid by us.

The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial shareholders, who will be our only remaining shareholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$150,000,000 of the net proceeds of this offering and the sale of the private units will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.

Approximately $150,000,000 of the offering proceeds, representing the gross proceeds of this offering, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Investment of net proceeds

$150,000,000 of the net proceeds of this offering and the sale of the private units held in trust will initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act) instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds

Interest on proceeds from the trust account to be paid to shareholders is reduced by (i) any taxes paid or payable and (ii) in the event of our liquidation for failure to complete our initial business combination within the completion window, up to $100,000 of interest to pay dissolution expenses.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of our assets held in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination.

The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued

The units are expected to begin trading on or promptly after the date of this prospectus. The Class A ordinary shares, warrants and rights comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless D. Boral Capital informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

No trading of the units or the underlying Class A ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

We will file the Current Report on Form 8-K promptly after the closing of this offering, which closing is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated information to reflect the exercise of the over-allotment option.

Exercise of the warrants	The warrants cannot be exercised until 30 days after the completion of our initial business combination.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will provide our public shareholders (other than our initial shareholders, directors and officers) with the opportunity to redeem their public shares, regardless of whether they abstain, vote for, or vote against, our initial business combination, for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable, if any), divided by the number of then outstanding public shares, upon the completion of our initial business combination, subject to the limitations and on the conditions described herein. We may not be required by law to hold a shareholder vote. If we are not required by law and do not otherwise decide to hold a shareholder vote, we

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45 business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Terms of Our Offering	Terms Under a Rule 419 Offering

will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we receive an ordinary resolution under Cayman Islands law and our amended and restated memorandum and articles of association, which may be passed (a) by a simple majority of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled; or (b) in writing by all of the shareholders entitled to vote on such matter at a general meeting of the company (or such lower threshold as may be allowed under the Companies Act from time to time). However, if our initial business combination is structured as a statutory merger or consolidation of the company with another company under Cayman Islands law, the approval of our initial business combination will, in addition, require an special resolution, which may be passed (a) by a majority of at least two-thirds (or such other threshold as may be specified under the Companies Act from time to time) of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the

	Terms of Our Offering	Terms Under a Rule 419 Offering

number of votes to which each shareholder is entitled; or (b) in writing by all of the shareholders entitled to vote at a general meeting of the company (or such lower threshold as may be allowed under the Companies Act from time to time).

Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction, or whether they do not vote or abstain from voting on the proposed transaction, or whether they were a public shareholder on the record date for the general meeting held to approve the proposed transaction.

Business combination deadline

If we have not completed our initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes, if any, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

If an acquisition has not been completed within the completion window, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds

Except for the withdrawal of interest to pay our taxes, if any, none of the funds held in trust will be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law, or (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within the completion window or (B) with respect to any other material provisions relating to the rights of holders of Class A ordinary shares or pre-initial business combination activity.

The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.
Delivering share certificates in connection with the exercise of redemption rights

We intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent or deliver their shares to our transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the scheduled vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of

Many blank check companies provide that a shareholder can vote against a proposed business combination and check a box on the proxy card indicating that such shareholder is seeking to exercise its redemption rights. After the business combination is approved, the company would contact such shareholder to arrange for delivery of its share certificates to verify ownership.

	Terms of Our Offering	Terms Under a Rule 419 Offering

the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have up to two business days prior to the scheduled vote on the initial business combination if we distribute proxy materials, or from the time we send out our tender offer materials until the close of the tender offer period, as applicable, to submit or tender its shares if it wishes to seek to exercise its redemption rights.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares without our prior consent. However, we would not restrict our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Many blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter competition from other entities having a business objective similar to ours, including other special purpose acquisition companies, private equity groups and leveraged buyout funds, public companies and operating businesses seeking strategic acquisitions. Many of these entities are well-established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess financial, technical, human and other resources that are similar to or greater than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with the exercise of redemption rights by our public shareholders may reduce the resources available to us for our initial business combination and our issued and outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either or both of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently utilize office space at 270 Sylvan Avenue, Suite 2230, Englewood Cliffs, NJ 07632, provided by an affiliate of our sponsor. We will reimburse such affiliate of our sponsor in an amount equal to $10,000 per month for office space, utilities and secretarial, and administrative support services made available to us. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. We consider our current office space adequate for our current operations.

Employees

We currently have two officers: Joshua Jagid, Chief Executive Officer and Jack Bressman, Chief Operating Officer and Interim Chief Financial Officer. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full-time employees prior to the completion of our initial business combination.

Periodic Reporting and Financial Information

We will register our units, Class A ordinary shares, warrants and rights under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation materials or tender offer documents sent to shareholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with, or reconciled to, GAAP or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may conduct an initial business combination with because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential business combination candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2027 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to have our internal control procedures audited. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Class A ordinary shares held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our Class A ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacities as such.

Management

Officers, Directors and Director Nominees

Our officers, directors and director nominees are as follows:

Name	Age	Position
Joshua Jagid	52	Director, Chairman and Chief Executive Officer
Jack Bressman	28	Chief Operating Officer, Chief Financial Officer and a Director
Luisa Ingargiola	58	Independent Director nominee*
David Pfeffer	66	Independent Director nominee*
Kyle Miller	37	Independent Director nominee*

____________

*        The term of this director shall begin upon the commencement of trading of our units on Nasdaq.

Joshua Jagid

Joshua Jagid is the Chief Executive Officer and Chairman of the Board of the Company. Mr. Jagid is an entrepreneur and senior executive with approximately 30 years of experience founding, building and scaling businesses in performance marketing, customer acquisition and data-driven services.

From December 2021 to May 2025, Mr. Jagid served as Managing Director at Tranzact, Inc., a data-driven performance marketing and customer acquisition company and successor to Quantum 3 Media. In this role, he contributed to operational leadership and strategic initiatives following the acquisition of Quantum 3 Media and during a period of continued growth.

Mr. Jagid founded Quantum 3 Media in November 2012 and served as its Chief Executive Officer through its acquisition by Tranzact, Inc., a subsidiary of Willis Towers Watson plc, in December 2021. Under his leadership, the company developed a data-driven platform providing consumer intelligence solutions to large organizations, enabling more efficient customer acquisition, retention and monetization.

From the early 2000s through 2011, Mr. Jagid founded and led additional ventures, including TranSend, Inc. and Member’s Edge, LLC (also known as Save-A-Sale), which focused on customer acquisition, analytics and consumer engagement solutions.

Mr. Jagid co-founded Intersections Inc. (formerly CreditComm Services, LLC) in 1996, a provider of consumer identity protection and credit monitoring services. Intersections completed its initial public offering in 1999 and traded on the Nasdaq (Nasdaq: INTX) until its merger with Aura, Inc. in 2019. During his tenure, the company scaled significantly through partnerships with major financial institutions.

Mr. Jagid began his career in finance and investment banking, serving as a Director at Loeb Partners Corporation from June 1995 to September 2001.

Over the course of his career, Mr. Jagid has founded and led multiple businesses, developed relationships with strategic partners and institutional investors, and participated in complex transactions, including mergers, acquisitions and integrations. His experience building and scaling data-driven platforms, particularly within regulated industries, informs the Company’s acquisition strategy, including target identification, evaluation and post-transaction value creation.

Mr. Jagid graduated from Tulane University in 1995 with a Bachelor of Science degree in Finance and Accounting.

Jack Bressman

Jack Bressman is the Chief Operating Officer, Chief Financial Officer and a director of the Company. Mr. Bressman brings capital markets experience to the Company, with a focused track record of executing complex financial transactions and managing both institutional and retail investor relationships across public and private markets.

Most recently prior to joining the Company, Mr. Bressman supported senior leadership at Atlantic International Corp on a large-scale merger, gaining end-to-end exposure to the acquisition process from early evaluation through late-stage negotiation. This experience provided him with hands-on insight into deal analysis, deal sourcing, and transaction coordination.

From December 2022 to February 2025 Mr. Bressman was employed at The Carlyle Group, where he served as an Internal Sales professional within the firm’s fundraising division. At Carlyle, he successfully sourced and built relationships with registered investment advisors and family offices with substantial assets under management, ultimately generating over $300 million in capital commitments across private equity, private credit, and real estate strategies. His work at Carlyle provided comprehensive exposure to institutional capital sourcing, complex product positioning, and evergreen and interval fund dynamics.

Prior to Carlyle from June 2021 to December 2022, Mr. Bressman worked in institutional sales at EF Hutton, where he executed over $150 million in third-party capital raises for institutional investors across diverse types of transactions including IPOs, private placements, SPACs, registered direct offerings, and secondary offerings. He previously held an Investment Banking role at EF Hutton, where he executed over $1 billion in banking transactions across capital markets, SPACs, and M&A advisory in multiple sectors. In these roles, he focused on company valuation, industry analysis, financial modeling, and transaction execution.

Mr. Bressman holds a Bachelor of Arts in International Studies with a sub-plan in Political Economic Development from the University of Michigan and a Professional Certificate in Financial Accounting from Harvard Business School Online. He holds the SIE, Series 7, and Series 63 securities licenses.

Our Board of Directors

Joshua Jagid, our Chairman and Chief Executive Officer, and Jack Bressman, our Chief Operating Officer and Chief Financial Officer, serve on the Company’s Board of directors. See “Our Management Team” above for biographical information concerning Mr. Jagid and Mr. Bressman.

Luisa Ingargiola will be appointed as a director of the Company and Chair of our Audit Committee upon the commencement of trading of our units on Nasdaq. Since February 2017, Ms. Ingargiola has served as the Chief Financial Officer of Avalon GloboCare Corp. (NASDAQ: ALBT). In addition to her executive role, Ms. Ingargiola currently serves on the board of directors of several public companies, including Dragonfly Energy (NASDAQ: DFLI), where she has served as a Lead Independent Director and Chair of the Audit Committee since [*] 2021, and Fuel Green PLC (OTCQB: HTOO), where she has served as a director and Chair of the Audit Committee since February 2025. Previously, she served as director and Chair of Audit Committee of Electra Meccanica (NASDAQ: SOLO) from March 2018 to March 2024, as director and Audit Committee Chair of XOS Inc. (NASDAQ: XOS) from March 2024 to June 2025 and a director of AgEagle Aerial Systems Inc. (NYSE: UAVS) from March 2019 to November 2022. Ms. Ingargiola holds a Bachelor of Business Administration in Accounting and Finance from the Questrom School of Business at Boston University and a Master’s degree from the University of South Florida.

David Pfeffer will be appointed as a director of the Company upon the commencement of trading of our units on Nasdaq. Mr. Pfeffer has over 30 years of experience in diverse roles in financial services; leading companies, developing and executing strategy, building businesses up from the ground floor and driving innovation to grow in today’s ultra-competitive and dynamic global economy. Mr. Pfeffer is currently CEO of Brick Citi Capital, LLC, an investment services and business advisory firm founded in 2019. He has also served as Director and Audit Committee Chair of Atlantic International Corp. since June 2024, having served in the same role with SeqLL Inc., the predecessor of Atlantic, since October 2018. Previously, he was Executive Vice President and Chief Financial Officer of Oppenheimer Funds, a global asset manager, from 2004 to 2019. He was a Management Director on the Oppenheimer Funds, Inc. board and President of Oppenheimer Funds Harbourview Asset Management. From 2009 to 2019, Mr. Pfeffer served as an Independent Director at ICI Mutual Insurance Co., including a role as Audit Committee Chairman. From 2000 to 2004, Mr. Pfeffer worked as Institutional Chief Financial Officer and Director at Citigroup Asset Management. Mr. Pfeffer was at J.P. Morgan from 1984 to 2000, where he gained significant international experience serving as Chief Financial Officer and Director of JPM Brazil for five years in São Paulo and supported JPM’s international businesses during his 16 year tenure there. Mr. Pfeffer worked as a public accountant at Ernst & Whinney (now Ernst & Young) from 1981 to 1984. Mr. Pfeffer is currently serving on the Board of Directors and as Chairman of the Audit Committee of Atlantic International Corp. Mr. Pfeffer is a Certified Public Accountant, a Chartered Global Management Accountant and has his FINRA Series 99 Operations Professional license. He graduated Cum Laude from the University of Delaware with a B.S. in Accounting.

Kyle Miller will be appointed as a director of the Company upon commencement of trading of our units on Nasdaq. Kyle Miller has extensive experience in mergers and acquisitions, corporate development, strategic partnerships, and technology-enabled financial services, with particular expertise in insurance distribution. Mr. Miller currently serves as Chief M&A Partnership Officer at EP Wealth Advisors, a leading national registered investment adviser headquartered in Torrance, California. As of March 31, 2026, EP Wealth Advisors had more than $44.1 billion in assets under management across 62 offices in 22 states. In his role, Mr. Miller leads the firm’s M&A partnership strategy, including sourcing, evaluating, structuring, and executing strategic transactions across the independent wealth management sector.

Prior to joining EP Wealth Advisors, Mr. Miller spent eight years at Acrisure, a global insurance brokerage and fintech platform, where he served as Vice President of Mergers and Acquisitions. During his tenure at Acrisure, Mr. Miller was a deal lead on more than 160 acquisitions, contributing to Acrisure’s significant expansion and enterprise value growth. His experience included sourcing, evaluating, negotiating, and executing transactions involving insurance agencies, brokerage platforms, and other distribution-oriented financial services businesses.

Mr. Miller’s career has focused on highly acquisitive, founder-led platforms operating in fragmented markets, including insurance distribution, wealth management, and technology-enabled financial services. He has developed significant expertise in assessing transaction economics, valuation, cultural and strategic fit, post-closing integration, producer and advisor retention, recurring revenue durability, and the use of technology, data, and automation to improve operating leverage and support scalable growth.

Number and Terms of Office of Officers and Directors

We shall have a board of directors consisting of not less than one person provided however that, subject to the requirement to have at least one director, the directors may from time to time fix the maximum and minimum number of directors to be appointed by resolution of the board of directors.

Our board of directors may be divided into three classes, Class I, Class II and Class III. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the board of directors. At the first annual general meeting of the company, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three (3) years. At the second annual general meeting of the company, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three (3) years. At the third annual general meeting of the company, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of three (3) years. At each succeeding annual general meeting of the Company, Directors shall be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual general meeting. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares entitled to vote and voted for the appointment of directors can appoint all of the directors.

Luisa Ingargiola and Joshua Jagid have each been appointed as a Class III director, David Pfeffer and Jack Bressman have each been appointed as a Class II director and Kyle Miller has been appointed as a Class I director.

The office of a director shall be vacated if (a) the director gives notice in writing to the company that he resigns the office of director; (b) the director absents himself (for the avoidance of doubt, without being represented by proxy) from three consecutive meetings of the board of director without special leave of absence from the directors, and the directors pass a resolution that he has by reason of such absence vacated office; (c) the director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; (d) the director is found to be or becomes of unsound mind; or (e) all of the other directors (being not less than two in number) determine that he should be removed as a director for cause (and not otherwise).

Any or all of the directors may be removed from office at any time by an ordinary resolution, which may be passed (a) by a simple majority of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled; or (b) in writing by all of the shareholders entitled to vote on such matter at a general meeting of the company (or such lower threshold as may be allowed under the Companies Act from time to time). Prior to the consummation of an initial business combination, only holders of our Class B ordinary shares will have the right to vote on the appointment and removal of directors. Our board of directors may, by a vote of a majority of our directors then in office, appoint any person to be a director, either to fill a vacancy or as an additional director. This provision of our amended and restated memorandum and articles of association relating to these rights of holders of Class B ordinary shares may be amended by a special resolution passed (a) by a majority of at least 90% of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled; or (b) in writing by all of the shareholders entitled to vote at a general meeting of the company (or such lower threshold as may be allowed under the Companies Act from time to time).

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint officers as it deems appropriate pursuant to our amended and restated memorandum and articles of association.

Director Independence

Nasdaq rules require that a majority of our board of directors be independent within one year of our initial public offering. An “independent director” is defined generally as a person who, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Upon the commencement of the trading of our units on Nasdaq, we expect to have four “independent directors” as defined in Nasdaq rules and applicable SEC rules prior to completion of this offering. Our board of directors expects to determine that David Pfeffer and Luisa Ingargiola are “independent directors” as defined in Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

As of the date of this prospectus, none of our officers has received any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on Nasdaq through the earlier of consummation of our initial business combination and our liquidation, we will pay an affiliate of our sponsor $10,000 per month for office space, utilities and secretarial and administrative and support services provided to us and members of our management team. As more fully discussed in the section of this prospectus entitled “The Offering — Limited payments to insiders”, our sponsor, officers and directors, or any affiliate of theirs, will be entitled to certain payments including, but not limited to, reimbursement for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. We may pay cash compensation to our independent directors for services rendered to us. Additionally, we may pay consulting, success, advisory, or finder’s fees to our sponsor, our officers or directors, our advisors, or affiliates thereof in connection with the consummation of our initial business combination. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made from funds held outside the trust account. Other than quarterly audit committee review of such payments, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and officers for their out-of-pocket expenses incurred in connection with identifying and consummating an initial business combination.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed initial business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed initial business combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Upon the commencement of the trading of our units on the Nasdaq, our board of directors will establish two standing committees: an audit committee and a compensation committee. Subject to phase-in rules, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Each committee will operate under a charter that will be approved by our board and will have the composition and responsibilities described below.

Audit Committee

Upon the commencement of the trading of our units on the Nasdaq, our board of directors will establish an audit committee of the board of directors Luisa Ingargiola, David Pfeffer and Kyle Miller will serve as the members of our audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have three members of the audit committee, all of whom must be independent. Luisa Ingargiola, David Pfeffer and Kyle Miller are each independent.

Luisa Ingargiola will serve as the chairman of the audit committee. Each member of the audit committee is financially literate and our board of directors has determined that Luisa Ingargiola qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We will adopt an audit committee charter, which will detail the principal functions of the audit committee, including:

•        assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm; the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•        pre-approving all audit and non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures; reviewing and discussing with the independent registered public accounting firm all relationships the independent registered public accounting firm have with us in order to evaluate their continued independence;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•        meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Upon the commencement of the trading of our units on the Nasdaq, our board of directors will establish a compensation committee of our board of directors. The members of our compensation committee will be David Pfeffer and Luisa Ingargiola. David Pfeffer will serve as chair of the compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have a compensation committee of at least two members, all of whom must be independent. David Pfeffer and Luisa Ingargiola are each independent. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our chief executive officer based on such evaluation;

•        reviewing and making recommendations to our board of directors with respect to the compensation, and any incentive compensation and equity based plans that are subject to board approval of all of our other officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•        producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605I(2) of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by our board of directors. Our board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees David Pfeffer and Luisa Ingargiola. In accordance with Rule 5605(e)(1)(A) of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for appointment at the next annual general meeting (or, if applicable, an extraordinary general meeting). Our shareholders that wish to nominate a director for appointment to our board of directors should follow the procedures set forth in our amended and restated memorandum and articles of association.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, in the past year has served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.

Clawback Policy

We will adopt a compensation recovery policy that is compliant with Nasdaq listing rules as required by the Dodd-Frank Act.

Code of Ethics

Prior to the consummation of this offering, we will have adopted a Code of Ethics applicable to our directors, officers and employees. We will file a copy of our Code of Ethics as an exhibit to the registration statement of which this prospectus is a part. You will be able to review this document by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the Code of Ethics and the charters of the committees of our board of directors will be provided without charge upon request from us. See the section of this prospectus entitled “Where You Can Find Additional Information.” If we make any amendments to our Code of Ethics other than technical, administrative or other non-substantive amendments, or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions requiring disclosure under applicable SEC or Nasdaq rules, we will disclose the nature of such amendment or waiver on our website. The information included on our website is not incorporated by reference into this Form S-1 or in any other report or document we file with the SEC, and any references to our website are intended to be inactive textual references only.

Duties of directors

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended articles of association, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations:
Individual	Entity	Entity’s Business	Affiliation
Luisa Ingargiola*	Avalon GloboCare Corp.	Bio-tech healthcare	Chief Financial Officer
	DragonFly Energy.	manufacturer of lithium batteries	Lead Independent Director and Chair Audit Committee
	D. Boral Arc Acquisition I Corp	SPAC	Director
	D. Boral Acquisition I Corporation	SPAC	Director
	New America Acquisition Corp	SPAC	Director
	Fusion Fuel Green PL	Hydrogen Fuel Producer	Director and Audit Committee Chair
	Vision Marine	Power Train System	Director and Audit Committee Chair
David Pfeffer*	BrickCiti Capital, LLC	Investment Services	Lead Independent Director and Chief Executive Officer
	Atlantic International Corp.	Staffing	Independent Director
Kyle Miller*	EP Wealth Advisors	Investment Advisor	Chief M&A Partnership Officer

____________

*        The term of office of this director shall begin upon the date of commencement of the trading of our units on Nasdaq.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position at the expense of the company. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the articles of association or alternatively by shareholder approval at general meetings.

Our amended and restated memorandum and articles of association provide that a director may be or become a director or other officer of or otherwise interested in any company promoted by the company or in which the company may be interested as a shareholder, a contracting party or otherwise, and no such director shall be accountable to the company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company. Our amended and restated memorandum and articles of association further provide that no person shall be disqualified from the office of director or prevented by such office from contracting with the company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any director shall be in any way interested be or be liable to be avoided, nor shall any director so contracting or being so interested be liable to account to the company for any profit realized by or arising in connection with any such contract or transaction by reason of such director holding office or of the fiduciary relationship thereby established. A director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

Furthermore, our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law, none of the sponsor or any individual serving as a director or an officer (“Management”) shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by applicable law, the Company renounces in its amended and restated memorandum and articles of association any interest or expectancy of the company in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for Management, on the one hand, and the Company, on the other or (b) the presentation of which would breach an existing legal obligation of a member of Management to any other entity. Except to the extent expressly assumed by contract, to the fullest extent permitted by applicable law, Management shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its shareholders for breach of any fiduciary duty as a shareholder, director and/or officer solely by reason of the fact that such person pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company. Except as provided elsewhere in the amended and restated memorandum and articles of association, to the fullest extent permitted by applicable law the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the Company and Management, about which a director and/or officer who is also a member of Management acquires knowledge.

Potential investors should also be aware of the following other potential conflicts of interest:

•        Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our officers are not obligated to contribute any specific number of hours per week to our affairs.

•        Our initial shareholders purchased founder shares prior to the date of this prospectus and will purchase private units in a transaction that will close simultaneously with the closing of this offering. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights (if any) with respect to their founder shares, private shares and public shares in connection with the completion of our initial business combination. Additionally, our sponsor, officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares and the private shares if we fail to complete our initial business combination within the prescribed time frame, although they will be entitled to liquidating distributions from assets outside the trust account. If we do not complete our initial business combination within the prescribed time frame, the private units will expire worthless. Furthermore, our sponsor, officers and directors have agreed not to transfer, assign or sell any of their founder shares and any Class A ordinary shares issuable upon conversion thereof until the completion of our initial business combination. Because each of our officers and director nominees will own ordinary shares or warrants directly or indirectly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•        our sponsor and members of our management team will directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Upon the closing of this offering, our sponsor will have invested in us an aggregate of $2,625,000, comprised of the $25,000 purchase price for the founder shares (or approximately $0.002 per share) and the $2,600,000 purchase price for the private units (or $10.00 per unit), which may be exercised on a cashless basis. Accordingly, our management team, which owns interests in our sponsor, may be more willing to pursue a business combination with a riskier or less-established target business than would be the case if our sponsor had paid the same per share price for the founder shares as our public shareholders paid for their public shares and if our sponsor were required to pay cash to exercise the private warrants.

•        certain members of our management team may receive compensation upon consummation of our initial business combination, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such compensation will not be received unless we consummate such business combination.

•        Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

•        In the event our sponsor or members of our management team provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination.

•        Similarly, if we agree to pay our sponsor or a member of our management team a finder’s fee, advisory fee, consulting fee or success fee in order to effectuate the completion of our initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as any such fee may not be paid unless we consummate such business combination.

•        We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated (as defined in our amended and restated memorandum and articles of association) with our sponsor (including its members), officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions, stating that the consideration to be paid by us in such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Prior to or in connection with the completion of our initial business combination, there may be payment by the company to our sponsor, officers or directors, advisor, or our or their affiliates, of a finder’s fee, advisory fee, consulting fee or success fee for any services they render in order to effectuate the completion of our initial business, which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account.

We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor.

In the event that we submit our initial business combination to our public shareholders for a vote, our sponsor, officers and directors have agreed to vote their founder shares and private shares, and they and the other members of our management team have agreed to vote their founder shares, private shares and any shares purchased during or after the offering in favor of our initial business combination, aside from shares they may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act, which would not be voted in favor of approving the business combination transaction.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide that our officers and directors (each an “Indemnified Person”) will, to the fullest extent permitted by law, be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default. No Indemnified Person shall be liable to the company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful neglect or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud, wilful neglect or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect. |Our amended and restated memorandum and articles of association will expressly provide that each shareholder of the Company specifically agrees to waive any claim or right of action such shareholder might have, whether individually or by, or in, the right of the Company, against any director or officer in connection with new or competing merger bids or proposals which are proffered to the board at any time after the execution of a definitive agreement concerning a business combination provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to such director or officer.

In addition, we expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed, and any persons who may become officers or directors prior to the initial business combination will agree, to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Principal shareholders

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our Class A ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•        each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;

•        each of our officers, directors and director nominees; and

•        all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the private warrants or rights as these warrants are not exercisable within 60 days of the date of this prospectus.

On March 19, 2026, our sponsor purchased, and the Company issued to the sponsor, 9,857,143 Class B ordinary shares for an aggregate purchase price of $25,000 (up to 1,285,714 of which are subject to forfeiture by the holders thereof depending on the extent to which the underwriter’s over-allotment option is exercised). Following and as a result of that capitalization and issuance of additional founder shares, the sponsor is deemed to have purchased the founder shares for $0.002 per share.

Prior to the initial investment in the company of $25,000 by the sponsor, the company had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 17,250,000 units if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent approximately 35% of the outstanding ordinary shares following the closing of the IPO (exclusive of any Class A ordinary shares that are included in the private units). To the extent the over-allotment option is not exercised, the founder shares shall be surrendered by the sponsor for no consideration so that the sponsor will own approximately 35% of our outstanding ordinary shares following the closing of this offering (exclusive of any Class A ordinary shares that are included in the private units). Accordingly, up to 1,285,714 of the founder shares may be surrendered by the sponsor in connection with the closing of this offering. The post-offering percentages in the following table assume that the underwriters do not exercise their over-allotment option, that 1,285,714 founder shares have been surrendered to us for no consideration, and that there are 15,000,000 ordinary shares issued and outstanding after this offering.

Name and Address of Beneficial Owner(1)	Number of Class A Ordinary Shares Beneficially Owned(2)	Approximate Percentage of Ordinary Shares Beneficially Owned Before Offering		Number of Class B Ordinary Shares Beneficially Owned(3)		Approximate Percentage of Ordinary Shares Beneficially Owned After Offering
		Shares	%			Shares	%
Directors, Director Nominees, and Executive Officers:
Joshua Jagid(1)	—			1,314,282	(4)
Jack Bressman(1)	—			657,221	(4)
Luisa Ingargiola 736 Harbor Palms Court Palm Harbor, FL 34683	35,000	*		—
David Pfeffer c/o SeqLL, Inc. 3 Federal Street Billerica, MA 01821	30,000	*		—
Kyle Miller 714 Forest Ave. Wilmette, IL 60091	30,000
All officers, directors and director nominees as a group (five individuals)	95,000	*		1,971,503
5% Holders:
JAB Acquisition Sponsor I, LLC(3)(4)				9,857,143

____________

*        Less than one percent of the issued outstanding shares.

(1)      Unless otherwise noted, the business address of each of the following is c/o JAB Acquisition Corp I, 270 Sylvan Ave, Suite 2230, Englewood Cliffs, NJ 07632.

(2)      Includes 1,000,000 representative shares, classified as Class A ordinary shares.

(3)      Interests shown consist solely of 9,857,143 founder shares, classified as Class B ordinary shares, and 260,000 private placement shares, which are classified as Class A ordinary shares. The founder shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment, as described in the section entitled “Description of Securities.”

(4)      Represents this person’s proportionate interest in the sponsor’s shares. However, does not include 173.33 private placement shares and warrants to be issued to Joshua Jagid and 86.66 private placement shares and warrants to be issued to Jack Bressman upon completion of the private placement.

(5)      JAB Acquisition Sponsor I, LLC is the record holder of the 9,857,143 founder shares reported herein before closing of the offering, which includes up to 1,285,714 founder shares that will be surrendered for no consideration depending on the extent to which the underwriters’ over-allotment option is exercised and 260,000 private placement shares reported herein after closing of the offering. Joshua Jagid is the manager of JAB Acquisition Sponsor I, LLC. The investment and voting decisions for JAB Acquisition Sponsor I, LLC are made by the manager and such manager is deemed a beneficial owner of securities held by JAB Acquisition Sponsor I, LLC.

Immediately after this offering, our initial shareholders (assuming they do not purchase any units in this offering) will beneficially own approximately 35% of the outstanding ordinary shares following the closing of the IPO (exclusive of any Class A ordinary shares that are included in the private units). Prior to or in connection with the closing of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on the appointment and removal of directors or continuing the company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). Because of this ownership block, our initial shareholders may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including the appointment and removal of directors or continuing the company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands), and approval of significant corporate transactions including our initial business combination.

Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 260,000 private units, at a price of $10.00 per unit, or $2,600,000 in the aggregate, in a private placement that will occur simultaneously with the closing of this offering.

The private units will be identical to the units sold in this offering except that the private units (including the component securities as well as any securities underlying those component securities) (i) are locked-up until the completion of our initial business combination, (ii) will be entitled to registration rights, (iii) the Class A ordinary shares included as a component of the private units will not be entitled to redemption rights, and (iv) for as long as D. Boral Capital or any of its related persons beneficially own the private warrants included as a component of the private units, such private warrants will not be exercisable more than five years from the effective date of the registration statement of which this prospectus forms a part in accordance with FINRA Rule 5110(g)(8)(A). A portion of the purchase price of the private units will be added to the proceeds from this offering to be held in the trust account such that at the time of closing of this offering $15,000,000 (or $17,250,000 if the underwriters exercise their over-allotment option in full) will be held in the trust account. If we do not complete our initial business combination within the completion window, the private units will expire worthless. The private units are subject to the transfer restrictions described below.

JAB Acquisition Sponsor I, LLC, our sponsor, and our officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.

Restrictions on Transfers of Founder Shares and Private Units

The founder shares and any securities issued upon conversion thereof are subject to transfer restrictions pursuant to lock-up provisions in the agreements entered into by our sponsor and management team. Those lock-up provisions provide that the founder shares are not transferable or saleable until the completion of our initial business combination. The private units (including any component securities thereof and any securities underlying those component securities) are locked up until the closing of the initial business combination.

Registration Rights

The holders of the (i) founder shares, which were issued in a private placement prior to the closing of this offering, (ii) private units (including the component securities as well as any securities underlying those component securities), which will be issued in a private placement simultaneously with the closing of this offering, (iii) units (including the component securities as well as any securities underlying those component securities) that may be issued upon conversion of working capital loans and (iv) representative shares issued to the representative in connection with this offering will have registration rights to require us to register a sale of any of our securities held by them and any other securities of the company acquired by them prior to the consummation of our initial business combination pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering.

Pursuant to the registration rights agreement and assuming the underwriters exercise their over-allotment option in full and $600,000 of working capital loans are converted into private units, we will be obligated to register up to 3,260,000 Class A ordinary shares. The number of Class A ordinary shares includes (i) 9,857,143 Class A ordinary shares to be issued upon conversion of the founder shares, (ii) 260,000 Class A ordinary shares underlying the private units, (iii) 260,000 Class A ordinary shares underlying the private warrants, (iv) 600,000 Class A ordinary shares underlying the units issued upon conversion of working capital loans, (v) 600,000 Class A ordinary shares underlying the working capital warrants and (iv) 1,000,000 representative shares (whether or not the over-allotment is exercised) issued to the representative as compensation in connection with this offering. In addition, we will also be obligated to register up to 430,000 warrant shares, consisting of 130,000 private placement warrant shares and 300,000 working capital warrant shares.

The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. Notwithstanding anything to the contrary, D. Boral Capital may not make a demand on more than two occasions and only during the five-year period beginning on the effective date of the registration statement of which this prospectus forms a part. D. Boral Capital and its related persons may not, with respect to the private warrants (and the shares that are issuable upon exercise of the private warrants) included on the private units purchased by JAB Acquisition Sponsor I, LLC, (i) have more than one demand registration right at our expense, (ii) exercise their demand registration rights more than five (5) years from the effective date of the registration statement of which this prospectus forms a part, and (iii) exercise their “piggy-back” registration rights more than seven (7) years from the effective date of the registration statement of which this prospectus forms a part, as long as D. Boral Capital or any of its related persons are beneficial owners of private warrants. In addition, D. Boral Capital may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement of which this prospectus forms a part. We will bear the expenses incurred in connection with the filing of any such registration statements except that, with respect to D. Boral Capital, we will only bear such expenses on one occasion.

Certain relationships and related party transactions

On March 19, 2026, our sponsor purchased, and the Company issued to the sponsor, 9,857,143 Class B ordinary shares for an aggregate purchase price of $25,000 (up to 1,285,714 of which are subject to forfeiture by the holders thereof depending on the extent to which the underwriter’s over-allotment option is exercised).

The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 17,250,000 units if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent approximately 35% of the outstanding shares after this offering (not including the Class A ordinary shares that are included within the private units). To the extent the over-allotment option is not exercised, the founder shares shall be surrendered by the sponsor for no consideration so that the sponsor will own 35% of our outstanding ordinary shares following the closing of this offering (exclusive of any Class A ordinary shares that are included in the private units). Accordingly, up to 1,285,714 of the founder shares may be surrendered by the sponsor in connection with the closing of this offering. If we increase or decrease the size of the offering, we will effect a share capitalization or a share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at approximately 35.0% of our issued and outstanding ordinary shares upon the consummation of this offering (not including the Class A ordinary shares that are included within the private units).

Our sponsor has committed, pursuant to written agreements, to purchase an aggregate of 260,000 private units (whether or not the over-allotment option is exercised) at a price of $10.00 per unit, or $2,600,000 in the aggregate, in a private placement that will close simultaneously with the closing of this offering. The private units will be identical to the units sold in this offering except that the private units (including the component securities as well as any securities underlying those component securities) (i) are locked-up until the completion of our initial business combination, (ii) will be entitled to registration rights, and (iii) the Class A ordinary shares included as a component of the private units will not be entitled to redemption rights.

Prior to or in connection with the completion of our initial business combination, there may be payment by the company to our sponsor, officers or directors, advisor, or our or their affiliates, of a finder’s fee, advisory fee, consulting fee or success fee for any services they render in order to effectuate the completion of our initial business, which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account.

We will reimburse an affiliate of our sponsor in an amount equal to $10,000 per month for office space, utilities and secretarial, and administrative support services made available to us. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Prior to the closing of this offering, our sponsor may loan us funds in an aggregate amount of up to $300,000 to be used for a portion of the expenses of this offering. This loan is non-interest bearing, unsecured and are due at the earlier of (i) September 19, 2027 or (ii) the consummation of this offering.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required on a non-interest basis. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use amounts held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $600,000 of such loans may be convertible into private units of the post business combination entity at a price of $10.00 per unit at the option of the applicable lender. Such units would be identical to the private units. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We have until the date that is 12 months from the closing of this offering, by which we must consummate our initial business combination. We may extend the initial 12 month time period to consummate an initial business combination for no more than two three-month periods by depositing an additional $0.10 per share for each every three-month period into the trust account. There are no limitations on the number of times we may seek shareholder approval for an extension or the length of time of any such extension. However, if we seek shareholder approval for an extension, holders of public shares will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less taxes payable), divided by the number of then issued and outstanding public shares, subject to applicable law.

Any of the foregoing payments to our sponsor, repayments of loans from our sponsor or repayments of working capital loans prior to our initial business combination will be made using funds held outside the trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the proxy solicitation or tender offer materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We have entered into a registration rights agreement with respect to the founder shares, representative shares and private units, which is described under the heading “Principal Shareholders — Registration Rights.”

As described herein, each of our officers and directors may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities.

Policy for Approval of Related Party Transactions

The audit committee of our board of directors will adopt a policy setting forth the policies and procedures for its review and approval or ratification of “related party transactions.” A “related party transaction” is any consummated or proposed transaction or series of transactions: (i) in which the company was or is to be a participant; (ii) the amount of which exceeds (or is reasonably expected to exceed) the lesser of $120,000 or 1% of the average of the company’s total assets at year-end for the prior two completed fiscal years in the aggregate over the duration of the transaction (without regard to profit or loss); and (iii) in which a “related party” had, has or will have a direct or indirect material interest. “Related parties” under this policy will include: (i) our directors, nominees for director or officers or any person who has served in such roles since the beginning of the most recent fiscal year, even if he or she does not currently serve in that role; (ii) any record or beneficial owner of more than 5% of any class of our voting securities; (iii) any immediate family member of any of the foregoing if the foregoing person is a natural person; and (iv) any other person who maybe a “related person” pursuant to Item 404 of Regulation S-K under the Exchange Act. Pursuant to the policy, the audit committee will consider (i) the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, (ii) the extent of the related party’s interest in the transaction, (iii) whether the transaction contravenes our code of ethics or other policies, (iv) whether the audit committee believes the relationship underlying the transaction to be in the best interests of the company and its shareholders and (v) if the related party is a director or an immediate family member of a director, the effect that the transaction may have on a director’s status as an independent member of the board and on his or her eligibility to serve on the board’s committees. Management will present to the audit committee each proposed related party transaction, including all relevant facts and circumstances relating thereto. Under the policy, we may consummate related party transactions only if our audit committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy will not permit any director or officer to participate in the discussion of, or decision concerning, a related person transaction in which he or she is the related party.

We are not prohibited from paying any fees (including advisory fees), reimbursements or cash payments to our sponsor, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, including the following payments, all of which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account:

•        Repayment of up to an aggregate of $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

•        reimbursement for office space, utilities and secretarial, and administrative support services made available to us by an affiliate of our sponsor, in an amount equal to $10,000 per month;

•        Payment of consulting, success or finder fees to our independent directors, advisor, or their respective affiliates in connection with the consummation of our initial business combination;

•        We may engage our sponsor or an affiliate of our sponsor as an advisor or otherwise in connection with our initial business combination and certain other transactions and pay such person or entity a salary or fee in an amount that constitutes a market standard for comparable transactions;

•        Reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination; and

•        Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $600,000 of such loans may be convertible into private units of the post-business combination entity at a price of $10.00 per unit at the option of the applicable lender. Such units would be identical to the private units. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

Description of securities

We are a Cayman Islands exempted company and our affairs are governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association which will be adopted in connection with this offering, we will be authorized to issue 500,000,000 Class A ordinary shares, $0.0001 par value each, 50,000,000 Class B ordinary shares, $0.0001 par value each as well as 5,000,000 preference shares, $0.0001 par value each. The following description summarizes certain terms of our shares as set out more particularly in our amended and restated memorandum and articles of association and the form of warrant agreement, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Cayman Islands law. Because it is only a summary, it may not contain all the information that is important to you.

Units

Public Units

Each unit has an offering price of $10.00 and consists of one Class A ordinary share, one redeemable warrant and one right to receive one-fourth (1/4th) of one Class A ordinary share. Each warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of the company’s Class A ordinary shares. This means only a whole warrant may be exercised at any given time by a warrant holder. Each right entitles the holder thereof to receive one-fourth (1/4th) of one ordinary share upon consummation of our initial business combination. In addition, we will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands Law. As a result, you must hold rights in multiples of four in order to receive shares for all of your rights upon closing of a business combination.

The Class A ordinary shares, warrants and rights comprising the units are expected to begin separate trading on the 52nd day following the date of this prospectus unless D. Boral Capital informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares, warrants and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares, warrants and rights No fractional warrants will be issued upon separation of the units. No fractional rights will be issued upon separation of the units and only whole rights will trade.

In no event will the Class A ordinary shares, warrants or rights be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the completion of this offering. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating when separate trading of the ordinary shares, warrants and rights has commenced.

Private Units

The private units (including the component securities of such private units as well as any securities underlying such component securities) have terms and provisions that are identical the units sold in this offering. The price of the private units was determined in negotiations between our sponsor and the underwriter for this offering, with reference to the prices paid by initial shareholders for such units in special purpose acquisition companies which have recently consummated their initial public offerings.

If we do not consummate an initial business combination within the completion window, the proceeds from the sale of the private units held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private units (and the component securities) will expire worthless.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $600,000 of such loans may be convertible into private units at a price of $10.00 per unit at the option of the lender at the time of the business combination. The units would be identical to the private units sold in the private placement.

Each of the units that may be issued upon conversion of working capital loans shall be identical to the private units. Following the expiration of the lock-up described under “Principal Shareholders — Restrictions on Transfers of Founder Shares and Private Units” with respect to the private units, units issuable upon conversion of working capital loans and extension loans and their respective component securities, such securities will be transferable, assignable or saleable, subject to an effective registration statement covering such securities or an applicable exemption from registration.

Ordinary Shares

Prior to the date of this prospectus, there were purchase 9,857,143 Class B ordinary shares outstanding, all of which were held of record by our initial shareholders, so that our initial shareholders (assuming our initial shareholders do not purchase any units in this offering) will own approximately 35.0% of our issued and outstanding shares after this offering (not including the Class A ordinary shares that are included within the private units). To the extent the over-allotment option is not exercised, the founder shares shall be surrendered by the sponsor for no consideration so that the sponsor will own 35% of our outstanding ordinary shares following the closing of this offering (exclusive of any Class A ordinary shares that are included in the private units). Accordingly, up to 1,285,714 of the founder shares may be surrendered by the sponsor in connection with the closing of this offering. Upon the closing of this offering, 26,117,143 of our ordinary shares will be outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding surrender for no consideration of 1,285,714 founder shares) comprising:

•        15,000,000 Class A ordinary shares underlying public units issued as part of this offering;

•        260,000 Class A ordinary shares included in the private units to be sold in the private placement;

•        1,000,000 Class A ordinary shares issued to the representative; and

•        9,857,143 Class B ordinary shares held by our initial shareholders.

If we increase or decrease the size of this offering, we will effect a share capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders at approximately 35.0% of our issued and outstanding ordinary shares upon the consummation of this offering (not including the Class A ordinary shares that are included within the private units).

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. However, only holders of Class B ordinary shares will have the right to (i) appoint and remove directors prior to the completion of our initial business combination, meaning that holders of Class A ordinary shares will not have the right to appoint or remove any directors until after the completion of our initial business combination and (ii) continue the company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). The provisions of our amended and restated memorandum and articles of association governing these matters prior to our initial business combination may only be amended by a special resolution (a) passed by a majority of at least 90% of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled; or (b) approved in writing by all of the shareholders entitled to vote at a general meeting of the company. Certain other matters, such as the approval of a statutory merger or amalgamation or amendments to our memorandum or articles of association (other than those described above) also need to be approved by special resolution passed (a) by a majority of at least two-thirds (or such other threshold as may be specified under the Companies Act from time to time) of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled; or (b) approved in writing by all of the shareholders entitled to vote at a general meeting of the company (or such lower threshold as may be allowed under the Companies Act from time to time).

Generally, other matters submitted to a vote of our shareholders prior to or in connection with the completion of our initial business combination, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as required by law or our amended and restated memorandum and articles of association. Unless otherwise specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, matters to be decided by shareholders shall be approved by ordinary resolution to be passed (a) by a simple majority of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled; or (b) approved in writing by all of the shareholders entitled to vote on such matter at a general meeting of the company (or such lower threshold as may be allowed under the Companies Act from time to time).

We will provide our public shareholders (other than our initial shareholders, directors and officers) with the opportunity to redeem all or a portion of their public shares, regardless of whether they abstain, vote for, or vote against, our initial business combination, upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable, if any), divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. Our sponsor, officers and directors pursuant to a letter agreement with us, they have agreed to waive their redemption rights with respect to their founder shares, private shares and any public shares they may acquire during or after this offering, and the representative of the underwriters pursuant to the underwriting agreement has agreed to waive its redemption rights, if any, with respect to its representative shares in connection with the completion of our initial business combination or otherwise, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to consummate our initial business combination within the completion window. Unlike many special purpose acquisition companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. If, however, a shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other reasons, we will, like many special purpose acquisition companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we receive an ordinary resolution under Cayman Islands law and our amended and restated memorandum and articles of association. However, if our initial business combination is structured as a statutory merger or consolidation of the company with another company under Cayman Islands law, the approval of our initial business combination will require an special resolution. However, the participation of our sponsor, officers, directors, the representative of the underwriters or our or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such initial business combination. For purposes of seeking approval of an ordinary resolution, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. Our amended and restated memorandum and articles of association require that at least seven days’ notice will be given of any general meeting.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval in connection with our initial business combination, our sponsor, officers and directors and D. Boral Capital have agreed to vote their founder shares, private shares, representative shares and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction). As a result, in addition to our founder shares, private shares and the representative shares, we would need an aggregate of approximately 2,584,286 or more of the ordinary shares voted in favor of an initial business combination in order to have our initial business combination approved, assuming all outstanding shares are voted, the over-allotment option is not exercised and the parties to the letter agreement and the underwriting agreement do not acquire any public shares. Assuming that only the holders of one-third of our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association vote their shares at a general meeting of the company, we will not need any public shares in addition to our founder shares, representative shares and private shares to be voted in favor of an initial business combination in order to approve an initial business combination. Additionally, each public shareholder (other than our initial shareholders, directors and officers) may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction, or whether they do not vote or abstain from voting on the proposed transaction, or whether they were a public shareholder on the record date for the general meeting held to approve the proposed transaction.

Pursuant to our amended and restated memorandum and articles of association, if we have not completed our initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes, if any, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our sponsor, officers and directors pursuant to a letter agreement with us, and the representative of the underwriters pursuant to the underwriting agreement and solely with respect to the representative shares, have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares, representative shares and private shares if we fail to complete our initial business combination within the completion window. However, if our sponsor or management team or the representative of the underwriters acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable, if any), divided by the number of then outstanding public shares, upon the completion of our initial business combination, subject to the limitations and on the conditions described herein.

Founder Shares

The founder shares are designated as Class B ordinary shares and, except as described below, are identical to the Class A ordinary shares included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that (i) founder shares are not entitled to be redeemed in the same manner and circumstances as public shares under our amended and restated memorandum and articles of association (as further described herein); (ii) the founder shares are subject to certain transfer restrictions, as described in more detail below, (iii) the founder shares are entitled to registration rights; (iv) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (A) waive their redemption rights, if any, with respect to their founder shares, private shares and public shares in connection with the completion of our initial business combination, (B) waive their redemption rights with respect to their founder shares, private shares and public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (a) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within the completion window or (b) with respect to any other material provisions relating to the rights of holders of Class A ordinary shares or pre-initial business combination activity, (C) waive their rights to liquidating distributions from the trust account with respect to their founder shares and private shares if we fail to complete our initial business combination within the completion window, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period and to liquidating distributions from assets outside the trust account and (D) vote any founder shares held by them and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction), (v) the founder shares are automatically convertible into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment as described herein and in our amended and restated memorandum and articles of association, (vi) the founder shares are convertible on a one-for-one basis at any time and from time to time prior to the consummation of a Business Combination at the option of the holder; and (vii) prior to or in connection with the closing of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on the appointment and removal of directors or continuing the company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands).

The founder shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities (as described herein), are issued or deemed issued in excess of the amounts issued in this offering (including pursuant to the over-allotment option) and related to or in connection with the consummation of the closing of our initial business combination, the ratio at which the Class B ordinary shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, approximately 35.0% of the sum of (i) the total number of all Class A ordinary shares outstanding upon the completion of this offering (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding the Class A ordinary shares that are included within the private units), plus (ii) all Class A ordinary shares and equity-linked securities issued or deemed issued, in connection with the closing of the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination and any units issued to our sponsor or any of its affiliates or to our officers or directors upon conversion of working capital loans made to the company) minus (iii) any redemptions of Class A ordinary shares by public shareholders in connection with an initial business combination or certain amendments to the Company’s articles of association; provided that such conversion of founder shares will never occur on a less than one-for-one basis.

With certain limited exceptions, the founder shares are not transferable, assignable or saleable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the completion of our initial business combination. To the extent the over-allotment option is not exercised, the founder shares shall be surrendered by the sponsor for no consideration so that the sponsor will own 35% of our outstanding ordinary shares following the closing of this offering (exclusive of any Class A ordinary shares that are included in the private units). Accordingly, up to 1,285,714 of the founder shares may be surrendered by the sponsor in connection with the closing of this offering.

Except in certain limited circumstances, no member of the sponsor may transfer all or any portion of its membership interests in the sponsor. For more information, see “Principal Shareholders — Restrictions on Transfers of Founder Shares and Private Units.”

Register of Members

Under the Companies Act, we must keep a register of members which contains the following:

(a)     the names and addresses of the members of the Company;

(b)    a statement of the shares held by each member, which:

(i)     distinguishes each share by its number (so long as the share has a number);

(ii)    confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

(iii)   confirms the number and category of shares held by each member; and

(iv)   confirms whether each relevant category of shares held by a member carries voting rights under the Articles, and if so, whether such voting rights are conditional;

(c)     the date on which the name of any person was entered on the register as a member; and

(d)    the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters directed or authorized to be inserted therein by the Companies Act (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by the company should be rectified, where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands courts.

Preference Shares

Our amended and restated memorandum and articles of association authorize 5,000,000 preference shares. No preference shares are being issued or registered in this offering.

Rights

Except in cases where we are not the surviving company in a business combination, each holder of four rights will automatically receive one ordinary share upon consummation of our initial business combination, even if the holder of a public right converted all ordinary shares held by him, her or it in connection with the initial business combination or an amendment to our memorandum and articles of association with respect to our pre-business combination activities. In the event we will not be the surviving company upon completion of our initial business combination, each holder of eight rights will be required to affirmatively convert his, her or its rights in order to receive the shares underlying the rights upon consummation of the business combination. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional ordinary shares upon consummation of an initial business combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours). If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary shares basis.

We will not issue fractional shares in connection with an exchange of rights. Fractional shares will be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands Law. As a result, you must hold rights in multiples of four in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

Warrants

Public Warrants

Each warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of: (a) 12 months from the date hereof, or (b) the completion of our initial business combination, provided that we have an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. We may call the warrants, on certain terms, for a redemption price of $0.01 per warrant, if (i) a notice is given at least 30 days before such call, and (ii) the sale price of Class A ordinary shares has been $18.00 or higher for any twenty (20) trading day period within the thirty (30) day period ending on the third (3rd) day prior to the day on which the notice is given. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant or right. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.

We are registering the Class A ordinary shares issuable upon exercise of the warrants in the registration statement of which this prospectus forms a part because the warrants will become exercisable on the later of: (a) 12 months from the date hereof, or (b) the completion of our initial business combination. However, because the warrants will be exercisable until their expiration date of up to five years after the completion of our initial business combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of our initial business combination, under the terms of the warrant agreement, we have agreed that, as soon as practicable, but in no event later than 20 business days, after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement covering the registration under the Securities Act of the Class A ordinary shares issuable upon exercise of the warrants and thereafter will use our commercially reasonable efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60) business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.    Once the warrants become exercisable, we may redeem the outstanding warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant; upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•        if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Redemption Procedures — Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period commencing at least 30 days after completion of our initial business combination and ending three business days before we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the measurement period. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such Ordinary Shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering. We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption procedures

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.9% (as specified by the holder) of the Class A ordinary shares outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments.    If the number of outstanding Class A ordinary shares is increased by a share capitalization payable in Class A ordinary shares, or by a sub-division of ordinary shares or other similar event, then, on the effective date of such share capitalization, sub-division or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the fair market value will be deemed a share capitalization of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (ii) the quotient of (x) the price per Class A ordinary share paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of Class A ordinary shares on account of such Class A ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary share in respect of such event.

If the number of outstanding Class A ordinary shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A ordinary shares.

Whenever the number of Class A ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.

In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than [$9.20] per Class A ordinary share, (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds (including from such issuances and this offering), and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the Market Value of our Class A ordinary shares is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices described above under “Description of Securities — Warrants — Public Warrants — Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding Class A ordinary shares (other than those described above or that solely affects the par value of such Class A ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding Class A ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event (the “Alternative Issuance”).

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, (ii) adjusting the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the warrant agreement, (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants or (iv) to provide for the delivery of the Alternative Issuance. All other modifications or amendments of the warrant agreement will require the vote or written consent of at least 50% of the public warrants, and solely with respect to any amendment of the terms of the private warrants or working capital warrants or any provision of the warrant agreement with respect to the private warrants or working capital warrants (including, for the avoidance of doubt, the forfeiture or cancellation of any private warrants or working capital warrants), 50% of the then outstanding private warrants and working capital warrants (including the vote or written consent of D. Boral Capital).

You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York located in the County of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Warrants

The private warrants and working capital warrants will be identical to the warrants sold in this offering except that the private warrants and working capital warrants (i) are locked-up until the completion of our initial business combination, (ii) will be entitled to registration rights, and (iii) for as long as D. Boral Capital or any of its related persons beneficially own the private warrants, such private warrants will not be exercisable more than five years from the effective date of the registration statement of which this prospectus forms a part in accordance with FINRA Rule 5110(g)(8)(A). The warrant agreement may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, (ii) adjusting the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the warrant agreement, (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants or (iv) to provide for the delivery of the Alternative Issuance. All other modifications or amendments of the warrant agreement will require the vote or written consent of holders of at least 50% of the public warrants and, solely with respect to any amendment to the terms of the private warrants or working capital warrants or any provision of the warrant agreement with respect to the private warrants or working capital warrants (including, for the avoidance of doubt, the forfeiture or cancellation of any private warrants or working capital warrants), 50% of the then outstanding private warrants and working capital warrants (including the vote or written consent of D. Boral Capital).

Private Placement Units

The private placement units and working capital units will be identical to the units sold in this offering except that the private placement units and working capital units (i) are locked-up until the completion of our initial business combination, (ii) will be entitled to registration rights, (iii) the Class A ordinary shares included as a component of the private units will not be entitled to redemption rights, and (iv) for as long as D. Boral Capital or any of its related persons beneficially own the private warrants included as a component of the private units, such private warrants will not be exercisable more than five years from the effective date of the registration statement of which this prospectus forms a part in accordance with FINRA Rule 5110(g)(8)(A).

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. Under the laws of the Cayman Islands a Cayman Islands company may pay a dividend on its shares out of either profit or the share premium account, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business. The payment of cash dividends following completion of our initial business combination will be within the discretion of our board of directors at such time and will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition at such time. There is no certainty we will be in a position to, or decide to, pay cash dividends after completing any business combination. If we increase or decrease the size of this offering pursuant to Rule 462(b) under the Securities Act, we will effect a share capitalization or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at approximately 35.0% of our issued and outstanding ordinary shares upon the consummation of this offering (not including the Class A ordinary shares that are included within the private units). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends following completion of our initial business combination may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant and Rights Agent

The transfer agent for our Class A ordinary shares, warrant and rights agent for our warrants and rights is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity. Continental Stock Transfer & Trust Company has agreed that it has no right of set-off or any right, title, interest or claim of any kind to, or to any monies in, the trust account, and has irrevocably waived any right, title, interest or claim of any kind to, or to any monies in, the trust account that it may have now or in the future. Accordingly, any indemnification provided will only be able to be satisfied, or a claim will only be able to be pursued, solely against us and our assets outside the trust account and not against the any monies in the trust account or interest earned thereon.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of the United Kingdom. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements.    In certain circumstances, the Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies in the consolidated company. In order to effect such a merger or consolidation, among other things, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with, among other documents, a declaration as to the solvency of the consolidated or surviving company, a declaration of the assets and liabilities of each constituent company, and (unless the surviving or consolidated company is to be a non-Cayman Islands company) an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders if a copy of the plan of merger is given to every member of each subsidiary company to be merged unless the member agrees otherwise. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting from a merger or consolidation, providing the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement. Any such arrangement must be approved by (a) a majority in number of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, and who must, in addition, represent seventy-five percent in value of the creditors or each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose and (b) seventy-five percent in value of the shareholders of each class of shareholders, as the case may be, with whom the arrangement is to be made that are present and voting either in person or by proxy at a meeting, convened for that purpose, as applicable. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)     the court’s directions and the statutory provisions as to the required majority vote have been met;

(b)    the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)     the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)    the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of not less than 90% in value of the shares for which the offer has been made, the offeror may, within a two-month period after the approval by the said holders, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits.

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or personal action to claim loss which is reflective of loss suffered by the company) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following:

(a)     a company act or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

(b)    an irregularity in the passing of a resolution which requires a qualified majority;

(c)     an act purporting to abridge or abolish the individual rights of a member; and

(d)    an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Enforcement of Civil Liabilities.

Ogier (Cayman) LLP, our counsel with respect to the laws of the Cayman Islands, has advised us that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us, judgments of the United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature or otherwise contrary to Cayman Islands public policy.

Ogier (Cayman) LLP has further advised us that, in those circumstances, although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments, the courts of the Cayman Islands may recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without a retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the amount for which the judgment was issued, provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes, a fine, or a penalty, inconsistent with a Cayman Islands judgment on the same matter, impeachable on the grounds of fraud, or obtained in a manner or of a kind that would be contrary to natural justice or the public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act, where the liabilities imposed by those provisions are penal in nature or otherwise contrary to Cayman Islands public policy. Ogier (Cayman) LLP has informed us that whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands to be unenforceable, due to it being penal or punitive in nature or otherwise, will be fact specific. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Cayman Islands Exempted Companies.    We are a Cayman Islands exempted company with limited liability incorporated under the Companies Act. A Cayman Islands exempted company:

•        is a company the objects of which are to be carried out mainly outside the Cayman Islands or pursuant to a licence to carry on business in the Cayman Islands;

•        is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands, unless that exempted company holds a licence to carry on business in the Islands under any applicable law;

•        does not have to hold an annual general meeting;

•        does not have to make its register of members open to inspection by shareholders of that company (unless it holds a licence to carry on business in the Cayman Islands);

•        may obtain an undertaking against the imposition of any future taxation;

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without an special resolution, which is generally passed (a) by a majority of at least two-thirds (or such other threshold as may be specified under the Companies Act from time to time) of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled; or (b) in writing by all of the shareholders entitled to vote at a general meeting of the company (or such lower threshold as may be allowed under the Companies Act from time to time).

The provisions regulating the appointment and removal of directors and continuing the company in a jurisdiction outside the Cayman Islands may only be amended by an special resolution passed (a) by a majority of at least ninety per cent (90%), of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled; or (b) approved in writing by all of the shareholders entitled to vote at a general meeting of the company (or such lower threshold as may be allowed under the Companies Act from time to time. Our initial shareholders, who will (assuming they do not purchase any units in this offering) collectively own approximately 35.0% of our ordinary shares upon the closing of this offering (not including the Class A ordinary shares that are included within the private units), will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association provides, among other things, that:

•        If we have not completed our initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes, if any, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

•        Prior to our initial business combination, we may not, except in connection with the conversion of Class B ordinary shares into Class A ordinary shares where the holders of such shares have waived any rights to receive funds from the trust account, issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with public shares on any initial business combination;

•        If a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•        Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding taxes payable on the interest earned on the trust account).

•        If our shareholders approve an amendment to our amended and restated memorandum and articles of association not for the purposes of approving, or in conjunction with the consummation of, an initial business combination (i) to modify the substance or timing of our obligation to allow redemption in connection with an initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within the completion window or (ii) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable, if any), divided by the number of then-outstanding public shares;

•        We will not effectuate our initial business combination solely with another blank check company or a similar company with nominal operations; and

•        Only holders of our Class B ordinary shares have the right to vote on appointing or removing directors or continuing our company in a jurisdiction outside the Cayman Islands (as further described herein), prior to the consummation of our initial business combination.

Our amended and restated memorandum and articles of association provide that unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with our amended and restated memorandum and articles of association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any of our current or former directors, officers or other employees to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our amended and restated memorandum and articles of association, or (iv) any action asserting a claim against us governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States of America) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. Our amended and restated memorandum and articles of association also provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum. The forum selection provision in our amended and restated memorandum and articles of association will not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States of America, the sole and exclusive forum for determination of such a claim.

Anti-Money Laundering, Counter Terrorist Financing, Prevention of Proliferation Financing and Financial Sanctions Compliance — Cayman Islands

If any person resident in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting, that another person is engaged in criminal conduct, is involved with terrorism or terrorist property or proliferation financing or is the business combination partner of a financial sanction and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting

Authority of the Cayman Islands, pursuant to the Proceeds of Crime Criminal Conduct Act (Revised Edition 2020) of the Cayman Islands if the disclosure relates to criminal conduct, money laundering or proliferation financing or is the business combination partner of a financial sanction; or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report will not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise. We reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering, counter-terrorist financing, prevention of proliferation financing and financial sanctions or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

Should a shareholder or its duly authorized delegates or agents be, or become (or is believed by the company or its affiliates (“Agents”) to be or become) at any time while it owns or holds an interest in the company, (a) an individual or entity named on any sanctions list maintained by the United Kingdom (including as extended to the Cayman Islands by Orders in Council) or the Cayman Islands or any similar list maintained under applicable law or is otherwise subject to applicable sanctions in the Cayman Islands (a “Sanctions Subject”) or (b) an entity owned or controlled directly or indirectly by a Sanctions Subject, as determined by the company in its sole discretion, then (i) the company or its Agents may immediately and without notice to the shareholder cease any further dealings with the shareholder or freeze any dealings with the interests or accounts of the shareholder (e.g., by prohibiting payments by or to the shareholder or restricting or suspending dealings with the interests or accounts) or freeze the assets of the company (including interests or accounts of other shareholders who are not Sanctions Subjects), until the relevant person ceases to be a Sanctions Subject or a license is obtained under applicable law to continue such dealings (a “Sanctioned Persons Event”), (ii) the company and its Agents may be required to report such action or failure to comply with information requests and to disclose the shareholder’s identity (and/or the identity of the shareholder’s beneficial owners and control persons) to the Cayman Islands Monetary Authority, the Cayman Islands Financial Reporting Authority, or other applicable governmental or regulatory authorities (without notifying the Subscriber that such information has been so provided) and (iii) the company and its Agents have no liability whatsoever for any liabilities, costs, expenses, damages and/or losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of revenue, loss of reputation and all interest, penalties and legal costs and all other professional costs and expenses) incurred by the shareholder as a result of a Sanctioned Persons Event.

Data Protection — Cayman Islands

We have certain duties under the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPL”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the company you will provide us with certain personal information which constitutes personal data within the meaning of the DPL (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

We are committed to processing personal data in accordance with the DPL. In our use of personal data, we will be characterized under the DPL as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPL. These service providers may process personal data for their own lawful purposes in connection with services provided to us. For the purposes of this Privacy Notice, “you” or “your” shall mean the subscriber and shall also include any individual connected to the subscriber.

By virtue of your investment in the company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified. We may combine personal data that you provide to use with personal data that we collect from, or about you. This may include personal data collected in an online or offline context including from credit reference agencies and other available public databases or data sources, such as news outlines, websites and other media sources and international sanctions lists.

Your personal data will be processed fairly and for lawful purposes, including (a) carrying out investor on boarding checks; (b) issuing, redeeming, managing and administering our public securities; (c) updating investor’s with circulars, supplements and revised prospectuses; (d) complying with our obligations under the prospectus and the subscription agreement; (e) marketing the company and public securities; (f) complying with legal or regulatory requirements applicable to the company or an investor; (g) protecting the investor’s vital interests; (h) disclosing or transferring whether in the Cayman Islands or to jurisdictions, countries or territories outside of the Cayman Islands (including without limitation the U.S.), which may not have the equivalent data protection laws to the Cayman Islands, to third parties, regulatory bodies, auditors, technology providers or to the company and its delegates and its or their duly appointed agents and any of their respective related, associated or affiliated companies for the purposes specified above; and (i) for other legitimate business interests of the company. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPL. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPL, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPL, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPL, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPL or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

1.      carrying out investor on boarding checks;

2.      issuing, redeeming, managing and administering our public securities;

3.      updating investor’s with circulars, supplements and revised prospectuses;

4.      complying with our obligations under the prospectus and the subscription agreement;

5.      marketing the company and public securities;

6.      complying with legal or regulatory requirements applicable to the company or investor;

7.      protecting the investor’s vital interests;

8.      disclosing or transferring whether in the Cayman Islands or to jurisdictions, countries or territories outside of the Cayman Islands (including without limitation the U.S.), which may not have the equivalent data protection laws to the Cayman Islands, to third parties, regulatory bodies, auditors, technology providers or to the company and its delegates and its or their duly appointed agents and any of their respective related, associated or affiliated companies for the purposes specified above; and

9.      for other legitimate business interests of the company.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPL.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Rights of Individual Data Subjects

Individual data subjects have certain data protection rights, including the right to:

•        be informed about the purposes for which your personal data are processed;

•        access your personal data;

•        stop direct marketing;

•        restrict the processing of your personal data;

•        have incomplete or inaccurate personal data corrected;

•        ask us to stop processing your personal data;

•        be informed of a personal data breach (unless the breach is unlikely to be prejudicial to you);

•        complain to the Data Protection Ombudsman; and

•        require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by email at info@ombudsman.ky or by accessing their website here: ombudsman.ky. The information on Ombudsman’s website is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

Certain Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association will provide that our board of directors will be classified into three classes of directors. In addition, prior to or in connection with the closing of our initial business combination, only holders of our Class B ordinary shares will have the right to appoint and remove directors prior to or in connection with the completion of our initial business combination. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual general meetings and obtaining the support of our sponsor.

Our authorized but unissued ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Extraordinary General Meetings

Our amended and restated memorandum and articles of association will provide that extraordinary general meetings may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our amended and restated memorandum and articles of association will provide that shareholders seeking to bring business before our annual general meeting, or to nominate candidates for appointment as directors at our annual general meeting must provide timely notice of their intent in writing. To be timely, a shareholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 150th day prior to the anniversary date of the immediately preceding annual general meeting. Pursuant to Rule 14a-8 under the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our amended and restated memorandum and articles of association will also specify certain requirements as to the form and content of a shareholders’ meeting. These provisions may preclude our shareholders from bringing matters before our annual general meeting or from making nominations for directors at our annual general meeting. Our amended and restated memorandum and articles of association will allow the chairman of the meeting at a meeting of the shareholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Written Resolutions

Subsequent to the consummation of the offering, any action required or permitted to be taken by our shareholders may be effected by a duly called annual general meeting or extraordinary general meeting or by written resolution passed in accordance with the Companies Act.

Classified Board of Directors

Our board of directors may be divided into three classes, Class I, Class II and Class III. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the board of directors. At the first annual general meeting of the company, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three (3) years. At the second annual general meeting of the company, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three (3) years. At the third annual general meeting of the company, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of three (3) years. At each succeeding annual general meeting of the Company, Directors shall be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual general meeting. Our amended and restated memorandum and articles of association will provide that the authorized number of directors may be changed only by resolution of the board of directors.

The office of a director shall be vacated if (a) the director gives notice in writing to the company that he resigns the office of director; (b) the director absents himself (for the avoidance of doubt, without being represented by proxy) from three consecutive meetings of the board of director without special leave of absence from the directors, and the directors pass a resolution that he has by reason of such absence vacated office; (c) the director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; (d) the director is found to be or becomes of unsound mind; or (e) all of the other directors (being not less than two in number) determine that he should be removed as a director for cause (and not otherwise).

Any or all of the directors may be removed from office at any time by an ordinary resolution, which may be passed (a) by a simple majority of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled; or (b) in writing by all of the shareholders entitled to vote on such matter at a general meeting of the company (or such lower threshold as may be allowed under the Companies Act from time to time). Prior to the consummation of or in connection with an initial business combination, only holders of our Class B ordinary shares will have the right to vote on the appointment and removal of directors. Our board of directors may, by a vote of a majority of our directors then in office, appoint any person to be a director, either to fill a vacancy or as an additional director.

Securities Eligible for Future Sale

Immediately after this offering we will have 24,571,429 (or 28,105,093 if the underwriters’ over-allotment option is exercised in full) ordinary shares outstanding. Of these shares, the Class A ordinary shares sold in this offering (15,000,000 Class A ordinary shares if the underwriters’ over-allotment option is not exercised and 17,250,000 shares if the underwriters’ over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any Class A ordinary shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the outstanding founder shares (8,571,429 founder shares if the underwriters’ over-allotment option is not exercised and 9,857,143 founder shares if the underwriters’ over-allotment option is exercised in full), all of the outstanding 260,000 private shares included in the private units, and the 1,000,000 representative shares will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of Class A ordinary shares then outstanding, which will equal 248,334 shares immediately after this offering (or 283,671 shares if the underwriters exercise in full their over-allotment option); or

•        the average weekly reported trading volume of the Class A ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders will be able to sell their founder shares and private units, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the (i) founder shares, which were issued in a private placement prior to the closing of this offering, (ii) private units (including the component securities as well as any securities underlying those component securities), which will be issued in a private placement simultaneously with the closing of this offering, (iii) private units (including the component securities as well as any securities underlying those component securities) that may be issued upon conversion of working capital loans and (iv) representative shares issued to the representative in connection with this offering will have registration rights to require us to register a sale of any of our securities held by them and any other securities of the company acquired by them prior to the consummation of our initial business combination pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. Pursuant to the registration rights agreement and assuming the underwriters exercise their over-allotment option in full and $600,000 of working capital loans are converted into private units, we will be obligated to register up to 11,337,143 Class A ordinary shares. The number of Class A ordinary shares includes (i) 9,857,143 Class A ordinary shares to be issued upon conversion of the founder shares, (ii) 260,000 Class A ordinary shares underlying the private units, (iii) 130,000 Class A ordinary shares underlying the private warrants, (iv) 60,000 Class A ordinary shares underlying the units issued upon conversion of working capital loans, (v) 30,000 Class A ordinary shares underlying the working capital warrants and (vi) 1,000,000 representative shares (whether or not the over-allotment is exercised) issued to the representative as compensation in connection with this offering.

The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. The registration rights granted to the representative of the underwriters are limited to no more than two demands and unlimited “piggy-back” rights for periods of five and seven years, respectively, from the commencement of sales of this offering with respect to the registration under the Securities Act of the private units and the component securities as well as any securities underlying those component securities. We will bear the expenses incurred in connection with the filing of any such registration statements, except that, with respect to the representative of the underwriters, we will only bear such expenses on one occasion.

Listing of Securities

We intend to apply to have our units listed on Nasdaq under the symbol “JABU” commencing on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq. Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares, warrants and warrants will be listed on Nasdaq under the symbols “JAB,” “JABW” and ‘‘JABRR”, respectively.

Taxation

The following summary of the material Cayman Islands and U.S. federal income tax consequences of an investment in our units, ordinary shares, warrants and rights to acquire our ordinary shares, sometimes referred to, individually or collectively, in this summary as our “securities,” is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax, gift tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax.

No stamp duty is payable in respect of the issue of the warrants, the rights the units or the Class A ordinary shares. An instrument of transfer in respect of a warrant, a unit or a Class A ordinary share is stampable if executed in or brought into the Cayman Islands.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in a form substantially similar to the following on March 13, 2026:

The Tax Concessions Act
(Revised)
Undertaking as to Tax Concessions

In accordance with the Tax Concessions Act (Revised), the following undertaking is hereby given to the Company:

(a)     That no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

(b)    In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)     on or in respect of the shares, debentures or other obligations of the Company; or

(ii)    by way of the withholding in whole or part, of any relevant payment as defined in the Tax Concessions Act (Revised).

These concessions shall be for a period of 30 years from March 13, 2026.

Material United States Federal Income Tax Considerations

The following discussion summarizes certain United States federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units (each consisting of one Class A ordinary share, one redeemable warrant) and one right to receive one-fourth (1/4th) of one Class A ordinary share upon the consummation of an initial business combination, that are purchased in this offering, which we refer to collectively as our securities, by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below).

Because the components of a unit are generally separable at the option of the holder, the holder of a unit generally should be treated, for United States federal income tax purposes, as the owner of the underlying Class A ordinary share or warrant or right components of the unit. As a result, the discussion below with respect to holders of Class A ordinary shares and warrants and rights should also apply to holders of units (as the deemed owners of the underlying Class A ordinary shares and warrants that constitute the units).

This discussion is limited to certain United States federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as a capital asset under the Code. This discussion assumes that the Class A ordinary shares, redeemable warrant and right will trade separately and that any distributions made (or deemed made) by us on our Class A ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of United States federal income taxation that may be relevant to the acquisition, ownership and disposition of a unit by a prospective investor in light of its particular circumstances, including:

•        our founders, the sponsor, officers or directors;

•        banks, financial institutions or financial services entities;

•        broker-dealers;

•        taxpayers that are subject to the mark-to-market tax accounting rules;

•        S Corporations;

•        tax-exempt entities;

•        individual retirement accounts or other tax deferred accounts;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        regulated investment companies;

•        real estate investment trusts;

•        expatriates or former long-term residents of the United States;

•        persons that actually or constructively own five percent or more of our voting shares or five percent or more of the total value of our shares;

•        persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

•        persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

•        persons required to accelerate the recognition of any item of gross income with respect to Class A ordinary shares or warrants or rights as a result of such income being recognized on an applicable financial statement;

•        U.S. Holders whose functional currency is not the U.S. dollar;

•        controlled foreign corporations; or

•        passive foreign investment companies.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of United States federal non-income tax laws, such as alternative minimum gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws.

We have not sought, and will not seek, a ruling from the IRS as to any United States federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not change the accuracy of the statements in this discussion.

As used herein, the term “U.S. Holder” means a beneficial owner of units, Class A ordinary shares or warrants or rights who or that is, for United States federal income tax purposes:

•        an individual citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation for United States federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is subject to United States federal income taxation regardless of its source; or

•        a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person.

This discussion does not consider the tax treatment of entities or arrangements treated as partnerships or other pass-through entities or persons who hold our securities through such entities or arrangements. If a partnership (or other entity or arrangement classified as a partnership for United States federal income tax purposes) is the beneficial owner of our securities, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding our securities and partners in such partnerships are urged to consult their own tax advisors.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. THE UNITED STATES FEDERAL INCOME TAX TREATMENT OF THE PROSPECTIVE INVESTOR IN OUR SECURITIES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATION OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF UNITED STATES FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE AND LOCAL AND NON-U.S. TAX LAWS AS WELL AS UNDER ANY APPLICABLE TAX TREATY.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for United States federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for United States federal income tax purposes as the acquisition of one Class A ordinary share, one redeemable warrant, and right subject to adjustment as described in this prospectus. We intend to treat the acquisition of a unit in this manner and, by purchasing a unit, you must adopt such treatment for United States federal income tax purposes. For United States federal income and other applicable tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one Class A ordinary share, one redeemable warrant and right, based on the relative fair market value of each at the time of issuance. Under United States federal income tax law, each investor must make its own determination of such value based on all the facts and circumstances. Therefore, we strongly urge each investor to consult its tax advisor regarding the determination of value for these purposes. The price allocated to each Class A ordinary share, one redeemable warrant and right should be the shareholder’s tax basis in such share or warrant. Any disposition of a unit should be treated for United States federal income tax purposes as a disposition of the Class A ordinary share, one redeemable warrant and right comprising the unit, and the amount realized on the disposition should be allocated between the Class A ordinary share, one redeemable warrant and right based on their relative fair market values at the time of disposition (as determined by each such holder based on all the facts and circumstances).

The foregoing treatment of the units, Class A ordinary shares and warrants and rights and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. If the IRS or a court were to determine that, contrary to the characterization described above, a unit is a single instrument for United States federal income tax purposes, the tax consequences to an investor could be materially different than those described below. Accordingly, each prospective investor is urged to consult its tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units (and the components thereof) and any allocation of purchase price of a unit as described above is respected for United States federal income tax purposes.

U.S. Holders

Taxation of Distributions

Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income, in accordance with such U.S. Holder’s method of accounting for United States federal income tax purposes, as dividends the amount of any distribution of cash or other property paid on our Class A ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Subject to the PFIC rules discussed below, distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A ordinary shares. In the event that we do not maintain calculations of our earnings and profits under United States federal income tax principles, a U.S. Holder should expect that all distributions will be reported as dividends for United States federal income tax purposes.

Dividends paid by us out of our current or accumulated earnings and profits as described above generally will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be treated as “qualified dividend income” and taxed at the lower applicable long-term capital gains rate (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares, Warrants and Rights” below) only if our Class A ordinary shares are readily tradable on an established securities market in the United States, the Company is not treated as a PFIC at the time the dividend was paid or in the preceding year and certain other requirements are met (including with respect to holding period). It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to our Class A ordinary shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares. Warrants and Rights

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our Class A ordinary shares or warrants or rights (including on our dissolution and liquidation if we do not consummate an initial business combination within the required time period). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Class A ordinary shares or warrants or rights exceeds one year. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period is suspended, then non-corporate U.S. Holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of our Class A ordinary shares or warrants or rights would be subject to short-term capital gain treatment and would be taxed at ordinary income rates.

The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the amount of cash and the fair market value of any property received in such disposition (or, if the Class A ordinary shares or warrants or rights are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A ordinary shares or warrants based upon the then fair market values of the Class A ordinary shares and warrants or rights included in the units) and (ii) the U.S. Holder’s adjusted tax basis in its Class A ordinary shares and warrants or rights so disposed of. A U.S. Holder’s adjusted tax basis in its Class A ordinary shares or warrants generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to an Class A ordinary share or warrant or right, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) reduced, in the case of an Class A ordinary share by any prior distributions treated as a return of capital. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. See “— Exercise, Lapse or Redemption of a Warrant” below for a discussion regarding a U.S. Holder’s basis in a Class A ordinary share acquired pursuant to the exercise of a warrant. The deduction of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of our securities should consult their own tax advisors regarding the tax treatment of such losses.

Redemption of Class A Ordinary Shares

Subject to the PFIC rules discussed below, in the event that a U.S. Holder’s Class A ordinary shares are redeemed pursuant to the redemption provisions described in this prospectus under “Description of Securities — Class A Ordinary Shares” or if we purchase a U.S. Holder’s Class A ordinary shares in an open market transaction, the treatment of the transaction for United States federal income tax purposes will depend on whether the redemption or purchase by us qualifies as a sale or exchange of the Class A ordinary shares under Section 302 of the Code. If the redemption or purchase by us qualifies as a sale or exchange of Class A ordinary shares, the U.S. Holder will be treated as described under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares. Warrants and Rights” above. If the redemption or purchase by us does not qualify as a sale of Class A ordinary shares, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “— Taxation of Distributions.” Whether a redemption or purchase by us qualifies for treatment as a sale or exchange will depend largely on the total number of our shares treated as held by the U.S. Holder (including any Class A ordinary shares constructively owned by the U.S. Holder described in the following paragraph) relative to all of our shares issued and outstanding both before and after such redemption or purchase. The redemption or purchase by us of Class A ordinary shares generally will be treated as a sale or exchange of the Class A ordinary shares (rather than as a corporate distribution) if such redemption or purchase by us (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only our shares actually owned by the U.S. Holder, but also our shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include Class A ordinary shares which could be acquired pursuant to the exercise of the warrants or rights. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption or purchase by us of Class A ordinary shares must, among other requirements, be less than 80 percent of the percentage of our issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption or purchase by us. Prior to our initial business combination, the Class A ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other of our shares and otherwise complies with specific conditions. Whether the redemption or purchase by us of the Class A ordinary shares will not be essentially equivalent to a dividend if such redemption or purchase by us results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption or purchase by us will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us generally will depend on the particular facts and circumstances applicable to such holder. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult its own tax advisors as to the tax consequences of a redemption or purchase by us of any Class A ordinary shares.

If none of the foregoing tests are satisfied, then the redemption or purchase by us of any Class A ordinary shares will be treated as a corporate distribution and the tax effects will be as described under “— Taxation of Distributions” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining shares. If there are no remaining shares, a U.S. Holder is urged to consult its tax advisor as to the allocation of any remaining tax basis. U.S. Holders who actually or constructively own five percent (5%) (or, if the Class A ordinary shares are not then publicly traded, one percent (1%)) or more of the Class A ordinary shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of Class A ordinary shares, and such holders are urged to consult with their own tax advisers with respect to their reporting requirements.

Exercise, Lapse or Redemption of a Warrant

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a Class A ordinary share on the exercise of a warrant for cash. A U.S. Holder’s tax basis in a Class A ordinary share received upon exercise of the warrant generally will equal the sum of the U.S. Holder’s initial investment in the warrant (that is, the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price. It is unclear whether a U.S. Holder’s holding period for the Class A ordinary share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. Subject to the PFIC rules discussed below, cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for United States federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Class A ordinary shares received generally would equal the U.S. Holder’s tax basis in the warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A ordinary share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Class A ordinary shares would include the holding period of the warrants.

It is also possible that a cashless exercise may be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder may be deemed to have surrendered warrants with an aggregate value equal to the exercise price for the total number of warrants deemed exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. In this case, a U.S. Holder’s tax basis in the Class A ordinary shares received would equal the sum of the U.S. Holder’s initial investment in the warrants deemed exercised (i.e., the portion of the U.S. Holder’s purchase price for the units that is allocated to such warrants, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the Class A ordinary shares would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.

Due to the absence of authority on the United States federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Subject to the PFIC rules described below, if we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants.” In the case of a cashless exercise, the exercise may be treated either as if we redeemed such warrant for ordinary shares or as an exercise of the warrant. If the cashless exercise of a warrant for ordinary shares is treated as a redemption, then such redemption generally should be treated as a tax-deferred recapitalization for U.S. federal income tax purposes, in which case a U.S. Holder should not recognize any gain or loss on the deemed redemption and accordingly a U.S. Holder’s aggregate tax basis in the ordinary shares received in the redemption should equal the U.S. Holder’s aggregate tax basis in the warrants so redeemed and the holding period for the ordinary shares should include the U.S. Holder’s holding period for the redeemed warrants. However, if there is some uncertainty regarding this tax treatment and it is possible such a redemption could be treated as a taxable exchange in which gain or loss would be recognized. If the cashless exercise of the warrant is treated as such, then the tax treatment would instead be treated as described above in the second and third paragraphs under “— U.S. Holders — Exercise, Lapse or Redemption of a Warrant.” In the case of an exercise of a warrant for cash, the tax treatment generally should be as described above in the first paragraph under “— U.S. Holders — Exercise, Lapse or Redemption of a Warrant.”

Due to the lack of clarity under current law regarding the treatment of an exercise of a warrant after our giving notice of an intention to redeem the warrant, there can be no assurance as to which, if any, of the alternative tax consequences described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of the exercise of a warrant occurring after our giving notice of an intention to redeem the warrant as described above.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of Class A ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases such U.S. Holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of Class A ordinary shares that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property such as other securities to the holders of our Class A ordinary shares which is taxable to the U.S. Holders of such Class A ordinary shares as described under “— Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of the increase in the interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Acquisition of Class A Ordinary Shares Pursuant to Rights

The treatment of the rights to acquire Class A ordinary shares is uncertain. The right may be viewed as a forward contract, derivative security or similar interest in our Company (analogous to an option with no exercise price), and thus the holder of the right would not be viewed as owning the Class A ordinary shares issuable pursuant to the rights until such Class A ordinary shares are actually issued. There may be other alternative characterizations of the rights that the IRS may successfully assert, including that the rights are treated as equity in our company at the time the rights are issued.

The tax consequences of an acquisition of our Class A ordinary shares pursuant to rights are unclear and will depend on the treatment of any initial business combination. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of an acquisition of Class A ordinary shares pursuant to rights and the consequences of any initial business combination.

Passive Foreign Investment Company Rules

A non-U.S. corporation will be classified as a PFIC for United States federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income.

Because we are a blank check company, with no current active operating business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a startup exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “startup year”), if (i) no predecessor of the corporation was a PFIC; (ii) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the startup year; and (iii) the corporation is not in fact a PFIC for either of those years. The applicability of the startup exception to us will not be known until after the close of our current taxable year and, perhaps, until the end of our two taxable years following our startup year (within the meaning of the startup exception). Further, after the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC (or we do not complete a business acquisition by the end of the first taxable year after the taxable year of our formation), then we will likely not qualify for the startup exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year will not be determinable until after the end of such taxable year (and, in the case of the startup exception to our current taxable year, perhaps not until after the end of our two taxable years following our startup year). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. In addition, our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

Although our PFIC status is determined annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held (or is deemed to have held) Class A ordinary shares or warrants or rights while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC and, in the case of our Class A ordinary shares, the U.S. Holder did not make either a mark-to-market election, a timely qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A ordinary shares, or a QEF election together with a purging election, each as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Class A ordinary shares or warrants or rights and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Class A ordinary shares).

Under these rules:

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A ordinary shares or warrants or rights;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•        an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may be able to avoid certain PFIC tax consequences described above in respect to our Class A ordinary shares (but not our warrants or our rights) by making and maintaining a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

It is not entirely clear how various aspects of the PFIC rules apply to the warrants. However, a U.S. Holder may not make a QEF election with respect to its warrants to acquire our Class A ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants for cash) and we were a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such warrants properly makes and maintains a QEF election with respect to the newly acquired Class A ordinary shares (or has previously made a QEF election with respect to our Class A ordinary shares), the QEF election will apply to the newly acquired Class A ordinary shares. Notwithstanding any such QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Class A ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. Under another type of purging election, an electing U.S. Holder will be treated as having received as an excess distribution its ratable share of our earnings and profits determined for U.S. federal income tax purposes. In order for a U.S. Holder to make the second election, we must also be a “controlled foreign corporation” as defined in the Code, and there are no assurances that we will so qualify. As a result of either purging election, the U.S. Holder will generally have additional basis (to the extent of the excess distribution resulting from the purging election) and, solely for purposes of the PFIC rules, a new holding period in the Class A ordinary shares acquired upon the exercise of the warrants. U.S. Holders are urged to consult their tax advisors as to the applicability of the rules governing purging elections to their particular circumstances.

The treatment of the rights to acquire our Class A ordinary shares is unclear. For example, the rights may be viewed as a forward contract, derivative security or similar interest in our company (analogous to an option with no exercise price), and thus the holder of the right would not be viewed as owning the Class A ordinary shares issuable pursuant to the rights until such Class A ordinary shares are actually issued. There may be other alternative characterizations of the rights that the IRS may successfully assert, including that the rights are treated as equity in our company at the time the rights are issued, that would reach different conclusions regarding the tax treatment of the rights under the PFIC rules. In any case, depending on which characterization is successfully applied to the rights, different PFIC consequences may result for U.S. Holders of the rights. It is also likely that a U.S. Holder of rights would not be able to make a QEF or mark-to-market election (discussed below) with respect to such U.S. Holder’s rights. Due to the uncertainty of the application of the PFIC rules to the rights, all potential investors are strongly urged to consult with their own tax advisors regarding an investment in the rights offered hereunder as part of the units offering and the subsequent consequences to holders of such rights in any initial business combination.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed United States federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our Class A ordinary shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our Class A ordinary shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our Class A ordinary shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if we are not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our Class A ordinary shares for such a taxable year.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Class A ordinary shares in us and for which we are determined to be a PFIC, such U.S. Holder generally will not be subject to the PFIC rules described above in respect of its Class A ordinary shares. Instead, in general, the U.S. Holder will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Class A ordinary shares at the end of such year over its adjusted basis in its Class A ordinary shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Class A ordinary shares over the fair market value of its Class A ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Class A ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq (on which we intend to list the Class A ordinary shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. In general, the Class A ordinary shares will be treated as regularly traded in any calendar year in which more than a de minimis quantity of Class A ordinary shares are traded on a qualified exchange on at least 15 days during each calendar quarter. There can be no assurance that trading in our Class A ordinary shares will be sufficient to treat such shares as “marketable stock” for these purposes in any given calendar year. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Class A ordinary shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders are urged to consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our Class A ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon written request we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the Treasury. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our Class A ordinary shares or warrants or rights should consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement, and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include the Class A ordinary shares and warrants if they are not held in an account maintained with a U.S. financial institution. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of U.S. federal income taxes will generally be extended in the event of a failure to comply. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our Class A ordinary shares and warrants and rights.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our units, Class A ordinary shares or warrants or rights (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) who or that is for United States federal income tax purposes:

•        a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•        a foreign corporation; or

•        an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the United States federal income tax consequences of the sale or other disposition of our securities.

Dividends (including constructive distributions treated as dividends) paid or deemed paid to a Non-U.S. Holder in respect of our Class A ordinary shares generally will not be subject to United States federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States). If the dividend, despite being paid by a foreign corporation, is deemed to be U.S. source under the Code and Treasury regulations promulgated thereunder, then withholding at a 30% rate applies, unless such tax rate is lowered by an applicable income tax treaty. In addition, a Non-U.S. Holder generally will not be subject to United States federal income tax on any gain attributable to a sale or other taxable disposition of our Class A ordinary shares or warrants or rights unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States).

Dividends (including constructive distributions treated as dividends) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to United States federal income tax at the same regular United States federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for United States federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The characterization for United States federal income tax purposes of the redemption or purchase by us of a Non-U.S. Holder’s Class A ordinary shares will generally correspond to the U.S. federal income tax characterization of such a redemption or purchase by us of a U.S. Holder’s Class A ordinary shares, as described under “— U.S. Holders — Redemption of Class A Ordinary Shares” above, and the consequences of the redemption or purchase by us to the Non-U.S. Holder will be as described in the paragraphs above under the heading “— Non-U.S. Holders” based on such characterization. The United States federal income tax treatment of a Non-U.S. Holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. Holder, generally will correspond to the United States federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “— U.S. Holders — Exercise, Lapse or Redemption of a Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of our Class A ordinary shares and warrants.

As described under “U.S. Holders — Acquisition of Class A Ordinary Shares Pursuant to Rights,” the tax consequences of an acquisition of our Class A ordinary shares pursuant to rights are unclear and will depend on the tax treatment of any initial business combination. In addition, the tax treatment of a right that expires worthless is unclear. Accordingly, Non-U.S. Holders should consult their tax advisors regarding the tax consequences of an acquisition of Class A ordinary shares pursuant to rights and the consequences of any initial business combination and the tax treatment of any losses that result if the rights expire worthless.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A ordinary shares and proceeds from the sale, exchange, redemption or other taxable disposition of our Class A ordinary shares may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. U.S. Holders who are required to establish their exempt status may be required to provide such certification on IRS Form W-9. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s United States federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders are urged to consult their tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of our Class A ordinary shares and warrants, including the tax consequences under U.S. federal, state and local, estate, non-U.S. and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

Underwriting

D. Boral Capital LLC is acting the sole book-running manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriter	Number of Units
D. Boral Capital LLC
Total	15,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units ( other than those covered by the over-allotment option described below) if they purchase any of the units.

Pricing of the Offering

We have been advised by the underwriters that they propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus and part to certain members of the selling syndicate at a price that represents a concession not in excess of $[0.05] per unit under the public offering price. If all of the units are not sold at the initial offering price, the representative may change the offering price and other selling terms. The offering of the units by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of any units outside the United States may be made by affiliates of the underwriters.

Over-allotment Option

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 2,250,000 additional units at the public offering price. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.

Lock-up

Our officers and directors have agreed not to transfer any ownership interest in, except to permitted transferees, their private units or underlying securities thereof until at least 30 days following the completion of the initial business combination. However, if after a business combination there is a transaction whereby all the outstanding shares are exchanged or redeemed for cash (as would be the case in a post-asset sale liquidation) for another issuer’s shares, then such securities shall be permitted to participate. These transfer restrictions are set forth in the letter agreement described in this prospectus.

Representative Shares

We have agreed to issue to D. Boral and/or its designees, 1,000,000 Class A ordinary shares (whether or not the underwriters’ over-allotment option is exercised in full) upon the consummation of this offering. These shares are being registered in the registration statement of which this prospectus forms a part. D. Boral has agreed not to transfer, assign or sell any such shares until the completion of our initial business combination. In addition, D. Boral has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of our initial business combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial business combination within the periods of time as provided in our memorandum and articles of association. The shares issued to D. Boral will be granted customary registration rights in compliance with FINRA Rule 5110(g)(8).

The shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the commencement of sales of this offering pursuant to FINRA Rule 5110(e)(1). Pursuant to this FINRA lock-up, these securities cannot be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days from the commencement of sales of this offering except as permitted under FINRA Rule 5110(e)(2), including to any underwriter and selected dealer participating in the offering and their officers or partners, registered persons or affiliates.

D. Boral Capital will not confirm sales to any account over which it exercises discretionary authority without the specific prior written approval of the account holder.

Determination of Offering Price

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the representative. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, Class A ordinary shares or warrants or rights will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A ordinary shares or warrants or rights will develop and continue after this offering.

Listing

We expect our units to be listed on the Nasdaq under the symbol “JABU” commencing on or promptly after the date of this prospectus, and, once the Class A ordinary shares and warrants and rights begin separate trading, to have our Class A ordinary shares and warrants and rights listed on Nasdaq under the symbols “JAB,” “JABW” and “JABRR” respectively. We cannot guarantee that our securities will be approved for listing on the Nasdaq.

Discounts

The following table shows the underwriting discounts and commissions that we are to pay to the underwriter in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Per Unit	Total
Public offering price	$10.00	$150,000,000
Underwriting discounts and commissions(1)(2)	$0.70	$3,000,000
Proceeds, before expenses, to us	$9.30	$147,000,000

____________

(1)      The representative of the underwriters or its designees will receive an aggregate of 1,000,000 Class A ordinary shares (whether or not the over-allotment option is exercised), which we refer to herein as the “representative shares,” as compensation in connection with this offering. In addition, $0.70 per unit sold in the base offering, or deferred underwriting commissions equal to 7.0% of the gross proceeds remaining in the trust account following redemptions, not to exceed $3,000,000 in the aggregate (whether or not the over-allotment option is exercised), for deferred underwriting commissions will be placed in a trust account located in the United States as described herein. The deferred commissions will be released to D. Boral Capital LLC for its own account concurrently with completion of an initial business combination in the amounts set forth above, as described in this prospectus.

(2)     Does not include a cash payment of $1,000,000 to be paid to the representative of the underwriters (whether or not the over-allotment option is exercised) and certain fees and expenses incurred by the underwriters in connection with this offering, which we have agreed to reimburse the underwriters in an amount not to exceed $200,000 in the aggregate.

We estimate that our portion of the total expenses of this offering payable by us will be $1,655,000. We have also agreed to pay the actual fees and reasonable out-of-pocket expenses of the underwriter and its legal counsel, not to exceed $200,000 if there is a closing and $100,000 if there is not a closing, provided that costs and expenses incurred by the representative in connection with its background check process will not be subject to the foregoing cap and will be reimbursed in full.

Right of First Refusal

Subject to certain conditions, we granted D. Boral Capital an irrevocable right of first refusal for a period of twenty-four (24) months commencing upon the closing of the initial business combination to act as sole investment banker, sole book-runner and/or sole placement agent at D. Boral Capital’s sole discretion, for each and every future public and private equity and debt offering, including equity-linked financings, forward purchase agreement and similar equity line financings. The right of first refusal shall also encompass the time period leading up to the closing of the business combination while the Company is still a Special Purpose Acquisition Company. In accordance with FINRA Rule 5110(g)(6), such right of first refusal shall not have a duration of more than three years from the commencement of sales of this offering or the termination date of the underwriting agreement between us and D. Boral Capital.

Stabilization and Other Transactions

The underwriters pursuant to Regulation M under the Exchange Act may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the units at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional units in this offering. The underwriters may close out any covered short position by either exercising the overallotment option or purchasing our securities in the open market or from market participants. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the market as compared to the price at which they may purchase units through the overallotment option.

“Naked” short sales are sales in excess of the option to purchase additional units. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of securities on behalf of the underwriters for the purpose of fixing or maintaining the price of the securities. A syndicate covering transaction is the bid for or the purchase of securities on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the securities originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. The underwriters are not obligated to engage in these activities and, if commenced, may end any of these activities at any time. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Market Making

The underwriters have advised us that, following the completion of this offering, they may make a market in the units as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion.

Accordingly, no assurance can be given as to the liquidity of the trading market for the units, that you will be able to sell any of the units held by you at a particular time or that the prices that you receive when you sell would be favorable.

Other Terms

We will agree to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make because of any of those liabilities.

The underwriting agreement provides that, following the completion of this offering, the obligations of the underwriters with respect to this offering will be deemed to be satisfied and the underwriters are not bound by any commitment or obligation to offer or sell to the public any of our securities or of any target business in an initial business combination or otherwise solicit holders of our securities or any target business in an initial business combination to approve the business combination.

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 60 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Some of the underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, including in connection with acting in an advisory capacity or as a potential financing source in conjunction with our potential acquisition of a company. They have received, or may in the future receive, customary fees and commissions for these transactions.

In the ordinary course of their various business activities, some of the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade debt or equity securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours and/or of persons and entities with relationships with us. Some of the underwriters and their respective affiliates may also communicate independent investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such securities and/or instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Member State”), the underwriter represents and agrees that it has not made and will not make an offer of units to the public in that Member State except that it may make an offer of units to the public in that Member State at any time,

(a)     to legal entities which are qualified investors as defined in the Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation) subject to obtaining the prior consent of the underwriter for any such offer; or

(c)     in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 1(4) of the Prospectus Regulation.

Provided that no such offer of units shall require the company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer of units to the public” in relation to any units in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe the units, and the expression Prospectus Regulation means Regulation (EU) 2017/1129 (as amended or superseded).

Notice to Prospective Investors in the United Kingdom

The underwriter represents and agrees that it has not made and will not make an offer of units to the public in the United Kingdom, except that it may make an offer of units to the public in the United Kingdom at any time:

(a)     to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined in the UK Prospectus Regulation) in the United Kingdom subject to obtaining the prior consent of the underwriter for any such offer; or

(c)     at any time in any other circumstances falling within section 86 of the FSMA,

Provided that no such offer of units shall require the company or the underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to the UK Prospectus Regulation.

For the purposes of this provision, the expression an offer of units to the public in relation to any units means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units.

The underwriter represents, warrants and agrees as follows:

(a)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) in circumstances in which section 21(1) of FSMA does not apply to the company; and

(b)    it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the units in, from or otherwise involving the United Kingdom.

Notice to Residents of Japan

The underwriter will not offer or sell any of our units directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Residents of Hong Kong

The underwriter and each of its affiliates have not (1) offered or sold, and will not offer or sell, in Hong Kong, by means of any document, our units other than (A) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571) of Hong Kong and any rules made under that Ordinance or (A) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32 of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance or (2) issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in

Hong Kong or elsewhere any advertisement, invitation or document relating to our units which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Residents of Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is

•        a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•        a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•        to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $250,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•        where no consideration is or will be given for the transfer; or

•        where the transfer is by operation of law.

Notification under Section 309B(1)(c) of the Securities and Futures Act, Chapter 289 of Singapore.    The securities are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Residents of Germany

Each person who is in possession of this prospectus is aware that no German sales prospectus (Verkaufsprospekt) within the meaning of the Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz, the “Act”) of the Federal Republic of Germany has been or will be published with respect to our units. In particular, the underwriter has represented that it has not engaged and will agree that it will not engage in a public offering (offentliches Angebot) within the meaning of the Act with respect to any of our units otherwise then in accordance with the Act and all other applicable legal and regulatory requirements.

Notice to Residents of France

The units are being issued and sold outside the Republic of France and that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any units to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be distributed to the public in the Republic of France this prospectus or any other offering material relating to the units, and that such offers, sales and distributions have been and will be made in the Republic of France only to qualified investors (investisseurs qualifiés) in accordance with Article L.411-2 of the Monetary and Financial Code and decrét no. 98-880 dated October 1, 1998.

Notice to Residents of the Netherlands

Our units may not be offered, sold, transferred or delivered in or from the Netherlands as part of their initial distribution or at any time thereafter, directly or indirectly, other than to, individuals or legal entities situated in The Netherlands who or which trade or invest in securities in the conduct of a business or profession (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, collective investment institutions, central governments, large international and supranational organizations, other institutional investors and other parties, including treasury departments of commercial enterprises, which as an ancillary activity regularly invest in securities; hereinafter, “Professional Investors”); provided that in the offer, prospectus and in any other documents or advertisements in which a forthcoming offering of our units is publicly announced (whether electronically or otherwise) in The Netherlands it is stated that such offer is and will be exclusively made to such Professional Investors. Individual or legal entities who are not Professional Investors may not participate in the offering of our units, and this prospectus or any other offering material relating to our units may not be considered an offer or the prospect of an offer to sell or exchange our units.

Notice to Prospective Investors in Switzerland

The units may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the units or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the company, the units have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of units will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of units has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of units.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the units offered should conduct their own due diligence on the units. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Canadian Residents

Resale Restrictions

The distribution of units in Canada is being made on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the units in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing units in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•        the purchaser is entitled under applicable provincial securities laws to purchase the units without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45 — 106 — Prospectus Exemptions or Section 73.3 of the Securities Act (Ontario), as applicable;

•        is a “permitted client” as defined in National Instrument 31 — 103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations;

•        where required by law, the purchaser is purchasing as principal and not as agent; and

•        the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that the underwriter is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of units should consult their own legal and tax advisors with respect to the tax consequences of an investment in the units in their particular circumstances and about the eligibility of the units for investment by the purchaser under relevant Canadian legislation.

Legal matters

Davidoff Hutcher & Citron, LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus with respect to units and warrants and rights. Ogier (Cayman) LLP will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. In connection with this offering, Sichenzia Ross Ference Carmel LLP, New York, New York, is acting as counsel to the underwriters.

Experts

The financial statements of JAB Acquisition Corp I as of March 24, 2026 and for the period from March 10, 2026 (inception) through March 24, 2026 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where you can find additional information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon the effectiveness of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

JAB ACQUISITION CORP I

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
JAB Acquisition Corp. I

Opinion on the Financial Statements

We have audited the accompanying balance sheet of JAB Acquisition Corp. I (the “Company”) as of March 24, 2026, and the related statements of operations, changes in shareholder’s equity, and cash flows for the period from March 10, 2026 (inception) through March 24, 2026, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 24, 2026, and the results of its operations and its cash flows for the period from March 10, 2026 (inception) through March 24, 2026, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company expects to continue to incur significant costs in pursuit of its financing and acquisition plans that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2026.

Houston, Texas

May 18, 2026

JAB ACQUISITION CORP I
BALANCE SHEET

March 24, 2026
ASSETS
Current Assets:
Prepaid expense	$50,230
Total Current Assets	$50,230

LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities:
Promissory note – related party	$48,895
Total Current Liabilities	48,895

Commitments and contingencies (Note 6)

Shareholder’s Equity:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding
Class A ordinary shares, $0.0001 par value, 500,000,000 shares authorized, none issued and outstanding
Class B ordinary shares, $0.0001 par value, 50,000,000 shares authorized, 9,857,143 shares issued and outstanding(1)	986
Additional paid-in capital	24,014
Accumulated deficit	(23,665)
Total Shareholder’s Equity	1,335
Total Liabilities and Shareholder’s Equity	$50,230

____________

(1)      Includes an aggregate of 1,285,714 Class B ordinary shares subject to forfeiture to the extent that the underwriters’ the over-allotment option is not exercised in full or in part (see Note 5 and 6).

The accompanying notes are an integral part of these financial statements.

JAB ACQUISITION CORP I
STATEMENT OF OPERATIONS

For the period from March 10, 2026 (inception) through March 24, 2026
Formation and operating expenses	$23,665
TOTAL EXPENSES	23,665

Net loss	$(23,665)

Weighted average shares outstanding basic and diluted(1)	3,061,225
Basic and diluted net loss per Class B ordinary share	$(0.01)

____________

(1)      Excludes an aggregate of 1,285,714 Class B ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part (see Note 5 and 6).

The accompanying notes are an integral part of these financial statements.

JAB ACQUISITION CORP I
STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY
FOR THE PERIOD FROM MARCH 10, 2026 (INCEPTION) THROUGH
MARCH 24, 2026

	Class B Ordinary Shares		Additional Paid-In Capital	Accumulated Deficit	Shareholder’s Equity
	Shares	Amount
Balance, March 10, 2026 (inception)	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor(1)	9,857,143	986	24,014	—	25,000
Net loss	—	—	—	(23,665)	(23,665)
Balance, March 24, 2026	9,857,143	$986	$24,014	$(23,665)	$1,335

____________

(1)      Includes an aggregate of 1,285,714 Class B ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part (see Note 5 and 6).

The accompanying notes are an integral part of these financial statements.

JAB ACQUISITION CORP I
STATEMENT OF CASH FLOWS

For the Period From March 10, 2026 (inception) through March 24, 2026
Cash Flows From Operating Activities:
Net loss	$(23,665)
Adjustments to reconcile net loss to net cash provided by operating activities:
Payment of operating expenses through Promissory Note – related party	10,145
Changes in operating assets and liabilities:
Prepaid expense	13,520
Net Cash Provided By Operating Activities	—

Net change in cash	—
Cash at beginning of period	—
Cash at end of period	$—

Supplemental Schedule of Non-Cash Financing Activities:
Prepaid included in Promissory Note – related party	$38,750
Prepaid expenses paid by Sponsor in exchange for issuance of Class B ordinary shares	$25,000

The accompanying notes are an integral part of these financial statements.

JAB ACQUISITION CORP I
Notes to Financial Statements

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS AND GOING CONCERN

JAB Acquisition Corp I (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on March 10, 2026. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, however, it intends to focus our search on high potential businesses based in the United States. The Company is an early-stage and emerging growth company; and, as such, the Company is subject to all of the risks associated with early-stage and emerging growth companies.

As of March 24, 2026, the Company had not commenced any operations. All activity for the period from March 10, 2026 (inception) through March 24, 2026, related to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of an initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed initial public offering of 15,000,000 units at $10.00 per unit (or 17,250,000 units if the underwriters’ over-allotment option is exercised in full) (the “Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”) which is discussed in Note 3 (the “Proposed Public Offering”) and the sale of 260,000 private placement Units (whether or not the over-allotment option is exercised) (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to the Company’s sponsor, JAB Acquisition Sponsor I, LLC (the “Sponsor”), that will close simultaneously with the Proposed Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding the amount of deferred underwriting commissions and Permitted Withdrawals on the interest income earned on the funds held in the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering, management has agreed that $10.00 per Unit sold in the Proposed Public Offering, including proceeds of the sale of the Private Placement Warrants, will be held in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company will provide the holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest then in the Trust Account), net of funds withdrawn to pay taxes, if any, and up to $100,000 of interest to pay dissolution expenses. (“Permitted Withdrawals”). There will be no redemption rights upon the completion of a Business Combination with

JAB ACQUISITION CORP I
Notes to Financial Statements

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS AND GOING CONCERN (cont.)

respect to the Private Placement Warrants. The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

If the Company seeks shareholder approval of the Business Combination, the Company will proceed with a Business Combination only if the Company receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires a resolution be passed by a majority of the holders of the Class A ordinary shares, par value $0.0001 (the “Class A ordinary shares”) and the Class B ordinary shares, par value $0.0001 (the “Class B ordinary shares,” and together with the Class A ordinary shares, the “ordinary shares”) as, being entitled to do so, vote in person or by proxy at a general meeting of the Company, or such other vote as required by law or stock exchange rule. If a shareholder vote is not required under applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its amended and restated memorandum and articles of association (the “Articles”), conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Proposed Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination and waive its redemption rights with respect to any such shares in connection with a shareholder vote to approve a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, the Articles provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholder’s rights or pre-initial business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment.

If the Company has not completed a Business Combination within 12 months from the closing of the Proposed Public Offering (the “Combination Period”) may extend the initial 12-month time period to consummate a Business Combination for no more than two (2) three-month periods by depositing an additional $0.010 per share for each three-month period into the Trust Fund. If the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to pay the Permitted Withdrawals, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the

JAB ACQUISITION CORP I
Notes to Financial Statements

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS AND GOING CONCERN (cont.)

requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants or the Company’s rights, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares it will receive if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares in or after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive its rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, if any, , provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has it independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations, and we believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that the Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for the Company’s initial Business Combination and redemptions could be reduced to less than $10.00 per Public Share. In such event, the Company may not be able to complete its initial Business Combination, and the Public Shareholders would receive such lesser amount per share in connection with any redemption of their Public Shares. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Going Concern Considerations

As of March 24, 2026, the Company had cash of $0 and working capital of $1,335. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued.

Management plans to address this uncertainty through the Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

Various social and political circumstances in the U.S. and around the world (including wars and other forms of conflict, including rising trade tensions between the United States and China, and other uncertainties regarding actual and potential shifts in the U.S. and foreign, trade, economic and other policies with other countries, terrorist acts,

JAB ACQUISITION CORP I
Notes to Financial Statements

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS AND GOING CONCERN (cont.)

security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics), may contribute to increased market volatility and economic uncertainties or deterioration in the U.S. and worldwide. Specifically, the rising conflict between Russia and Ukraine, and the rising conflicts in the Middle East, and resulting market volatility could adversely affect the Company’s ability to complete a business combination. In response to the conflict between Russia and Ukraine, the U.S. and other countries have imposed sanctions or other restrictive actions against Russia. Any of the above factors, including sanctions, export controls, tariffs, trade wars and other governmental actions, could have a material adverse effect on the Company’s ability to complete a Business Combination and the value of the Company’s securities. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. Dollars and in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

JAB ACQUISITION CORP I
Notes to Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash or cash equivalents as of March 24, 2026.

Deferred Offering Costs

The Company complies with the requirements of the ASC Topic 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering” and Topic 5T — “Accounting for Expenses or Liabilities Paid by Principal Stockholder(s).”

Deferred offering costs consist of costs incurred in connection with preparation for the Proposed Public Offering, which include professional and registration fees incurred. Deferred offering costs, together with the underwriting discounts and commissions, will be allocated to the separable financial instruments issued in the Proposed Public Offering based on a relative fair value basis, compared to total proceeds received. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses incurred, will be charged to operations. The Company applies this guidance to allocate Proposed Public Offering proceeds from the Units between Class A ordinary shares, Warrants and Rights, using the residual method by allocating Proposed Public Offering proceeds first to assigned value of the Warrants and Rights and then to the Class A ordinary shares. Offering costs allocated to the Class A ordinary shares (i.e., Public Shares) will be charged to temporary equity and offering costs allocated to the Public Warrants, Public Rights and Private Placement Units will be charged to shareholder’s equity as the Public Warrants, Public Rights, Private Placement Warrants and Private Placement Rights, after management’s evaluation, will be accounted for under equity treatment (as well as the Private Placement Shares). Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of March 24, 2026, the Company had deferred offering costs of $0.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC Topic 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 24, 2026. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.

Net Loss per Ordinary Share

Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 1,285,714 Class B ordinary shares held by the Sponsor that are subject to forfeiture depending on the extent to which the over-allotment option is exercised by the underwriters (see Note 5 and 6). As of March 24,

JAB ACQUISITION CORP I
Notes to Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

2026, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature. As of March 24, 2026, there were no assets or liabilities that qualify as financial instruments.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statement of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The underwriters’ over-allotment option is deemed to be a freestanding instrument indexed to the contingently redeemable shares and will be accounted for as a liability pursuant to ASC Topic 480 if not fully exercised at the time of the Proposed Public Offering.

Warrant Instruments

The Company accounts for the Public Warrants issued in connection with the Proposed Public Offering and the Private Placement Warrants in accordance with the guidance contained in the Financial Accounting Standards Board (“FASB”) ASC Topic 815, “Derivatives and Hedging.” Under ASC Topic 815-40, the Public Warrants (as defined below) and the Private Placement Warrants meet the criteria for equity treatment and as such will be recorded in shareholder’s equity. If the Public Warrants and Private Placement Warrants no longer meet the criteria for equity treatment, they will be recorded as a liability and remeasured each period with changes recorded in the statement of operations. There were no warrants outstanding as of March 24, 2026.

JAB ACQUISITION CORP I
Notes to Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Rights

The Company will account for the Public Rights and Private Placement Rights (as defined in Notes 3 and 4) to be issued in connection with the Proposed Public Offering and the Private Placement, in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging”. Under ASC Topic 815-40, the Public Rights (as defined below) and the Private Placement Rights meet the criteria for equity treatment and as such will be recorded in shareholder’s equity. If the Public Rights and Private Placement Rights no longer meet the criteria for equity treatment, they will be recorded as a liability and remeasured each period with changes recorded in the statement of operations. There were no Public Rights or Private Placement Rights outstanding as of March 24, 2026.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 15,000,000 Units (or 17,250,000 Units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one Class A ordinary share, one redeemable warrant (“Public Warrant”) and one right to receive one-fourth (1/4th) of one Class A ordinary share (“Right’). Each Public Warrant will entitle the holder to purchase one Class A ordinary share at a price of $11.50 per full share, subject to adjustment No fractional rights will be issued upon separation of the Units and only whole rights will trade. (see Note 7).

NOTE 4 — PRIVATE PLACEMENT

The Sponsor has committed to purchase an aggregate of 260,000 Private Placement Units (whether or not the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per Private Placement Unit from the Company in a private placement that will occur simultaneously with the closing of the Proposed Offering. The proceeds from the sale of the Private Placement Units will be added to the net proceeds from the Proposed Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Units will expire worthless. Each Unit will consist of one Class A ordinary share, one redeemable warrant (“Private Warrant”) and one right to receive one-fourth (1/4th) of one Class A ordinary share upon the consummation of an initial business combination (“Right”). Each Private Warrant will entitle the holder to purchase one Class A ordinary share at a price of $11.50 per full share, subject to adjustment (see Note 7). The Private Placement Units (including the Class A ordinary shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of an initial Business Combination, subject to certain exceptions.

NOTE 5 — RELATED PARTIES

Founder Shares

On March 19, 2026 the Sponsor received 9,857,143 of the Company’s Class B ordinary shares (the “Founder Shares”) in exchange for a payment of $25,000 to a vendor.

Up to 1,285,714 Founder Shares held by the Sponsor are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ over-allotment option is exercised, so that the number of Founder Shares will collectively represent approximately 35% of the Company’s issued and outstanding shares upon the completion of the Proposed Public Offering.

JAB ACQUISITION CORP I
Notes to Financial Statements

NOTE 5 — RELATED PARTIES (cont.)

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell 90% of the Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $11.50 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property; provided that, for the avoidance of doubt, 10% of the Founder Shares shall not be subject to such restrictions.

General and Administrative Services

The Company intends to enter into an agreement, commencing on the first date on which the Company’s securities are listed on Nasdaq, to pay the Sponsor or an affiliate thereof a monthly fee of $10,000 for office space, utilities and secretarial and administrative support.

Unsecured Promissory Note

The Sponsor has agreed to loan the Company up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of the Proposed Public Offering. These loans are non-interest bearing, unsecured and are due on the earlier of September 19, 2027, or the consummation of the Proposed Public Offering. As of March 24, 2026, there was $48,895 outstanding under such promissory note.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $600,000 of the notes may be converted into private placement units of the post-business combination entity at the price of $10.00 per private placement unit. Such units would be identical to the Private Placement Units. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans. As of March 24, 2026, there was no amount outstanding under the Working Capital Loans.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A ordinary shares). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

JAB ACQUISITION CORP I
Notes to Financial Statements

NOTE 6 — COMMITMENTS AND CONTINGENCIES (cont.)

Underwriting Agreement

The Company granted the underwriter a 45-day option to purchase up to an additional 2,250,000 Units at the Initial Public Offering price to cover over-allotments, if any. Each Unit consists of one Ordinary Share, one redeemable warrant and one right to receive one-fourth (1/4th) of one Class A ordinary share upon the consummation of an initial business combination. Each warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment.

The underwriter will be entitled to a fixed cash underwriting discount of $1,000,000 in the aggregate, payable upon the closing of the Proposed Public Offering.

The underwriter will be entitled to 1,000,000 Class A ordinary shares issuable upon the closing of the Proposed Public Offering.

The underwriter will be entitled to a deferred underwriting commission of 7% of the Proposed Public Offering proceeds, subject to a maximum of $3 million and subject to adjustment for redemptions, upon the closing of the Proposed Public Offering. The deferred underwriting commission is payable upon the consummation of the initial Business Combination.

NOTE 7 — SHAREHOLDER’S EQUITY

Preferred Shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of March 24, 2026, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. As of March 24, 2026 there were no Class A ordinary shares issued or outstanding.

Class B Ordinary Shares — The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of Class B ordinary shares are entitled to one vote for each share. As of March 24, 2026, there were 9,857,143 Class B ordinary shares issued and outstanding, up to 1,285,714 of which are subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. Only holders of the Class B ordinary shares will have the right to vote on the appointment of directors prior to the Business Combination. Holders of ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders except as otherwise required by law. In connection with the Company’s initial Business Combination, it may enter into a shareholders agreement or other arrangements with the shareholders of the target or other investors to provide for voting or other corporate governance arrangements that differ from those in effect upon completion of this offering.

The Founder Shares are designated as Class B ordinary shares and will automatically convert at a ratio of one-for-one into Class A ordinary shares (which such Class A ordinary shares delivered upon conversion will not have redemption rights or be entitled to liquidating distributions from the Trust Account if the Company does not consummate an initial Business Combination) at the time of the Company’s initial Business Combination.

Rights — Except in cases where the Company is not the surviving company in a Business Combination, each holder of a right will automatically receive one-fourth (1/4) of one Class A ordinary share upon consummation of the initial Business Combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will be rounded down to the nearest whole share.

NOTE 8 — WARRANTS

There were no warrants outstanding as of March 24, 2026. Public Warrants may only be exercised for a whole number of shares. The Public Warrants will become exercisable on the later of (a) the completion of a our initial business combination or (b) 12 months from the closing of this offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

JAB ACQUISITION CORP I
Notes to Financial Statements

NOTE 8 — WARRANTS (cont.)

The Company will not be obligated to deliver any Class A ordinary share pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed. Notwithstanding the above, if the Class A ordinary share is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants When the Price per Class A ordinary share Equals or Exceeds $18.00 — Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per Public Warrant;

•        upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period to each warrant holder; and

•        if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganization, recapitalizations and the like) for any 10 trading days within a 20-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the warrants for redemption as described in this paragraph, its management will have the option to require any holder that wishes to exercise their warrant following the notice of redemption to do so on a cashless basis. In the case of such a cashless exercise, each holder would pay the exercise price by surrendering the Public Warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” less the exercise price of the warrants by (y) the fair market value. The “fair market value” as used in the preceding sentence shall mean the volume weighted average price of the Class A ordinary shares for the 10 trading days ending on the trading day prior to the date on which the notice of redemption is sent to the holders of the public warrants. If its management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case.

The Company has established the $18.00 per share (as adjusted) redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the public warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Public Warrants, each

JAB ACQUISITION CORP I
Notes to Financial Statements

NOTE 8 — WARRANTS (cont.)

Public Warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price, as well as the $11.50 Public Warrant exercise price after the redemption notice is issued.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of its initial business combination at less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by its board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or its affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of its initial Business Combination on the date of the completion of its initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A ordinary shares during the 20 day trading period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions.

NOTE 9 — SEGMENT INFORMATION

ASC Topic 280, Segment Reporting, establishes standards for companies to report, in their financial statements, information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reporting segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews key metrics included in net income or loss and total assets.

Formation and operating expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination or similar transaction within the business combination period. The CODM also reviews formation and operating expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. Formation and operating expenses, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

All other segment items included in net loss are reported on the statement of operations and described within their respective disclosures.

JAB ACQUISITION CORP I
Notes to Financial Statements

NOTE 10 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date and through May 18, 2026 the date that the financial statements were issued. Based upon this review, except as noted below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On May 6, 2026, the Company changed the terms of the Proposed Public Offering as follows:

1)      Changed the composition of the unit from one Class A ordinary share plus one-half of one redeemable warrant to consist of one Class A ordinary share, one redeemable warrant and one right to receive one-fourth of one Class A ordinary share upon the consummation of an initial Business Combination.

2)      Changed the terms to extend the period to consummate the Business Combination to no more than two (2) three-month periods by depositing an additional $0.010 per share for each three-month period into the Trust Fund.

3)      Changed the underwriters deferred commission to include a maximum amount of $3,000,000.

15,000,000 Units

JAB Acquisition Corp I

______________________

PRELIMINARY PROSPECTUS

        , 2026

______________________

Sole Book-Running Manager

D. Boral Capital

Until          , 2026 (25 days after the date of this prospectus), all dealers that buy, sell or trade our units, Class A ordinary shares or public warrants, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information not required in prospectus

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement will be as follows:

Payment to underwriter	$1,000,000
Legal fees and expenses	200,000
Underwriter’s legal fees and expenses	200,000
Financial Consultant	30,000
Printing and engraving expenses	15,000
Auditor fees	80,000
Financial Consultant	30,000
SEC/FINRA expenses	50,000
Nasdaq listing fees	80,000
Total	$1,655,000

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide that our officers and directors (each an “Indemnified Person”) will, to the fullest extent permitted by law, be indemnified out of the assets of the company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default. No Indemnified Person shall be liable to the company for any loss or damage incurred by the company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful neglect or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud, wilful neglect or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect. Our amended and restated memorandum and articles of association will expressly provide that each shareholder of the company specifically agrees to waive any claim or right of action such shareholder might have, whether individually or by, or in, the right of the company, against any director or officer in connection with new or competing merger bids or proposals which are proffered to the board at any time after the execution of a definitive agreement concerning a business combination provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty in relation to the company which may attach to such director or officer.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

On March, 19 2026, our sponsor purchased, and the Company issued to the sponsor, 9,857,143 Class B ordinary shares for an aggregate purchase price of $25,000, of which 1,285,714 Class B ordinary shares are subject to forfeiture in the event the over-allotment option is not exercised. The sponsor is deemed to have purchased the founder shares for $0.002 per share. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 28,107,143 units if the underwriters’ over-allotment option is exercised in full and therefore that such founder shares would represent approximately 35.0% of the outstanding shares after this offering (not including the Class A ordinary shares that are included within the private units). Up to 1,285,714 of these shares will be surrendered for no consideration depending on the extent to which the underwriters’ over-allotment is exercised.

Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D. Each of the equity holders in our sponsor is an accredited investor under Rule 501 of Regulation D. The sole business of our sponsor is to act as the company’s sponsor in connection with this offering.

Our sponsor has committed, pursuant to a written agreement, to purchase from us an aggregate of 260,000 private units (whether or not the over-allotment option is exercised) at $10.00 per unit, for an aggregate purchase price of $2,600,000. The private units will also be worthless if we do not complete our initial business combination. This purchase will take place on a private placement basis simultaneously with the completion of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Index

Exhibit	Description
1.1	Form of Underwriting Agreement
3.1	Articles of Association
3.2	Amended and Restated Memorandum and Articles of Association*
4.1	Specimen Unit Certificate
4.2	Specimen Class A Ordinary Share Certificate
4.3	Specimen Warrant Certificate
4.4	Form of Warrant Agreement between Continental Stock Transfer& Trust and the Registrant
5.1	Opinion of Davidoff Hutcher & Citron LLP*
5.2	Opinion of Ogier, Cayman Islands Legal Counsel to the Registrant*
10.1	Form of Letter Agreement among the Registrant, sponsor and its officers and directors
10.2	Form of Private Placement Agreement among the Registrant and D. Boral Capital LLC*
10.3	Form of Investment Management Trust Agreement between Citibank Agency & Trust and the Registrant
10.4	Form of Registration Rights Agreement between the Registrant and certain shareholders
10.5	Securities Subscription Agreement, dated March 19, 2026, as amended, between the Registrant and the Sponsor
10.6	Form of Private Placement Units Purchase Agreement between the Registrant and the Sponsor
10.7	Form of Indemnity Agreement
10.8	Form of Administrative Services Agreement by and between the Registrant and the Sponsor
10.9	Promissory Note, dated March 19, 2026, issued to the Sponsor
14	Form of Code of Ethics*
23.1	Consent of MaloneBailey, LLP
23.2	Consent of Davidoff Hutcher & Citron LLP (included in Exhibit 5.1)*
23.3	Consent of Ogier (included in Exhibit 5.2)*

Exhibit	Description
24	Power of Attorney (included on signature page of the initial filing of this Registration Statement)
99.1	Form of Audit Committee Charter*
99.2	Form of Compensation Committee Charter*
99.3	Form of Nominating and Corporate Governance Committee Charter*
99.4	Consent of Kyle Miller to be named as director nominee
99.5	Consent of David Pfeffer to be named as director nominee
99.6	Consent of Luisa Ingargiola to be named as director nominee
99.7	Form of Clawback Policy*
107	Filing Fee Table

____________

*        To be filed by amendment.

Item 17. Undertakings.

(a)     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)     The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    For the purpose of determining liability under the Securities Act of 1933 of any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)    For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the registrant is relying on Rule 430B:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 19th day of May, 2026.

JAB Acquisition Corp I
By:	/s/ Joshua Jagid
Name:	Joshua Jagid
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua Jagid, as his/her true and lawful attorneys-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including pre-and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre-or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Joshua Jagid	Chief Executive Officer and Director	May 19, 2026
Joshua Jagid	(Principal executive officer)
/s/ Jack Bressman	Chief Operating Officer, Interim Chief Financial Officer and Director	May 19, 2026
Jack Bressman	(Principal financial officer)

Authorized representative

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this amended registration statement, solely in its capacity as the duly authorized representative of JAB Acquisition Corp I, in New York, New York, on the 19th day of May, 2026.

By:	/s/ Joshua Jagid
Name:	Joshua Jagid
Title:	Chief Executive Officer